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                          FUNDING AGENTS' DISBURSEMENT
                          AND ADMINISTRATION AGREEMENT

                                      among

                             LAS VEGAS SANDS, INC.,

                          VENETIAN CASINO RESORT, LLC,

                                       and

                    GRAND CANAL SHOPS MALL CONSTRUCTION, LLC,
                      jointly and severally as the Company,

                            THE BANK OF NOVA SCOTIA,
                               as the Bank Agent,

                        FIRST TRUST NATIONAL ASSOCIATION,
                    as the Mortgage Notes Indenture Trustee,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                           as the Interim Mall Lender,

                         ATLANTIC-PACIFIC LAS VEGAS, LLC
                              as the HVAC Provider,

                                       and

                            THE BANK OF NOVA SCOTIA,
                            as the Disbursement Agent

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

                                TABLE OF CONTENTS

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                                                                          ----

ARTICLE 1 - DEFINITIONS; RULES OF INTERPRETATION.............................3
      1.1   Definitions......................................................3
      1.2   Rules of Interpretation..........................................3
      1.3   Conflict with a Facility Agreement...............................3

ARTICLE 2 - FUNDING..........................................................3
      2.1   Representations Regarding Project Status.........................3
      2.2   Availability of Advances.........................................3
      2.3   Accounts.........................................................5
      2.4   HVAC Letters of Credit...........................................9
      2.5   Mechanics for Obtaining Advances................................11
      2.6   Allocation of Advances..........................................15
      2.7   Disbursements...................................................17
      2.8   Payments of Interest and Fees...................................18
      2.9   Advances Under the Bank Credit Facility.........................19
      2.10  Mall Release Date Funding Procedures............................19
      2.11  Completion Date Procedures......................................21
      2.12  Final Completion Procedures.....................................22
      2.13  No Approval of Work.............................................22
      2.14  Security........................................................22

ARTICLE 3 - CONDITIONS PRECEDENT TO THE INITIAL ADVANCE AND
            SUBSEQUENT ADVANCES.............................................22
      3.1   Conditions Precedent to the Initial Advance.....................22
      3.2   Conditions Precedent to Subsequent Advances.....................31
      3.3   No Waiver or Estoppel...........................................36

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES..................................36
      4.1   Organization....................................................36
      4.2   Authorization; No Conflict......................................36
      4.3   Legality, Validity and Enforceability...........................37
      4.4   Compliance with Law, Permits and Operative Documents............37
      4.5   Permits.........................................................37
      4.6   Litigation......................................................37
      4.7   Financial Statements............................................37
      4.8   Security Interests..............................................38
      4.9   Existing Defaults...............................................39
      4.10  Taxes...........................................................39
      4.11  Contingent Liabilities..........................................39
      4.12  Business, Debt, Contracts, Etc..................................39
      4.13  Representations and Warranties..................................40
      4.14  Environmental Laws..............................................40

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      4.15  Utilities.......................................................40
      4.16  In Balance Requirement..........................................41
      4.17  Sufficiency of Interests and Project Documents..................41
      4.18  Intellectual Property...........................................41
      4.19  Project Budget; Summary Anticipated Cost Report.................42
      4.20  Fees and Enforcement............................................43
      4.21  ERISA...........................................................43
      4.22  Subsidiaries and Beneficial Interest............................43
      4.23  Labor Disputes and Acts of God..................................43
      4.24  Liens...........................................................43
      4.25  Title...........................................................44
      4.26  Investment Company Act..........................................44
      4.27  Project Schedule................................................44
      4.28  Proper Subdivision..............................................44
      4.29  Offices, Location of Collateral.................................44
      4.30  Regulation U, Etc...............................................44
      4.31  Governmental Regulation.........................................44

ARTICLE 5 - AFFIRMATIVE COVENANTS...........................................45
      5.1   Use of Proceeds; Repayment of Indebtedness......................45
      5.2   Existence, Conduct of Business, Properties, Etc.................46
      5.3   Diligent Construction of the Project............................46
      5.4   Compliance with Legal Requirements..............................46
      5.5   Books, Records, Access..........................................46
      5.6   Financial Statements............................................47
      5.7   Reports; Cooperation............................................47
      5.8   Notices.........................................................48
      5.9   Company Equity..................................................49
      5.10  Indemnification; Costs and Expenses.............................49
      5.11  Project Documents and Permits...................................49
      5.12  Security Interest in Newly Acquired Property....................49
      5.13  Plans and Specifications........................................50
      5.14  Construction Consultant.........................................50
      5.15  Proper Legal Forms..............................................50
      5.16  Preserving the Project Security.................................50
      5.17  Management Letters..............................................53
      5.18  Governmental and Environmental Reports..........................53
      5.19  Insurance.......................................................54
      5.20  Application of Insurance and Condemnation Proceeds..............54
      5.21  Buffer Zone Encroachments.......................................54
      5.22  Compliance with Material Project Documents......................54
      5.23  Title Insurer Escrow Agreement..................................55
      5.24  Billboard Lease Space and Mall Space............................55
      5.25  Utility Easement Modifications..................................55

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ARTICLE 6 - NEGATIVE COVENANTS..............................................55
      6.1   Waiver, Modification and Amendment..............................55
      6.2   Construction Management Agreement; Completion; Drawings.........57
      6.3   Amendment to Operative Documents................................58
      6.4   Project Budget and Project Schedule Amendment...................58
      6.5   Hazardous Substances............................................60
      6.6   No Other Powers of Attorney.....................................60
      6.7   Opening.........................................................60
      6.8   Reduction of Commitments........................................60

ARTICLE 7 - EVENTS OF DEFAULT...............................................61
      7.1   Events of Default...............................................61
      7.2   Remedies........................................................64

ARTICLE 8 - CONSULTANTS AND REPORTS.........................................65
      8.1   Removal and Fees................................................65
      8.2   Duties..........................................................65
      8.3   Acts of Disbursement Agent......................................65

ARTICLE 9 - THE DISBURSEMENT AGENT..........................................65
      9.1   Appointment and Acceptance......................................65
      9.2   Duties and Liabilities of the Disbursement Agent Generally......65
      9.3   Particular Duties and Liabilities of the Disbursement Agent.....67
      9.4   Segregation of Funds and Property Interest......................68
      9.5   Compensation and Reimbursement of the Disbursement Agent........68
      9.6   Qualification of the Disbursement Agent.........................69
      9.7   Resignation and Removal of the Disbursement Agent...............69
      9.8   Merger or Consolidation of the Disbursement Agent...............69
      9.9   Statements; Information.........................................70
      9.10  Limitation of Liability.........................................70

ARTICLE 10 - SAFEKEEPING OF ACCOUNTS........................................71
      10.1  Application of Funds in Accounts................................71
      10.2  Event of Default................................................71
      10.3  Liens...........................................................71
      10.4  Perfection......................................................71
      10.5  Mortgage Notes Proceeds Account.................................72
      10.6  Bank Proceeds Account...........................................72

ARTICLE 11 - MISCELLANEOUS..................................................72
      11.1  Addresses.......................................................72
      11.2  Further Assurances..............................................74
      11.3  Delay and Waiver................................................74


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                                                                          Page
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      11.4  Additional Security; Right to Set-Off...........................74
      11.5  Entire Agreement................................................74
      11.6  Governing Law...................................................74
      11.7  Severability....................................................75
      11.8  Headings........................................................75
      11.9  Limitation on Liability.........................................75
      11.10 Waiver of Jury Trial............................................75
      11.11 Consent to Jurisdiction.........................................75
      11.12 Successors and Assigns..........................................75
      11.13 Reinstatement...................................................76
      11.14 No Partnership; Etc.............................................76
      11.15 Costs and Expenses..............................................76
      11.16 Agreements Among Funding Agents and Other Secured Parties.......78
      11.17 Counterparts....................................................79
      11.18 Intercreditor Agreement.........................................79
      11.19 Confidentiality.................................................79
      11.20 Certain Agreements Relating to the Mall.........................80
      11.21 Termination.....................................................80


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

                                    EXHIBITS

Exhibit A      Definitions
Exhibit B-1    The Company's Closing Certificate
Exhibit B-2    Construction Consultant's Closing Certificate
Exhibit B-3    Insurance Advisor's Closing Certificate
Exhibit B-4    Company's Insurance Broker's Closing Certificate
Exhibit C-1    Advance Request and Certificate
Exhibit C-2    Construction Consultant's Certificate
Exhibit D      Notice of Funding Request
Exhibit E      Project Budget/Schedule Amendment Certificate
Exhibit F      Additional Contract Certificate
Exhibit G      Contract Amendment Certificate
Exhibit H      Project Budget
Exhibit H-1    Summary Anticipated Cost Report
Exhibit H-2    Element Specific Anticipated Cost Report
Exhibit I      Project Schedule
Exhibit J      Construction Benchmark Schedule
Exhibit K-1    Pre-Opening Expenses
Exhibit K-2    Issuance Fees and Expenses
Exhibit L-1    Form of Six Month Certificate
Exhibit L-2    Form of Eight Month Certificate
Exhibit M      Schedule of Permits
Exhibit N-1    VCR Permitted Encumbrances
Exhibit N-2    GCCLLC Permitted Encumbrances
Exhibit O      Insurance Requirements
Exhibit P      Schedule of Security Filings
Exhibit Q      Opinion List
Exhibit R-1    Litigation Disclosure
Exhibit R-2    Violations Disclosure
Exhibit R-3    Labor Disputes Disclosure
Exhibit S      Form of Consent to Assignment
Exhibit T-1    Description of the Project
Exhibit T-2    Description of the HVAC Component
Exhibit T-3    Description of Equipment Component
Exhibit T-4    Description of the Site
Exhibit T-5    Description of the Phase II Land
Exhibit T-6    Description of the Mall
Exhibit T-7    Description of the Mall Space
Exhibit T-8    Description of the Hotel/Casino Space
Exhibit T-9    Description of the Buffer Zone Space
Exhibit T-10   List of Plans and Specifications
Exhibit U      List of Project Documents
Exhibit V-1    Form of Grant Deed


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

Exhibit V-2    Form of Assignment of Lease
Exhibit W-1    Form of Company's Completion Certificate
Exhibit W-2    Form of Construction Consultant's Completion Certificate
Exhibit W-3    Form of Company's Mall Release Certificate
Exhibit W-4    Form of Construction Consultant's Mall Release Certificate
Exhibit W-5    Form of Project Architect's Mall Release Certificate
Exhibit W-6    Form of Company's Opening Date Certificate
Exhibit W-7    Form of Construction Consultant's Opening Date Certificate
Exhibit W-8    Form of Company's Final Completion Certificate
Exhibit W-9    Form of Construction Consultant's Final Completion Certificate
Exhibit X      Safe Harbor Scope Changes
Exhibit Y      Realized Savings Certificate

      THIS FUNDING AGENTS' DISBURSEMENT AND ADMINISTRATION AGREEMENT
(the "Agreement"), dated as of November 14, 1997, is entered into by and among LAS VEGAS SANDS, INC., a Nevada corporation ("LVSI"), VENETIAN CASINO RESORT, LLC, a Nevada limited liability company ("VCR"), GRAND CANAL SHOPS MALL CONSTRUCTION, LLC, a Delaware limited liability company ("GCCLLC" and, jointly and severally with VCR and LVSI, the "Company"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as the initial Bank Agent, FIRST TRUST NATIONAL ASSOCIATION, as the initial Mortgage Notes Indenture Trustee, GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (the "Interim Mall Lender"), ATLANTIC-PACIFIC LAS VEGAS, a Delaware limited liability company (the "HVAC Provider"), and THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as the initial Disbursement Agent.

                                   RECITALS

      A. The Project. The Company proposes to develop, construct and operate the Venetian Casino Resort, a large scale Venetian-themed hotel, casino, retail, meeting and entertainment complex, with related heating, ventilation and air conditioning and power station facilities, as part of the redevelopment of the site of the former Las Vegas Sands Hotel and Casino.

      B. Construction Management Agreement. VCR (as assignee of LVSI) and the Construction Manager are parties to the Construction Management Agreement pursuant to which the Construction Manager will, subject to certain conditions, limitations and exclusions, construct the Project on a guaranteed maximum price basis. The Construction Manager's obligations under the Construction Management Agreement are (a) directly guaranteed by the Direct Construction Guarantor as and to the extent provided in the Direct Construction Guaranty and (b) indirectly guaranteed by the Indirect Construction Guarantor as and to the extent provided in the Indirect Construction Guaranty.

      C. Bank Credit Agreement. Concurrently herewith, LVSI, VCR, the Bank Agent, Goldman Sachs Credit Partners L.P., as arranger, and the Bank Lenders have entered into the Bank Credit Agreement pursuant to which the Bank Lenders have agreed, subject to the terms thereof and hereof, to provide certain loans to LVSI and VCR, jointly and severally, in an aggregate amount not to exceed $170,000,000. Of such amount, subject to Section 2.2.3(b), $150,000,000 is intended to finance Project Costs, as more particularly described therein and herein. GCCLLC has, pursuant to the GCCLLC Bank Guaranty, guaranteed LVSI's and VCR's obligations under the Bank Credit Agreement.

      D. Interim Mall Credit Agreement. Concurrently herewith, LVSI, VCR, GCCLLC and the Interim Mall Lender have entered into the Interim Mall Credit Agreement pursuant to which the Interim Mall Lender has agreed, subject to the terms thereof and hereof, to provide certain loans to LVSI, GCCLLC and VCR, jointly and severally, in an aggregate amount not to exceed $140,000,000, to finance Project Costs, as more particularly described therein and herein.

      E. Mortgage Notes Indenture. Concurrently herewith, LVSI, VCR, certain guarantors signatory thereto (including GCCLLC) and the Mortgage Notes Indenture Trustee have entered into the Mortgage Notes Indenture pursuant to which LVSI and VCR will issue the Mortgage Notes in an aggregate principal amount equal to $425,000,000 to finance Project Costs, as more particularly described therein and herein.

      F. Subordinated Notes Indenture. Concurrently herewith, LVSI, VCR, certain guarantors signatory thereto (including GCCLLC) and the Subordinated Notes Indenture Trustee have entered into the Subordinated Notes Indenture pursuant to which LVSI and VCR will issue the Subordinated Notes in an aggregate face amount equal to $97,500,000, to finance Project Costs, as more particularly described therein and herein.

      G. HVAC Services Agreement. Concurrently herewith, VCR and the HVAC Provider have entered into the HVAC Services Agreement pursuant to which the HVAC Provider has agreed, subject to the terms thereof and hereof, to contribute up to $70,000,000 for the acquisition, construction, testing and installation of the HVAC Component. Pursuant to the HVAC Services Agreement, the HVAC Provider will own the HVAC Component and, upon completion of the HVAC Component, operate and maintain the HVAC Component to provide thermal energy (heating, air conditioning and other services) to the Hotel/Casino. Pursuant to HVAC services agreements entered into by the HVAC Provider with Interface Group-Nevada, Inc. and GCCLLC, the HVAC Provider will supply thermal energy (heating, air conditioning and other services) to the Sands Expo and Convention Center and the Mall. In addition, if certain conditions are met, as set forth in the HVAC Services Agreement, the HVAC Provider may enter into an HVAC services agreement to supply similar services to the Phase II Project.

      H. Intercreditor Agreement. Concurrently herewith, the Intercreditor Agent, the Bank Agent (acting on behalf of itself and the Bank Lenders), the Interim Mall Lender, the Mortgage Notes Indenture Trustee (acting on behalf of itself and the Mortgage Note Holders) and the Subordinated Notes Indenture Trustee (acting on behalf of itself and the Subordinated Note Holders) have entered into the Intercreditor Agreement pursuant to which the parties thereto have set forth certain intercreditor provisions, including the priority of the liens, the method of decision making for the Lenders, the arrangements applicable to actions in respect of approval rights and waivers, the limitations on rights of enforcement upon default and the application of proceeds upon enforcement.

      I. Adelson Completion Guaranty. Concurrently herewith, Adelson has executed in favor of the Bank Agent (acting on behalf of the Bank Lenders), the Interim Mall Lender and the Mortgage Notes Indenture Trustee (acting on behalf of the Mortgage Note Holders) the Adelson Completion Guaranty pursuant to which Adelson has agreed, subject to the terms and limitations thereof, to guaranty payment by the Company of certain Project Costs.

      J. Purpose. The parties are entering into this Agreement in order to set forth, among other things, (a) the mechanics for and allocation of the Company's requests for Advances under the various Facilities and from the Company's Funds Account, (b) the conditions precedent to the initial Advance and conditions precedent to subsequent Advances, (c) certain common representations, warranties and covenants of the Company in favor of the Funding Agents and the Lenders and
(d) the common events of default and remedies.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the Bank Agent, the Interim Mall Lender, the Mortgage Notes Indenture Trustee, the Disbursement Agent, the other Secured Parties and the HVAC Provider entering into the respective Facility Agreements and Financing Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                ARTICLE 1 - DEFINITIONS; RULES OF INTERPRETATION

      1.1 Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Agreement and its exhibits shall have the meanings given in Exhibit A hereto. To the extent such terms are defined by reference to the Financing Agreements, such terms shall continue to have their original definitions notwithstanding any termination, expiration or amendment of such agreements.

      1.2 Rules of Interpretation. Except as otherwise expressly provided herein, the rules of interpretation set forth in Exhibit A hereto shall apply to this Agreement.

      1.3 Conflict with a Facility Agreement. This Agreement and each of the Facility Agreements is being drafted concurrently and are each intended to cover the respective matters specifically set forth therein. In the case of any express conflict between the terms of this Agreement and the terms of any Facility Agreement, the terms of this Agreement shall control.

                               ARTICLE 2 - FUNDING

      2.1 Representations Regarding Project Status. The parties hereto acknowledge that construction of the Project commenced prior to the date hereof and that, in connection therewith, the Company has entered into certain Contracts, the Construction Manager has engaged certain Subcontractors, and the Company has incurred and paid for certain Project Costs. In order to account for such construction activity for purposes of the funding procedures and mechanics set forth herein, the Company has certified and made certain representations in the Company's Closing Certificate as to various facts pertaining to the status of the Project, including, without limitation, the work performed, the Contracts entered into and the Project Costs incurred to date. The Company has further represented that the Project Budget attached hereto as Exhibit H, the Summary Anticipated Cost Report attached hereto as Exhibit H-1 and the Project Schedule attached hereto as Exhibit I are true and accurate in all material respects as of the date hereof and incorporate and reflect the work performed and Project Costs incurred to date. Such certifications and representations of the Company have been confirmed by the Construction Consultant to the extent set forth in the Construction Consultant's Closing Certificate.

      2.2   Availability of Advances.

            2.2.1 Generally. Each of the Bank Lenders, the Interim Mall Lender, the Mortgage Notes Indenture Trustee and the HVAC Provider shall make or cause to be made Advances under its Facility to the Company in accordance with and pursuant to the terms of this Agreement and the respective Facility Agreement.

            2.2.2 Availability. Subject to the satisfaction of all conditions precedent listed in Article 3 and the other terms and provisions of this Agreement, Advances under the Facilities and from the Company's Funds Account shall be made during the Availability Period. Advances shall be made no more frequently than twice in any 30-day period; provided that (a) payments to the Construction Manager or any given Contractor or Subcontractor may not be made more frequently than once in any 30-day period and (b) the advances and transfers of funds contemplated in Section 2.10 and 2.11 shall be disregarded for purposes of this sentence.

            2.2.3 Approved Equipment Funding Commitments; Working Capital.

                  (a) Funding Mechanics for Equipment Component Costs. The parties hereto acknowledge that financing of the costs of acquisition and installation of the items comprising the Equipment Component will, subject to
Section 2.2.3(b) and Section 2.6.1(d) be made available to the Company through Approved Equipment Funding Commitments and that advances of funds under such commitments will not be made pursuant to this Agreement but, instead, will be made pursuant to separate agreements entered into between the Company and the providers of such financings. In order to account for such funding commitments for purposes of tracking the progress and status of the Project hereunder, including the amount of Available Funds from time to time, (i) it is contemplated that the providers of the Approved Equipment Funding Commitments will agree, pursuant to the Equipment Funding Providers' Intercreditor Agreements to, among other things, notify the Disbursement Agent from time to time of the amounts drawn and amounts available to be drawn under their respective commitments, (ii) the Company has represented that the Project Budget, Project Schedule and Plans and Specifications include and reflect the work to be performed in connection with the Equipment Component, (iii) the Advance Requests to be submitted by the Company hereunder require the Company to, among other things, certify as to the Project Costs incurred and work from time to time performed in connection with the Equipment Component, and (iv) the Construction Consultant has and will confirm the Company's certifications and representations to the extent set forth in the Construction Consultant's Closing Certificate and in the other certificates to be submitted by the Construction Consultant hereunder from time to time.

                  (b) Temporary Funding of Equipment Component Costs. The parties further acknowledge that certain Approved Equipment Funding Commitments require that the Project be no more than eight months from satisfying the Opening Conditions before any advances may be made thereunder. In addition, certain Approved Equipment Funding Commitments provide that the Company may not obtain draws thereunder until delivery to the site of the Equipment Component items financed thereby. In order to fund costs related to the Equipment Component until draws are permitted under such Approved Equipment Funding Commitments, the Company may (i) make draws on the Bank Revolving Facility, up to an aggregate amount of Fifteen Million Dollars ($15,000,000), in accordance with the provisions of Bank Credit Agreement and (ii) request Advances from HC/Mall Component Funding Sources, up to an aggregate amount of Five Million Dollars ($5,000,000). At such time as the Company believes that the Project is within eight months of satisfying the Opening Conditions, the Company shall request the Construction Consultant to issue a certificate to such effect. Should the Construction Consultant concur with the Company's determination (which concurrence shall not be unreasonably withheld), the Construction Consultant shall promptly issue a certificate in the form of Exhibit L-2 hereto. Upon obtaining proceeds of draws under the Approved Equipment Funding Commitments in respect of Equipment Component items the purchase of which was financed, in whole or in part, pursuant to clauses (i) and (ii) above, the Company shall use such proceeds to (A) first, repay amounts drawn on the Bank Revolving Facility in accordance with clause (i) above and (B) then, deposit in the Company's Funds Account an amount equal to the amounts drawn on the HC/Mall Component Funding Sources in accordance with clause (ii) above. The Bank Agent agrees to notify the Disbursement Agent from time to time of the amounts drawn and the amounts available to be drawn under the Bank Revolving Facility for the purposes set forth in this Section 2.2.3(b). Each of the Disbursement Agent and the Bank Agent shall promptly notify the other upon receipt of notices of any draws on Approved Equipment Funding Commitments or acquisitions or placing of purchase orders on Equipment Component items.

                  (c) Working Capital. The parties acknowledge that, in accordance with Section 6.4, the Company may, after the Revolving Loan Availability Date, add the Working Capital Line Item Category to the Project Budget. Financing to pay the costs incurred by the Company with respect to such Line Item Category will, subject to Section 2.6.1.(d), be made available to the Company through the Bank Revolving Facility. Advances of funds under the Bank Revolving Facility will be made in accordance with the provisions of the Bank Credit Agreement. In order to account for the funding commitment under the Bank Revolving Facility for purposes of tracking the progress and status of the Project hereunder, including the amount of Available Funds from time to time,
(i) the Bank Agent agrees to notify the Disbursement Agent from time to time of the amounts drawn and amounts available to be drawn under the Bank Revolving Facility, (ii) the Advance Requests to be submitted by the Company hereunder require the Company to, among other things, certify as to the Project Costs incurred in connection with the Working Capital Line Item and (iii) the Construction Consultant will confirm the Company's certifications and representations to the extent set forth in the Construction Consultant's certificates submitted by the Construction Consultant hereunder from time to time.

      2.3   Accounts.

            2.3.1 Company's Funds Account. On or prior to the Financing Date, there shall be established the Company's Funds Account pursuant to the Company Collateral Account Agreement. The Company's Funds Account shall be subject to the sole control of the Disbursement Agent. There shall be deposited into the Company's Funds Account all cash amounts described in Section 3.1.26(a)(ii), (b) and (c) and certain amounts required pursuant to Sections 5.9.1 and 5.9.2. As more particularly provided in Section 5.1.1, there shall be deposited into the Company's Funds Account certain amounts received by the Company in respect of liquidated or other damages under the Construction Management Agreement and the Contracts, amounts paid to the Company under the Direct Construction Guaranty and the Indirect Construction Guaranty and all other funds or amounts received by the Company and not otherwise provided for in this Agreement, in each case, prior to the Final Completion Date. There shall also be deposited in the Company's Funds Account the amounts specified in Section 2.2.3(b) and all Loss Proceeds received by the Company, the Disbursement Agent or any other Person as required pursuant to Section 5.20 and all amounts received by the Disbursement Agent, the Intercreditor Agent or any of the Bank Agent, the Interim Mall Lender or the Mortgage Notes Indenture Trustee and required to be deposited in the Company's Funds Account pursuant to the Intercreditor Agreement. Subject to the provisions of Section 10.2 and the Company Collateral Account Agreement, amounts on deposit in the Company's Funds Account shall, from time to time, (a) be transferred to the Collection Account and thereafter transferred to the Disbursement Account for application to pay Project Costs in accordance with
Section 2.5.4(a) and/or (b) applied to prepayment of the Obligations in accordance with Section 5.20, and, on the Final Completion Date, applied as provided in Section 2.12. Investment income from Permitted Investments on amounts on deposit in the Company's Funds Account shall be deposited at all times therein until applied to the payment of Project Costs or application in accordance with Section 2.12.

            2.3.2 Mortgage Notes Proceeds Account. On or prior to the Issuance Date, there shall be established the Mortgage Notes Proceeds Account pursuant to the Mortgage Notes Collateral Account Agreement. The Mortgage Notes Proceeds Account shall be subject to the sole control of the Disbursement Agent. There shall be deposited into the Mortgage Notes Proceeds Account the Mortgage Notes Proceeds. Subject to the provisions of Section 10.2 and the Mortgage Notes Collateral Account Agreement, amounts on deposit in the Mortgage Notes Proceeds Account shall, from time to time, be transferred to the Collection Account and thereafter transferred to the Disbursement Account for application to pay Project Costs in accordance with Section 2.5.4(a) and, on the Final Completion Date, be applied as provided in Section 2.12. Investment income from Permitted Investments on amounts on deposit in the Mortgage Notes Proceeds Account shall be deposited at all times therein until applied to the payment of Project Costs or application in accordance with Section 2.12.

            2.3.3 Collection Account. On or prior to the Financing Date, there shall be established the Collection Account pursuant to the Company Collateral Account Agreement. The Collection Account shall be subject to the sole control of the Disbursement Agent. There shall be deposited in the Collection Account
(a) all funds advanced from time to time by the Bank Lenders (and/or withdrawn from the Bank Proceeds Account or the Pre-Completion Revenues Account pursuant to Section 2.9), the Interim Mall Lender (and/or withdrawn from the Mall Retainage/Punchlist Account pursuant to Section 2.10(e)) and the HVAC Provider (and/or drawn on the HVAC Letters of Credit or withdrawn from the HVAC Accounts) and (b) all funds withdrawn by the Disbursement Agent from the Company's Funds Account and the Mortgage Notes Proceeds Account, in each case, pursuant to
Section 2.5.4(a). Subject to the provisions of Section 10.2 and the Company Collateral Account Agreement, amounts on deposit in the Collection Account shall, from time to time, be transferred to the Disbursement Account in accordance with Section 2.5.4(a). On the Final Completion Date, funds remaining in the Collection Account shall be applied as provided in Section 2.12. The deposit of funds into the Collection Account shall not create, vest in, or give the Company any rights to such funds, and the Company shall have no right to draw, obtain the release or otherwise use such funds until (x) the requirements of Section 2.5 have been satisfied and (y) the conditions set forth in Section
3.1 or 3.2, as the case may be, have been satisfied or waived in accordance with the terms hereof. Further, funds deposited in the Collection Account pursuant to clause (a) above shall not be within the bankruptcy "estate" (as such term is used in 11 U.S.C. ss. 541) of the Company. In the event that any funds deposited in the Collection Account are, for any reason, (i) not withdrawn therefrom pursuant to Section 2.5.4(a) on the day on which they are deposited (or, in the case of amounts advanced by the HVAC Provider or drawn from the HVAC Letters of Credit or HVAC Accounts, on the day following the day on which they are deposited), or (ii) are returned thereto from the Disbursement Account, such funds shall, on the next day, be withdrawn from the Collection Account and (i) in the case of funds advanced by the Bank Lenders or withdrawn from the Pre-Completion Revenues Account or the Bank Proceeds Account, deposited in the Bank Proceeds Account, (ii) in the case of funds advanced by the Interim Mall Lender, returned to the Interim Mall Lender, (iii) in the case of funds withdrawn from the Mortgage Notes Proceeds Account, returned to the Mortgage Notes Proceeds Account, (iv) in the case of funds withdrawn from the Mall Retainage/Punchlist Account, returned to the Mall Retainage/Punchlist Account and (v) in the case of funds advanced by the HVAC Provider, returned to the HVAC Provider (except that amounts drawn under the HVAC Letters of Credit or withdrawn from the HVAC Accounts shall not be paid to the HVAC Provider but instead shall be deposited in the Atlantic Account and Pacific Account, respectively). The Collection Account shall be a non-interest bearing account.

            2.3.4 Disbursement Account. On or prior to the Financing Date, there shall be established the Disbursement Account pursuant to the Company Collateral Account Agreement. The Disbursement Account shall be subject to the sole control of the Disbursement Agent. On each Advance Date, funds shall be withdrawn from the Collection Account and deposited in the Disbursement Account in accordance with Section 2.5.4(a). Subject to the provisions of Section 10.2 and the Company Collateral Account Agreement, amounts on deposit in the Disbursement Account shall be transferred to the HC/Mall Component Cash Management Sub-Account and/or the HVAC Component Cash Management Sub-Account and/or the Interest Payment Account and/or the Lien Protection Account and/or applied to pay Project Costs in accordance with Section 2.7. On the Final Completion Date, funds remaining in the Disbursement Account shall be applied as provided in Section 2.12. The deposit of funds into the Disbursement Account shall not give the Company any greater rights to such funds than the rights, if any, that the Company had to such funds while they were on deposit in the Collection Account. In the event that any funds deposited in the Disbursement Account are, for any reason, not withdrawn therefrom pursuant to Section 2.7 on the same day on which they are deposited (or, with respect to amounts to be disbursed in accordance with Section 2.7.2, the third day following their deposit), such funds shall, on the next day, be withdrawn from the Disbursement Account and returned to the Collection Account. Any interest which may accrue on amounts deposited in the Disbursement Account shall be deposited in the Company's Funds Account until applied as herein provided.

            2.3.5 Cash Management Account. On or prior to the Financing Date, there shall be established the Cash Management Account pursuant to the Company Collateral Account Agreement and within the Cash Management Account, the HC/Mall Component Cash Management Sub-Account and the HVAC Component Cash Management Sub-Account. On the third day after the Financing Date, Six Million Five Hundred Thousand Dollars ($6,500,000) shall be withdrawn from the Disbursement Account and of such amount Five Million Five Hundred Thousand Dollars ($5,500,000) shall be deposited in the HC/Mall Component Cash Management Sub-Account and One Million Dollars ($1,000,000) shall be deposited in the HVAC Component Cash Management Sub-Account. Subject to the provisions of Section 10.2 and the Company Collateral Account Agreement, the Company shall be permitted from time to time to draw checks on and otherwise withdraw amounts on deposit in the HC/Mall Component Cash Management Sub-Account and the HVAC Component Cash Management Sub-Account to pay due and payable Project Costs allocated to the HC/Mall Component and the HVAC Component, respectively, in accordance with the terms hereof. The Company shall be permitted from time to time to replace amounts drawn from the HC/Mall Component Cash Management Sub-Account and the HVAC Component Cash Management Sub-Account pursuant to the preceding sentence by including a request to such effect in Advance Requests submitted in accordance with Sections 2.5 and 2.6. On the Final Completion Date, funds remaining in the HC/Mall Component Cash Management Sub-Account and the HVAC Component Cash Management Sub-Account (but only to the extent funded from HC/Mall Component Funding Sources) shall be applied as provided in Section 2.12 and funds remaining in the HVAC Component Cash Management Sub-Account shall, to the extent funded from the HVAC Commitment Facility, be returned to the HVAC Provider.

            2.3.6 Interest Payment Account. On or prior to the Financing Date, there shall be established the Interest Payment Account pursuant to the Company Collateral Account Agreement. The Interest Payment Account shall be subject to the sole control of the Disbursement Agent. On each Advance Date until the Opening Date, funds shall be withdrawn from the Disbursement Account and deposited in the Interest Payment Account to the extent necessary to pay interest under the Bank Credit Agreement, the Interim Mall Credit Agreement, the Mortgage Notes, the Approved Equipment Funding Commitments and the Subordinated Notes, as set forth in Advance Requests delivered to the Disbursement Agent and in accordance with Section 2.8. Amounts on deposit in the Interest Payment Account shall be applied by the Disbursement Agent to pay interest under the Bank Credit Agreement, the Interim Mall Credit Agreement, the Mortgage Notes, the Approved Equipment Funding Commitments and the Subordinated Notes, in each case, on the dates that such amounts become due and payable, provided, however, that no such payment shall be made in respect of the Subordinated Notes from and after receipt by the Disbursement Agent of notice from any Funding Agent that payment on the Subordinated Notes is blocked under Article 10 of the Subordinated Notes Indenture.

            2.3.7 Bank Proceeds Account. On or prior to the Financing Date, there shall be established the Bank Proceeds Account pursuant to the Company Collateral Account Agreement. The Bank Proceeds Account shall be subject to the sole control of the Disbursement Agent. As provided in Section 2.3.3, there shall be deposited in the Bank Proceeds Account all amounts deposited by the Bank Lenders in the Collection Account (or transferred to the Collection Account from the Bank Proceeds Account or the Pre-Completion Revenues Account) which (a) are not transferred to the Disbursement Account on the same day such funds were deposited in the Collection Account or (b) which are transferred to the Disbursement Account on the day deposited but are later returned to the Collection Account. There shall also be deposited in the Bank Proceeds Account the amounts set forth in Section 2.11(d). Subject to the provisions of Section
10.2 and the Company Collateral Account Agreement, amounts on deposit in the Bank Proceeds Account shall, from time to time be transferred to the Collection Account in accordance with Section 2.9 and thereafter transferred to the Disbursement Account for application to pay Project Costs in accordance with Section 2.5.4(a) and on the earlier to occur of
(i) the Final Completion Date, or (ii) the expiration of six (6) months from the Completion Date, be applied as provided in Section 2.11(e) or 2.12, as applicable.

            2.3.8 Pre-Completion Revenues Account. On or prior to the Financing Date, there shall be established the Pre-Completion Revenues Account pursuant to the Company Collateral Account Agreement. The Pre-Completion Revenues Account shall be subject to the sole control of the Disbursement Agent. There shall be deposited in the Pre-Completion Revenues Account all amounts which the Company is required to withdraw from the Operating Account pursuant to Section 2.3.12. Subject to the provisions of Section 10.1 and the Company Collateral Account Agreement, on each Advance Date, funds shall be withdrawn from the Pre-Completion Revenues Account to the extent set forth in Section 2.9 and deposited in the Collection Account for further transfer to the Disbursement Account and application to the payment of Project Costs. In addition, the Company shall be permitted to, from time to time, transfer amounts on deposit in the Pre-Completion Revenues Account to the Operating Account to the extent necessary to pay due and payable Operating Costs. On the Final Completion Date, subject to the provisions of Section 10.2 and the Company Collateral Account Agreement, all funds on deposit in the Pre-Completion Revenues Account shall be applied as set forth in Section 2.11(d)(ii). Any funds remaining in the Pre-Completion Revenues Account on the Final Completion Date (after application in accordance with the previous sentence) shall be applied in accordance with
Section 2.12.

            2.3.9 Mall Leasing Commissions Reserve Account. On or prior to the Mall Release Date, there shall be established the Mall Leasing Commissions Reserve Account (the "Mall Leasing Commissions Reserve Account"). The Mall Leasing Commissions Reserve Account and all amounts therein shall be owned by GCCLLC and shall be subject to the sole control of the Disbursement Agent. There shall be deposited into the Mall Leasing Commissions Reserve Account the amounts set forth in Section 2.10. On the Mall Release Date, GCCLLC shall assign and transfer all of its right, title and interest in and to the Mall Leasing Commissions Reserve Account to Mall I LLC in accordance with Section 5.16(c).

            2.3.10 Mall Tenant Improvements Reserve Account. On or prior to the Mall Release Date, there shall be established the Mall Tenant Improvements Reserve Account (the "Mall Tenant Improvements Reserve Account"). The Mall Tenant Improvements Reserve Account and all amounts therein shall be owned by GCCLLC and shall be subject to the sole control of the Disbursement Agent. There shall be deposited into the Mall Tenant Improvements Reserve Account the amounts set forth in Section 2.10. On the Mall Release Date, GCCLLC shall assign and transfer all of its right, title and interest in and to the Mall Tenant Improvements Reserve Account to Mall I LLC in accordance with Section 5.16(c).

            2.3.11 Mall Retainage/Punchlist Account. On or prior to the Mall Release Date, there shall be established the Mall Retainage/Punchlist Account pursuant to the Mall Escrow Agreement. The Mall Retainage/Punchlist Account and all amounts on deposit therein shall be owned by Mall I LLC. The Mall Retainage/Punchlist Account shall be held in escrow by the Disbursement Agent in accordance with the Mall Escrow Agreement. There shall be deposited in the Mall Retainage/Punchlist Account the amounts set forth in Section 2.10(d)(ii) and 2.10(d)(iii). Amounts on deposit in the Mall Retainage/Punchlist Account shall, from time to time be transferred to the Collection Account in accordance with
Section 2.10(e) and thereafter transferred to the Disbursement Account for application to pay Project Costs in accordance with Section 2.5.4(a). As further provided in the Mall Escrow

Agreement, Mall I LLC shall, on the Final Completion Date release and transfer to GCCLLC all funds then on deposit in the Mall Retainage/Punchlist Account.

            2.3.12 Operating Account. On or promptly after the Financing Date the Company shall establish a local deposit account (the "Operating Account") in Las Vegas, Nevada at a bank that is reasonably acceptable to the Disbursement Agent and that enters into a letter agreement with the Disbursement Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Disbursement Agent pursuant to which such bank (a) acknowledges the security interest of the Secured Parties in such account, (b) waives its right of set-off with respect to amounts held therein and (c) agrees that if the Disbursement Agent notifies such bank that an Event of Default has occurred, then until such notification is rescinded, such bank will act only on instructions from the Disbursement Agent and will, if so instructed to, block further withdrawals from such account. The Company shall take such further actions and execute such further documents in connection therewith as the Disbursement Agent may reasonably request in order to perfect or maintain the perfection, to the greatest extent reasonably practicable, of the Lien of the Secured Parties in the Operating Account. There shall be deposited in the Operating Account all revenues received by the Company as a consequence of sales of goods or rendering of services in the ordinary course of business prior to the Final Completion Date. In addition, there shall be deposited in the Operating Account funds transferred from the Pre-Completion Revenues Account in accordance with Section
2.3.8. Subject to the Disbursement Agent's rights upon the occurrence of an Event of Default, the Company shall be permitted from time to time to draw checks on and otherwise withdraw amounts on deposit in the Operating Account to pay due and payable Operating Costs. Until the Opening Date, the Company shall at such times as the amounts on deposit in the Operating Account exceed $100,000 promptly withdraw such excess and deposit the same in the Pre-Completion Revenues Account. The foregoing limit on amounts on deposit in the Operating Account shall be increased for the period from the Opening Date through the Final Completion Date to an amount mutually agreed upon between the Company and the Disbursement Agent that will enable the Company to pay its Operating Costs as they become due and payable.

      2.4   HVAC Letters of Credit.

            2.4.1 In order to secure its obligation to make the Advances required hereunder, the HVAC Provider shall, on or prior to the Financing Date, deliver or cause to be delivered to the Disbursement Agent for the benefit of the Lenders, (a) an unconditional, irrevocable, standby letter of credit issued in a stated amount equal to $35 million for the account of Atlantic (the "Atlantic Letter of Credit") and (b) two unconditional, irrevocable, standby letters of credit each issued in a stated amount equal to $17.5 million for the account of Pacific (the "Pacific Letters of Credit" and, together with the Atlantic Letter of Credit, the "HVAC Letters of Credit"). Each of the HVAC Letters of Credit (i) shall be issued by a financial institution rated at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's, (ii) shall name the Disbursement Agent on behalf of the Lenders as beneficiary, (iii) shall have an initial expiration date of at least one (1) year after its date of issuance and be automatically renewable on each anniversary of the issuance date thereof for one (1) additional year unless the issuing bank delivers notice to the Disbursement Agent no less than ninety (90) days prior to the scheduled expiration date that it does not intend to renew the letter of credit and (iv) shall contain terms and provisions and otherwise be in form and substance acceptable to the Disbursement Agent in its sole discretion. The stated amount of the Atlantic Letter of Credit may be reduced from time to time to equal one-half of the remaining unutilized amount of the HVAC Commitment Facility. The stated amount of each Pacific Letter of Credit may be reduced from time to time to equal one-half of the remaining unutilized amount of the HVAC Commitment Facility.

            2.4.2 On or prior to the Financing Date there shall be established the Atlantic Account pursuant to the Atlantic Collateral Account Agreement and the Pacific Account pursuant to the Pacific Collateral Account Agreement. The HVAC Accounts shall be subject to the sole control of the Disbursement Agent.

            2.4.3 If the issuing bank under any HVAC letter of credit issues a notice to the Disbursement Agent indicating its intent to cancel such Letter of Credit and no agreement for a renewal or replacement of such letter of credit has been made thirty (30) days prior to the expiration thereof, the Disbursement Agent shall draw the entire undrawn amount of such letter of credit and deposit the proceeds of such drawing in the Atlantic Account or the Pacific Account, as applicable. In addition, as further provided in Section 2.3.3, in the event that
(a) after funds have been drawn on the Atlantic Letter of Credit or the Pacific Letters of Credit and deposited in the Collection Account, such funds are not transferred to the Disbursement Account on the same day on which they are deposited or (b) funds are returned from the Disbursement Account to the Collection Account, such funds (and all interest earned thereon) shall, on the next day, be deposited in the Atlantic Account or the Pacific Account, as applicable.

            2.4.4 If, on any day on which the HVAC Provider is required to make an Advance hereunder, the Disbursement Agent shall not have received the amount of such Advance by the time required pursuant to Section 2.5.4(a), then the Disbursement Agent shall withdraw funds from the HVAC Accounts and/or draw upon the HVAC Letters of Credit as follows:

                  (a) 50% of the amount required to be advanced by the HVAC Provider shall be funded from the Atlantic Account and the Atlantic Letter of Credit (collectively, the "Atlantic Sources") in the following order of priority: first, from funds from time to time on deposit in the Atlantic Account until exhausted, and then from funds available to be drawn under the Atlantic Letter of Credit;

                  (b) 50% of the amount required to be advanced by the HVAC Provider shall be funded from the Pacific Account and the Pacific Letters of Credit (collectively, the "Pacific Sources") in the following order of priority: first, from funds from time to time on deposit in the Pacific Account until exhausted, and then from funds available to be drawn under the Pacific Letters of Credit in equal amounts (or to the extent the Disbursement Agent is unable to obtain any portion of the required amount from one of the Pacific Letters of Credit, the Disbursement Agent shall be entitled to draw the full required amount from the other Pacific Letter of Credit); and

                  (c) if, for any reason, the Disbursement Agent is unable to obtain any portion of the required funds from either the Atlantic Sources or the Pacific Sources, the Disbursement Agent shall be entitled to obtain from the other of the Atlantic Sources or the Pacific Sources, as the case may be, up to the full amount required to be advanced by the HVAC Provider on the relevant Advance Date; it being understood that neither Atlantic nor Pacific shall be obligated hereunder beyond the required amount of its HVAC Letter of Credit and amounts on deposit in its HVAC Account.

            2.4.5 The Disbursement Agent shall deposit all amounts drawn from Atlantic Sources and Pacific Sources in the Collection Account. All interest accruing on amounts on deposit in the HVAC Accounts shall be deposited therein. At such time as all of the HVAC Provider's obligations to make Advances hereunder have terminated, the Disbursement Agent shall return to the HVAC Provider the HVAC Letters of Credit and/or release to the HVAC Provider any amounts remaining in the HVAC Accounts.

      2.5   Mechanics for Obtaining Advances.

            2.5.1 Preliminary Notices From the Company.

                  (a) Subject to Section 2.2.2, the Company shall have the right to, from time to time, deliver to the Disbursement Agent and the Construction Consultant a preliminary Advance Request requesting that an Advance be made on or after the nineteenth (19th) day after delivery of such preliminary Advance Request.

                  (b) Concurrently with the delivery by the Company of each preliminary Advance Request pursuant to subsection (a) above, the Company shall deliver to the Funding Agents and the Disbursement Agent a preliminary Notice of Funding Request. Such preliminary Notice of Funding Request shall reference the requested Advance Date set forth in the preliminary Advance Request and shall contain the other information required thereby. Each of the Interim Mall Lender, the Mortgage Notes Indenture Trustee and the HVAC Provider shall, as soon as practicable (but no later than two (2) Banking Days) after receiving each Notice of Funding Request, deliver a notice confirming such receipt to the Disbursement Agent.

                  (c) Each preliminary Advance Request delivered by the Company pursuant to subsection (a) above shall request Advances in order to (i) until Opening Date, pay interest and fees under the Bank Credit Agreement, the Interim Mall Credit Agreement, the Mortgage Notes, the Approved Equipment Funding Commitments and the Subordinated Notes which will become due and payable on or after the requested Advance Date and prior to the next succeeding Advance Date, and/or (ii) pay other Project Costs estimated to become due and payable on or prior to the requested Advance Date, and/or (iii) replenish funds in the HC/Mall Component Cash Management Sub-Account and/or the HVAC Component Cash Management Sub-Account (or, with respect to the initial Advance Request to be delivered hereunder, the Company shall request that $5,500,000 be deposited in the HC/Mall Component Cash Management Sub-Account and $1,000,000 be deposited in the HVAC Component Cash Management Sub-Account). The Company shall not be permitted to obtain Advances for the purpose of paying Debt Service at any time after the Opening Date. Each such preliminary Advance Request shall include an estimated cash flow for the requested Advance broken down by Contractor, Subcontractor and Line Item. Promptly after delivery of each preliminary Advance Request, the Company, the Disbursement Agent and the Construction Consultant shall review such Advance Request and attachments thereto to determine whether all required documentation has been provided. The Company and the Construction Consultant also shall review the work referenced in such preliminary Advance Request, including work estimated to be completed through the applicable Advance Date as such work is being performed.

            2.5.2 Final Notices From the Company.

                  (a) The Company shall have the right, with respect to each preliminary Advance Request delivered in accordance with Section 2.5.1(a) above, to deliver to the Disbursement Agent and the Construction Consultant a final Advance Request containing all exhibits, attachments and certificates required thereby (other than the Construction Consultant's Certificate), all appropriately completed and duly executed. Each final Advance Request shall be delivered no later than nine (9) days prior to the requested Advance Date (it being understood that the Company may request an Advance Date that is later than the date originally requested pursuant to the Preliminary Advance Request).

                  (b) Concurrently with the delivery by the Company of each final Advance Request pursuant to subsection (a) above, the Company shall deliver to each Funding Agent and the

Disbursement Agent a final Notice of Funding Request appropriately completed and duly executed. Each final Notice of Funding Request shall state that pursuant to an Advance Request being concurrently delivered to the Disbursement Agent, the Company is requesting that an Advance be made on the Advance Date set forth in such final Advance Request. Each Funding Agent shall, as soon as practicable (but no later than two (2) Banking Days) after receiving each final Notice of Funding Request, deliver a notice confirming such receipt to the Disbursement Agent.

                  (c) Within five (5) days after its receipt of each final Advance Request pursuant to subsection (a) above, the Construction Consultant shall deliver directly to the Disbursement Agent (with a copy to the Company) its certificate with respect to such Advance Request, in substantially the form of Exhibit C-2 either approving or disapproving the Advance Request; provided that if the Construction Consultant disapproves one or more particular payments or disbursements to the Construction Manager or any Contractor or Subcontractor requested by the Advance Request, but the Advance Request otherwise complies with the requirements hereof, then the Construction Consultant shall approve the Advance Request and all payments and disbursements requested therein other than the particular payments or disbursements so disapproved.

                  (d) Promptly after receipt of a request therefor, the Disbursement Agent shall deliver copies of any Advance Request to the Funding Agents.

            2.5.3 Funding Notices from Disbursement Agent.

                  (a) (i) Promptly after delivery of each final Advance Request and related final Notice of Funding Request by the Company pursuant to
      Section 2.5.2(a) and (b) above, the Disbursement Agent shall review the same in order to reconcile the information set forth in the Advance Request with the information set forth in the related Notice of Funding Request and determine whether all required documentation has been provided and whether all applicable conditions precedent pursuant to this Agreement have been satisfied. In particular, and without limiting the generality of the foregoing, the Disbursement Agent shall independently verify, using information in its possession and obtained from the Funding Agents and the Construction Consultant, (A) the Company's calculation of Available Funds, including Anticipated Earnings, set forth in the Advance Request (provided that with respect to amounts available under Approved Equipment Funding Commitments, the Disbursement Agent shall be entitled to rely on statements received from the providers of such Approved Equipment Funding Commitments as contemplated in Section 2.2.3(a)(i) in verifying such calculation), (B) that after giving effect to the requested Advance, the Available Funds equal or exceed the Remaining Costs, (C) that the Unallocated Contingency Balance equals or exceeds the Required Minimum Contingency, (D) that the allocation of the requested Advance among the various funding sources complies with the provisions of Section 2.6, and
      (E) that the Company's calculation of interest and fees to become due and payable under the Bank Credit Agreement, the Interim Mall Credit Agreement, the Mortgage Notes, the Approved Equipment Funding Commitments and the Subordinated Notes, in each case, from and after the requested Advance Date and prior to the immediately succeeding Advance Date, is accurate. Subject to the other subsections of this Section 2.5, at such time as the Disbursement Agent has received the Construction Consultant's certificate as required by Section 2.5.2(c) and otherwise determines that the applicable conditions precedent set forth in Article 3 with respect to a requested Advance have been satisfied, but no less than three (3) Banking Days prior to the requested Advance Date, the Disbursement Agent shall countersign the Notice of Funding Request and deliver the same to the Company and each of the Funding Agents (as so countersigned, an "Advance Confirmation Notice").

                        (ii) In the event that, pursuant to Section 2.5.2(c), the Construction Consultant approves only a portion of the payments or disbursements requested by the Advance Request or, if based on its review of the Advance Request and accompanying Notice of Funding Request, the Disbursement Agent finds any minor or purely mathematical errors or inaccuracies in the Advance Request or the Notice of Funding Request (including any inaccuracy in the allocations made pursuant to Section 2.6 hereof), but the Advance Request and Notice of Funding Request otherwise conform to the requirements of this Agreement, the Disbursement Agent shall (A) notify the Company thereof, (B) revise (to the extent it is able to do so) or request the Company to revise such certificates to remove the request for the disapproved payment and/or rectify any errors or inaccuracies, (C) deliver or request the Company to deliver to the Funding Agents the revised Notice of Funding Request and (D) approve the requested Advance and issue the Advance Confirmation Notice after making the required revisions (or receiving from the Company the revised certificates) on the basis of the certificates as so revised. In the event that the Disbursement Agent revises the Advance Request and Notice of Funding Request so as to increase the amounts to be advanced under the Bank Credit Facility, the amounts of such increase shall (unless otherwise requested by the Company) constitute Base Rate Loans. In the event that the Disbursement Agent revises the Advance Request and Notice of Funding Request so as to decrease the amounts to be advanced under the Bank Credit Facility, the amounts of such decrease shall (unless otherwise requested by the Company) first reduce the amount of Base Rate Loans requested under such Facility and then reduce the amount of Eurodollar Rate Loans requested under such Facility. All references to a particular requested Advance, Advance Request or Notice of Funding Request in the ensuing provisions of this Article 2 shall, to the extent the context so requires, refer to the same as revised or modified pursuant to the preceding sentence.

                        (iii) Notwithstanding the provisions of clauses (a)(i) and (a)(ii) above, the Company's initial Advance Request hereunder shall not be approved by the Disbursement Agent but instead shall be reviewed and approved by each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider. At such time as each such Person has notified the Disbursement Agent that it approves the initial Advance Request, the Disbursement Agent shall issue the corresponding Advance Confirmation Notice. In addition, the Company shall not be required to submit Element Specific Anticipated Cost Reports or Component Specific Anticipated Cost Reports in connection with any Advances requested on or within 45 days after the Financing Date, and the Disbursement Agent and Construction Consultant shall be permitted to approve any Advance Requests delivered during such period so long as all other requirements have been satisfied (including delivery to the Construction Consultant of the Anticipated Cost Reports as required pursuant to Section 5.14(d)).

                  (b) In the event that the Disbursement Agent (i) on or prior to the third Banking Day prior to the requested Advance Date determines pursuant to Section 2.5.3(a) that the conditions precedent to an Advance have not been satisfied or (ii) prior to the requested Advance Date receives notice from any Funding Agent that an Event of Default has occurred and is continuing, then the Disbursement Agent shall notify the Company and each Funding Agent thereof as soon as reasonably possible but in no event later than one (1) Banking Day after such determination or receipt, as the case may be (a "Stop Funding Notice"). The Stop Funding Notice shall specify the conditions precedent which the Disbursement Agent has determined have not been satisfied and/or shall attach a copy of any notice of default received by the Disbursement Agent. Upon such written notice from the Disbursement Agent, and subject to the provisions of the Intercreditor Agreement and Section 1(e) of the HVAC Provider's Consent (with respect to the HVAC Provider), (i) none of the Bank Lenders, the Interim Mall Lender or the HVAC Provider shall have any obligation to advance their respective Facilities' portion of the requested Advance, (ii) the Disbursement Agent shall not withdraw any funds from the Mortgage Notes Proceeds Account (except for the purpose of paying scheduled Debt Service on the Mortgage Notes when directed to do so by the Mortgage Notes Indenture Trustee) or the Company's Funds Account and shall not draw upon the HVAC Letters of Credit or withdraw funds from the HVAC Accounts to satisfy such requested Advance, (iii) the Disbursement Agent shall not withdraw, transfer or release to the Company any funds then on deposit in the Collection Account or the Disbursement Account (other than in respect of checks previously delivered) and (iv) any Advance Confirmation Notice issued prior to the issuance of a Stop Funding Notice (if the Advance to which such Advance Confirmation Notice relates has not been made) shall become null and void and of no force or effect; provided that such nullification of any such Advance Confirmation Notice shall not affect the obligations of the Company for break funding costs under the Bank Credit Facility and the Interim Mall Facility.

                  (c) At such time, if ever, as (i) the Disbursement Agent (A) determines that the condition precedent to the requested Advance which had not been satisfied has become satisfied or (B) receives notice from the Funding Agent who issued the notice of default described in the preceding paragraph that such Event of Default no longer exists, as the case may be, or (ii) the Bank Agent and the Interim Mall Lender, acting pursuant to the Intercreditor Agreement and, if required pursuant to Section 1(e) of the HVAC Provider's Consent, the HVAC Provider, inform the Disbursement Agent that the event or events giving rise to the Stop Funding Notice has been waived, the Disbursement Agent shall deliver an Advance Confirmation Notice to the Company and each of the Funding Agents.

            2.5.4 Provision of Funds by the Funding Agents.

                        (a) (i) (A) In the case of an Advance Confirmation Notice issued pursuant to Section 2.5.3(a) above, on the day immediately preceding the requested Advance Date, and (B) in the case of an Advance Confirmation Notice issued pursuant to Section 2.5.3(c) above, on the second (2nd) day after such issuance, before 12:00 p.m. New York, New York time, the HVAC Provider shall deposit or cause to be deposited in the Collection Account, in immediately available funds its Facility's portion of the requested Advance, as determined pursuant to Sections 2.6.1 and
      2.6.2 and set forth in the related Advance Confirmation Notice. In the event that the HVAC Provider fails to make the deposit described above by the required time, the Disbursement Agent shall draw on the HVAC Letters of Credit (or withdraw funds from the HVAC Accounts) as provided in
      Section 2.4 and deposit in the Collection Account the HVAC Commitment Facility's portion of the requested Advance.

                  (ii) (A) In the case of an Advance Confirmation Notice issued pursuant to Section 2.5.3(a) above, on the requested Advance Date, and (B) in the case of an Advance Confirmation Notice issued pursuant to Section 2.5.3(c) above, on the third (3rd) day after such issuance, before 12:00 p.m. New York, New York time, the Bank Lenders (subject to Section 2.9) and the Interim Mall Lender (subject to Section 2.10(e)) shall deposit or cause to be deposited in the Collection Account, in immediately available funds, their Facility's portion of the requested Advance, as determined pursuant to Sections 2.6.1 and 2.6.2 and set forth in the related Advance Confirmation Notice.

                  (iii) Upon confirming that all funds required to be deposited in the Collection Account pursuant clauses (i) and (ii) above have been deposited, the Disbursement Agent promptly (considering the requirements of this Agreement) shall withdraw from the Company's Funds Account, the Mortgage Notes Proceeds Account, the Mall Retainage/Punchlist Account, the Bank Proceeds Account and the Pre-Completion Revenues Account the portion of the Advance to be funded from each such account as determined pursuant to Sections 2.6.1,

      2.6.2, 2.9 and 2.10(e) and set forth in the related Advance Confirmation Notice and deposit such funds in the Collection Account. Once all such funds have been deposited in the Collection Account, the Disbursement Agent shall (subject to Section 2.5.3(b)) promptly considering the requirements of this Agreement withdraw such funds and deposit them in the Disbursement Account. All funds so deposited in the Disbursement Account shall thereafter be applied as provided in Section 2.7.

                  (b) Subject to Section 2.5.3(b), after an Advance Confirmation Notice has been given, the failure of any Funds Provider to make any Advance under its Facility shall not relieve any other Funds Provider of its obligation hereunder to make any Advance under its Facility, but no Funds Provider shall be responsible for the failure of any other Funds Provider to make any Advance. Neither the Disbursement Agent nor the Bank Agent shall be responsible for any Funds Provider's failure to make any required Advance. The Disbursement Agent shall not transfer funds to the Disbursement Account or release to the Company any amounts properly advanced until all Advances requested by the relevant Advance Request have been deposited in the Collection Account unless the Funds Providers who have made the Advances request such release (the Disbursement Agent shall promptly notify all Funding Agents upon receiving any such request). However, the withholding of such Advances by the Disbursement Agent shall not release the Funds Provider who failed to make the Advance under its Facility from liability to the other Funds Providers and the Company.

                  (c) The Disbursement Agent shall have no liability to the Company arising from any Stop Funding Notice issued pursuant to Section 2.5.3(b) at the request of any Funding Agent (a "Stop Funding Request"), whether or not such Funding Agent was entitled to make any such Stop Funding Request. None of the Funding Agents shall have any liability to the Company, the Disbursement Agent, any other Funding Agent or any Lender arising from any Stop Funding Notice issued by the Disbursement Agent in response to a Stop Funding Request by such Funding Agent; provided, however, that nothing herein shall release from liability the Funding Agent who issued the Stop Funding Request if such issuance constituted an act of gross negligence or willful misconduct.

            2.5.5 Change in Facts Certified. The Company shall notify the Disbursement Agent prior to the making of any Advances in the event that any of the matters to which the Company certified in the corresponding Advance Request is no longer true and correct in all material respects as of the applicable Advance Date. The acceptance by the Company of the proceeds of any Advance shall constitute a re-certification by the Company, as of the applicable Advance Date, of all matters certified to in the related Advance Request.

            2.5.6 References to Dates. In the event that any day or date referred to in the foregoing provisions of this Section 2.5 occurs on a day that is not a Banking Day, the reference shall be deemed to be to the next succeeding Banking Day.

      2.6   Allocation of Advances.

            2.6.1 Allocations Among Construction Components. Subject to Section 2.6.1(d), (i) all Project Costs allocated pursuant to the Project Budget to the HC/Mall Component shall be paid from HC/Mall Component Funding Sources, (ii) all Project Costs allocated pursuant to the Project Budget to the HVAC Component shall be paid from the HVAC Commitment Facility, (iii) all Project Costs allocated pursuant to the Project Budget to the Equipment Component shall be paid from Approved Equipment Funding Commitments and, to the extent set forth in
Section 2.2.3(b), the Bank Revolving Facility and (iv) all Project Costs in respect of the Working Capital Line Item Category shall be paid from the Bank Revolving Facility. In furtherance of the foregoing principle, all Advances to be made hereunder shall be allocated between HC/Mall Component Funding Sources and the HVAC Commitment Facility as follows:

                  (a) With respect to Advances which will be implemented by disbursement of checks to the Construction Manager and/or any Contractors or Subcontractors, the Company shall allocate its request between HC/Mall Component Funding Sources and the HVAC Commitment Facility on the basis of the amount of Project Costs allocated to the HC/Mall Component and the HVAC Component, respectively, to be paid from the proceeds of the applicable Advance, as set forth in the Project Budget and the relevant Advance Request.

                  (b) With respect to Advances which will be implemented by transfers of funds into the Cash Management Account, the Company shall allocate its request between HC/Mall Component Funding Sources and the HVAC Commitment Facility on the basis of the amounts to be deposited in the HC/Mall Component Cash Management Sub-Account and the HVAC Component Cash Management Sub- Account, respectively.

                  (c) Advances which will be implemented by transfer of funds into the Interest Payment Account shall be allocated to HC/Mall Component Funding Sources.

                  (d) Notwithstanding Sections 2.6.1(a), (b) and (c) above, the Company may:

                        (i) After the HVAC Commitment Facility has been fully funded and utilized, request Advances from HC/Mall Component Funding Sources to pay Project Costs allocated to the HVAC Component or to deposit funds in the HVAC Component Cash Management Sub-Account (it being understood that no such Advances will be made unless all conditions precedent to the requested Advance set forth in this Agreement have been satisfied or waived in accordance herewith).

                        (ii) After all Approved Equipment Funding Commitments have been fully funded and utilized and to the extent amounts are not available thereafter under the Bank Revolving Facility, request Advances from HC/Mall Component Funding Sources to pay Project Costs allocated to the Equipment Component but only if the Company establishes to the satisfaction of the Disbursement Agent that the items of the Equipment Component to be acquired with such Advances will not be subject to a lien in favor of any Person other than the Bank Agent, the Interim Mall Lender and the Mortgage Notes Indenture Trustee (it being understood that no such Advances will be made unless all conditions precedent to the requested Advance set forth in this Agreement have been satisfied or waived in accordance herewith).

                        (iii) After and so long as the Bank Revolving Facility has been fully funded and utilized, request advances from HC/Mall Component Funding Sources to pay Project Costs in respect of the Working Capital Line Item Category (it being understood that no such Advances will be made unless all conditions precedent to the requested Advance set forth in this Agreement have been satisfied or waived in accordance herewith).

                        (iv) Request the Advances contemplated by clause (ii) of
      Section 2.2.3(b).

            2.6.2 Allocations among HC/Mall Component Funding Sources. All Advances to be satisfied from the HC/Mall Component Funding Sources shall be made in the following order of priority:

                  (a) First, from funds from time to time on deposit in the Company's Funds Account, until exhausted;

                  (b) Then, from funds available to be drawn under the Bank Credit Facility and the Interim Mall Facility or withdrawn from the Mortgage Notes Proceeds Account in such amounts so that after giving effect to the requested Advance, the aggregate amount of all Advances made under such Facilities through and including such Advance (including (x) all Protective Advances (as defined in the Intercreditor Agreement) made in accordance with the Intercreditor Agreement, (y) for purposes of determining the amounts advanced under the Bank Credit Facility, 75% of the amounts transferred from the Pre-Completion Revenues Account to the Collection Account prior to the Completion Date and all amounts transferred from the Bank Proceeds Account into the Collection Account and (z) for purposes of determining the amounts advanced under the Interim Mall Facility, all amounts transferred from the Mall Retainage/Punchlist Account to the Collection Account) shall be allocated among them, pro rata, based on (i) in the case of the Bank Credit Facility, the total amount of the Commitment thereunder, (ii) in the case of the Interim Mall Facility, the total amount of the Commitment thereunder and (iii) in the case of the Mortgage Notes Proceeds Account, the amount of the Mortgage Notes Proceeds; provided, however, that (A) the amounts to be advanced under the Bank Credit Facility on each Advance Date shall be rounded up (with a corresponding reduction in the amount to be advanced from the Interim Mall Facility and the Mortgage Notes Proceeds Account on a pro rata basis) to the extent necessary to comply with the draw amount limitations under the Bank Credit Agreement and (B) from and after the Exhaustion of the Bank Credit Facility, the Interim Mall Facility or the Mortgage Notes Proceeds, any such Facility shall be disregarded for purposes of the foregoing calculation.

            2.6.3 Post-Funding Reallocations. In the event that at any time the Disbursement Agent determines that the allocations made in any previous Advance Requests pursuant to the foregoing provisions of this Section 2.6 were erroneous or inaccurate, the parties shall cooperate to rectify such misallocations by allocating future Advances in a manner that accounts for the previous misallocation or by using such other methods reasonably determined by the Disbursement Agent.

      2.7   Disbursements.

            2.7.1 No later than 2:00 p.m. New York, New York time on the requested Advance Date, or such later date as may occur pursuant to Section 2.5.4(a), if the Disbursement Agent has (i) received funds from each Funds Provider required to make an Advance pursuant to the relevant Advance Request (or if the applicable Funding Agents make the request described in the next-to-last sentence of Section 2.5.4(b)), (ii) transferred funds from the Mortgage Notes Proceeds Account, the Bank Proceeds Account the Pre-Completion Revenues Account and/or the Mall Retainage/Punchlist Account to the Collection Account as required pursuant to the terms hereof and (iii) transferred the funds from the Collection Account to the Disbursement Account, the Disbursement Agent shall transfer all funds(or where applicable, the funds as to which the request described in the next-to-last sentence of Section 2.5.4(b) has been made) other than the funds described in Section 2.7.2 in the Disbursement Account as follows:

                  (a) to the extent set forth in the Advance Request, by disbursement to the Interest Payment Account and/or the Lien Protection Account; and

                  (b) with respect to amounts requested by the Advance Request to be paid to the Construction Manager and/or any Contractors and/or Subcontractors, (i) if so requested by the Company, by wiring funds or distributing checks payable to the Construction Manager and/or one or more such Contractors and/or Subcontractors directly to the Construction Manager and/or such

Contractors and/or Subcontractors (or to the Construction Manager for further distribution to such Subcontractors) or (ii) if not so requested, by delivering such checks to the Company for further distribution to the Construction Manager and/or such Contractors and/or Subcontractors.

            2.7.2 On the second day after the day referenced in Section 2.7.1 above, the Disbursement Agent shall transfer from the Disbursement Account to the HC/Mall Component Cash Management Sub-Account and/or the HVAC Component Cash Management Sub-Account the amounts requested by the Company in the Advance Request to be so transferred.

            2.7.3 All disbursements made pursuant to Section 2.7.1(b) above shall satisfy, in and of themselves, the obligations of the Disbursement Agent, the Funding Agents and each Lender hereunder and under the relevant Facility Agreements and (except for amounts which were obtained from the Pre- Completion Revenues Account pursuant to Section 2.9(b) and the Company's Funds Account) shall be secured by the Facilities' respective Security Documents, if any, to the same extent as if made directly to the Company, regardless of the disposition thereof by the payees of such disbursements.

      2.8 Payments of Interest and Fees. Until the Opening Date, the Company shall include in each Advance Request delivered pursuant to Sections 2.5.1(a) and 2.5.2(a) a request that an Advance be made to pay the interest and fees that will become due and payable under each of the Bank Credit Agreement, the Interim Mall Credit Agreement, the Mortgage Notes, the Approved Equipment Funding Commitments and the Subordinated Notes on or after the requested Advance Date under such Advance Request and prior to the immediately succeeding Advance Date. Each such Advance Request shall specify the Facility, the amount and the date on which such interest or fees will become due and payable. If the Company fails to set forth such information in any Advance Request or fails to deliver timely any Advance Request, then (a) with respect to the Bank Credit Facility, the Interim Mall Facility and the Mortgage Notes, the Funding Agent under the relevant Facility may deliver such information and a request for payment to the Disbursement Agent upon which request the Disbursement Agent shall revise the Advance Request and related Notice of Borrowing to provide for such payment, and
(b) with respect to the Approved Equipment Funding Commitments and the Subordinated Notes, the Disbursement Agent shall, upon receiving documentation from the lender under the Approved Equipment Funding Commitment or the Subordinated Notes Indenture Trustee reasonably establishing that a payment of interest or fees, as the case may be, on the Approved Equipment Funding Commitments or the Subordinated Notes, as the case may be, will be due during the relevant period and the amount of such payment, be entitled to revise the Advance Request and related Notice of Funding Request to provide for the payment of interest or fees, as the case may be, on the Approved Equipment Funding Commitments or the Subordinated Notes, as the case may be, subject, in the case of the Subordinated Notes, to not having received a request for blockage of payments on the Subordinated Notes pursuant to Article 10 of the Subordinated Notes Indenture. The Company acknowledges that failure of any notice referenced in this Section to be delivered to the Disbursement Agent shall not in any way exonerate or diminish the Company's obligation to make all payments under each of the Bank Credit Agreement, the Interim Mall Credit Agreement, the Mortgage Notes, the Approved Equipment Funding Commitment and the Subordinated Notes as and when due. Subject to the provisions of Section 10.2 and the Company Collateral Account Agreement, the Disbursement Agent shall apply amounts on deposit in the Interest Payment Account to the payment of interest and fees under the Bank Credit Agreement, the Interim Mall Credit Agreement, the Mortgage Notes the Approved Equipment Funding Commitment and the Subordinated Notes, in each case, on the date that the Disbursement Agent is advised such amounts will become due and payable (provided that no such payment shall be made in respect of the Subordinated Notes from and after receipt by the Disbursement Agent of notice from any Funding Agent that payment on the Subordinated Notes is blocked under Article 10 of the Subordinated Note Indenture). The

Company shall not be permitted to obtain Advances for the purpose of paying interest or other Debt Service at any time after the Opening Date.

      2.9   Advances Under the Bank Credit Facility.

            (a) Prior to and on the Completion Date, all amounts required to be obtained from the Bank Credit Facility for deposit in the Collection Account shall be satisfied as follows:

                  (i) first, from amounts on deposit in the Bank Proceeds Account on the relevant date, to the extent thereof;

                  (ii) then, to the extent requested by the Company in the relevant Advance Request (or Completion Certificate), from amounts on deposit in the Pre-Completion Revenues Account on the relevant date; and

                  (iii) then, through advances of funds by the Bank Lenders.

            (b) After the Completion Date, all amounts required to be obtained from the Bank Credit Facility for deposit in the Collection Account shall be satisfied (i) first, to the extent requested by the Company in the relevant Advance Request, from amounts on deposit in the Pre-Completion Revenues, and
(ii) then, through withdrawals from amounts from time to time on deposit in the Bank Proceeds Account.

            (c) All amounts withdrawn from the Pre-Completion Revenues Account and transferred to the Collection Account pursuant to clause (a)(ii) above shall reduce the commitment under the Bank Credit Facility to the extent set forth in
Section 2.4B(iii)(l) of the Bank Credit Agreement.

            (d) Notwithstanding anything set forth herein to the contrary, the commitment of the Bank Lenders to advance funds under the Bank Credit Facility shall terminate on the earlier of (i) the Outside Completion Deadline and (ii) the Completion Date, and thereafter the Bank Lenders shall not be required to advance any funds hereunder and any amounts required to be advanced from the Bank Credit Facility hereunder shall be satisfied from the Bank Proceeds Account and the Pre-Completion Revenues Account as provided in Section 2.9(b) above.

      2.10  Mall Release Date Funding Procedures.

            (a) No less than ten (10) days prior to the anticipated Mall Release Date, the Company shall deliver to the Construction Consultant, the Disbursement Agent, each Funding Agent and the Tranche A Take Out Lender, the Company's Mall Release Certificate with all attachments thereto (including the Project Architect's Mall Release Certificate). The Company's Mall Release Certificate shall indicate the anticipated Mall Release Date and set forth all the other information required thereby, including (i) the amount allocated to the "mall leasing commissions reserve" and "mall tenant improvements reserves" Line Items in the Project Budget as then in effect and (ii) the Mall Punchlist Completion Amount. The Company's Mall Release Certificate further shall set forth each HC/Mall Component Funding Source's portion of the amount set forth in clause (i) above calculated in accordance with Section 2.6.

            (b) The Disbursement Agent and the Construction Consultant shall review the Company's Mall Release Certificate. In the event that the Disbursement Agent or the Construction Consultant discovers any mathematical or other minor errors in the Company's Mall Release Certificate, they shall request the Company to revise and resubmit the certificate. Within five (5) days after its receipt of the Company's Mall Release Certificate, the Construction Consultant shall deliver to the Disbursement Agent, each Funding Agent, the Tranche A Take Out Lender and the Company, the Construction Consultant's Mall Release Certificate.

            (c) Upon receipt by the Disbursement Agent of the Construction Consultant's Mall Release Certificate approving the Company's Mall Release Certificate, but no later than three (3) days prior to the Mall Release Date, the Disbursement Agent shall, subject to its own approval of the information required pursuant to the last sentence of Section 2.10(a) set forth in the Company's Mall Release Certificate, countersign the Company's Mall Release Certificate and forward the same to each of the Funding Agents.

            (d)   On the Mall Release Date:

                  (i) before 12:00 p.m. New York, New York time, (A) the Bank Lenders and the Interim Mall Lender shall deposit or cause to be deposited in the Collection Account their respective portions of the amounts set forth in Section 2.10(a)(i) above (less, in the case of the Bank Lenders, the portion of such amount which will be funded through withdrawals from the Bank Proceeds Account and/or the Pre-Completion Revenues Account as provided in Section 2.9) and (B) the Disbursement Agent shall withdraw form the Company's Funds Account, the Mortgage Notes Proceeds Account, the Bank Proceeds Account and the Pre-Completion Revenues Account the portion of the amount set forth in Section 2.10(a)(i) to be funded from each Account as determined pursuant to Section 2.6.1, 2.6.2 and 2.9 and set forth in the Company's Mall Release Certificate and deposit the same in the Collection Account. At such time as such deposits and transfers have been completed, the Disbursement Agent shall transfer such funds to the Mall Leasing Commissions Reserve Account and the Mall Tenant Improvements Reserve Account in the respective amounts allocated in the Project Budget to the "mall leasing commissions reserve" and "mall tenants improvements reserve" Line Items;

                  (ii) before 12:00 p.m. New York, New York time, the Interim Mall Lender shall deposit or cause to be deposited in the Mall Retainage/Punchlist Account the remaining undrawn commitment (after giving effect to the advance contemplated by clause (i) above) under the Interim Mall Facility (the "Mall Release Disbursement");

                  (iii) in the event that the amounts advanced by the Interim Mall Lender pursuant to clause (ii) above are less than 125% of the Mall Punchlist Completion Amount, the Company shall, in accordance with Section 5.9.1., deposit in the Mall Retainage/Punchlist Account the amount of such shortfall (or, if the Company fails to do so, the Disbursement Agent shall withdraw the required amount of funds from the Guaranty Deposit Account and deposit the same in the Mall Retainage/Punchlist Account in accordance with Section 5.9.1 and the Adelson Completion Guaranty); and

                  (iv) after making the deposit specified in clauses (i) and
      (ii) above, the Interim Mall Lender shall be released from all further obligations hereunder and shall cease to be a party hereto.

            (e) From the Mall Release Date through the Final Completion Date, all amounts which would, but for the funding and release contemplated under
Section 2.10(d) above, be required to be deposited by the Interim Mall Lender in the Collection Account shall be satisfied through withdrawals from amounts from time to time on deposit in the Mall Retainage/Punchlist Account.

      2.11  Completion Date Procedures.

            (a) No less than ten (10) days prior to the anticipated Completion Date, the Company shall deliver to the Construction Consultant, the Disbursement Agent, the Bank Agent, the Tranche A Take Out Lender, the HVAC Provider and the Mortgage Notes Indenture Trustee the Company's Completion Certificate with all attachments thereto. The Company's Completion Certificate shall indicate the anticipated Completion Date and set forth all the other information required thereby, including the aggregate amount of Project Costs anticipated to become due and payable after the Completion Date in order to achieve Final Completion (the "Required Completion Amount"). The Required Completion Amount shall be based on the allocation rules set forth in Sections 2.6.1 and 2.6.2 and after subtracting amounts then on deposit in the HC/Mall Cash Management Sub-Account and the HVAC Component Cash Management Sub-Account. The Company's Completion Certificate further shall set forth each HC/Mall Component Funding Source's portion of the Required Completion Amount calculated in accordance with the preceding sentence.

            (b) The Disbursement Agent and the Construction Consultant shall review the Company's Completion Certificate. In the event that the Disbursement Agent or the Construction Consultant discovers any mathematical or other minor errors in the Company's Completion Certificate they shall request the Company to revise and resubmit the certificate. Within five (5) days after its receipt of the Company's Completion Certificate, the Construction Consultant shall deliver to the Disbursement Agent, the Bank Agent, the Tranche A Take Out Lender, the Mortgage Notes Indenture Trustee and the Company, the Construction Consultant's Completion Certificate.

            (c) Upon receipt by the Disbursement Agent of the Construction Consultant's Completion Certificate approving the Company's Completion Certificate, but no later than three (3) days prior to the Completion Date, the Disbursement Agent shall, subject to its approval of the Company's Completion Certificate (as contemplated in clause (c) of the definition of "Completion") and determination (in accordance with the relevant provisions of Section 3.2) that each of the conditions set forth in Section 3.2 (other than Sections 3.2.4 through 3.2.8, 3.2.12 and 3.2.21) is being satisfied as of the Completion Date, countersign the Company's Completion Certificate and forward the same to the Bank Agent, the HVAC Provider, the Tranche A Take Out Lender and the Mortgage Notes Indenture Trustee. In determining whether to approve the Company's Completion Certificate, the Disbursement Agent may rely on the certifications of the Company and the Construction Consultant set forth in their respective Completion Certificates.

            (d) On the Completion Date, before 12:00 p.m. New York, New York time, (i) the Bank Lenders shall deposit or cause to be deposited in the Bank Proceeds Account the Bank Credit Facility's portion of the Required Completion Amount calculated in accordance with Section 2.6 and subsection (a) above and set forth in the Company's Completion Certificate (less the amount of any funds on deposit in the Bank Proceeds Account and amounts which will be funded through withdrawals from the Pre-Completion Revenues Account as provided in Section 2.9) and (ii) the Disbursement Agent shall withdraw from the Pre-Completion Revenues Account and deposit in the Bank Proceeds Account the portion of the Required Completion Amount to be funded therefrom in accordance with Section 2.9.

            (e) In the event that the Final Completion Date shall not have occurred within six (6) months from the Completion Date, then on the expiration of such six (6) month period, the Disbursement Agent shall withdraw any remaining funds on deposit in the Bank Proceeds Account and deliver such funds to the Bank Agent.

      2.12 Final Completion Procedures. On the Final Completion Date, the Disbursement Agent shall make an Advance to the Company from the HC/Mall Component Funding Sources with respect to any Project Costs of the type described in clause (j) of the definition thereof (even though the procedures set forth in Section 2.5 shall not have been carried out with respect to such Advance) and then shall (a) in the event that the Final Completion Date shall have occurred prior to the expiration of six (6) months after the Completion Date, withdraw all remaining funds from the Bank Proceeds Account and deliver such funds to the Bank Agent, (b) withdraw all funds remaining in the Mall Retainage/Punchlist Account and deposit such funds (i) first, into the Guaranty Deposit Account in an amount up to the aggregate of all amounts previously withdrawn from the Guaranty Deposit Account and deposited in the Mall Retainage/Punchlist Account pursuant to Section 5.9.1 and (ii) then, into the Company's Funds Account, (c) withdraw from the Mortgage Notes Proceeds Account and transfer via electronic wire transfer to an account designated by the Bank Agent the excess, if any, of (i) the amount on deposit in the Mortgage Notes Proceeds Account over (ii) Fifty Million Dollars ($50,000,000), (d) release to the HVAC Provider all amounts on deposit in the HVAC Accounts and all amounts remaining in the HVAC Component Cash Management Sub-Account, to the extent funded from the HVAC Commitment Facility and (e) release to the Company all other amounts on deposit in the Accounts. The Disbursement Agent may rely on the certifications of the Company and the Construction Consultant set forth in their respective Final Completion Certificates in determining whether the Final Completion Date has occurred.

      2.13 No Approval of Work. The making of any Advance shall not be deemed an approval or acceptance by the Disbursement Agent, any Funding Agent or any Lender of any work, labor, supplies, materials or equipment furnished or supplied with respect to the Project.

      2.14 Security. The Obligations shall be secured by the Project Security in accordance with the Security Documents. Further, all funds advanced by the Bank Lenders and the Interim Mall Lender hereunder to complete the Project or to protect the rights and interests of the Secured Parties under the Financing Agreements are deemed to be obligatory advances and are to be added to the total indebtedness secured by each of the respective Facilities' Deeds of Trust. All sums so advanced shall be secured by each such Deed of Trust with the same priority of lien as the security for any other obligations secured thereunder.

           ARTICLE 3 - CONDITIONS PRECEDENT TO THE INITIAL ADVANCE AND
                               SUBSEQUENT ADVANCES

      3.1 Conditions Precedent to the Initial Advance. The obligations of the Bank Lenders, the Interim Mall Lender, the Mortgage Notes Indenture Trustee and the HVAC Provider to make the initial Advance hereunder are subject to the prior satisfaction of each of the conditions precedent hereinafter set forth in this
Section 3.1 in form and substance satisfactory to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider in its sole discretion. Subject to Section 3.3., by executing this Agreement (or, in the case of (a) the Initial Purchasers, by purchasing the Mortgage Notes and (b) the Bank Lenders, by becoming a party to the Bank Credit Agreement) each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers, the HVAC Provider and the Bank Lenders shall be deemed to have confirmed that it has become satisfied that each of the following conditions precedent has been satisfied.

            3.1.1 Financing Agreements and Project Documents. Delivery to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers, the HVAC Provider and the Disbursement Agent (with such number of originally executed copies as they may reasonably request) of (a) executed originals of each Financing Agreement and true and correct copies of each Material Project Document and any supplements or amendments thereto, all of which shall be in form and substance satisfactory to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider and shall have been duly authorized, executed and delivered by the parties thereto, and each such Material Project Document shall be certified by an Authorized Representative of the Company as of the Financing Date as being true, complete and correct and in full force and effect,
(b) evidence satisfactory to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider that each such Material Project Document is in full force and effect and that no party to any such Project Document is or, but for the passage of time or giving of notice or both will be, in breach of any obligation thereunder and (c) copies of all payment and/or performance bonds delivered to the Company and/or Construction Manager pursuant to any Project Documents or Subcontracts.

            3.1.2 Corporate Authority of the Company. Delivery to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers, the HVAC Provider and the Disbursement Agent of (a) a certified copy of the Articles of Incorporation of LVSI and Certificates of Formation of VCR and GCCLLC, (b) good standing certificates for each of LVSI, VCR and GCCLLC issued by the Secretary of State of Nevada and, in the case of GCCLLC, the State of Delaware, (c) a certified copy of the bylaws of LVSI, (d) a copy of the Operating Agreement of each of VCR and GCCLLC, certified by an appropriate officer of each of VCR and GCCLLC, respectively and (e) a copy of one or more resolutions or other authorizations of LVSI and the managing member of each of VCR and GCCLLC certified by the appropriate officers of LVSI, and the managing member of each of VCR and GCCLLC, respectively, as being in full force and effect on the Financing Date, authorizing the Advances herein provided for and the execution, delivery and performance of this Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to which each such entity is a party.

            3.1.3 Incumbency of the Company. Delivery to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers, the HVAC Provider and the Disbursement Agent of a certificate from each of LVSI, VCR and GCCLLC, satisfactory in form and substance to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider signed by an Authorized Representative of LVSI, VCR and GCCLLC, respectively, and dated as of the Financing Date, as to the incumbency of the Person or Persons authorized to execute and deliver this Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to which each such entity is a party.

            3.1.4 Other Parties. With respect to Interface Holding, Interface, Mall Holding, Mall Intermediate Holding, Lido Intermediate Holding Company, LLC and Mall I LLC, delivery to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers, the HVAC Provider and the Disbursement Agent of (i) a certified copy of the Certificates or Articles of Incorporation of such entity (or the appropriate equivalent in the jurisdiction of formation of the relevant entity), (ii) a copy of the bylaws, if applicable, of such entity (or the equivalent) certified by the secretary of such entity, (iii) a certificate issued by the Secretary of State of Nevada and, if other than such state, the state (or country) of formation of such entity certifying that such entity is in good standing and is qualified to do business in, Nevada and (if applicable) its state (or country) of formation, (iv) a fully executed certificate as to the incumbency of the Persons authorized to execute and deliver the Operative Documents and any other instruments or agreements contemplated hereby to which such entity is a party, and (v) a copy of one or more resolutions for each of the foregoing entities (or their respective managing members where applicable), certified by the appropriate officer of such entity as being in full force and effect as of the Financing Date, authorizing the transactions contemplated hereby to which such entity is a party and the execution, delivery and performance of the Operative Documents to which such Person is a party and any other instruments and agreements with respect thereto.

            3.1.5 Corporate Proceedings. All corporate, limited liability company, partnership and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider and each such Person shall have received all information, legal and technical opinions and copies of all documents, including records of corporate, limited liability company or partnership proceedings and copies of any approval by any Governmental Instrumentality required in connection with any transaction herein contemplated, which any of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider may reasonably have requested in connection herewith, such documents to be reasonably satisfactory in form and substance to each such Person and where appropriate to be certified by the requisite corporate, limited liability company or partnership officers or Governmental Instrumentalities.

            3.1.6 Insurance.

                  (a) Policies. Insurance complying with the requirements of Exhibit O shall be in place and in full force and effect.

                  (b) The Company's Insurance Certificates. Delivery to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers, the HVAC Provider and the Disbursement Agent of (i) a certificate, in substantially the form of Exhibit B-4 attached hereto and otherwise in form and substance satisfactory to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider from the Company's insurance broker(s), dated as of the Financing Date and identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required as set forth in Exhibit O, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that, in the Company's insurance broker's opinion, such insurance complies with Exhibit O, and (ii) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer along with a commitment to issue the policies within 45 days after the Financing Date) naming the Disbursement Agent, the Funding Agents and the Lenders as additional insureds and otherwise in form and substance satisfactory to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider.

                  (c) Construction Manager's Insurance Certificates. Delivery to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers, the HVAC Provider and the Disbursement Agent of (i) a certificate of the Company, in form and substance satisfactory to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider with respect to insurance under the Construction Management Agreement, dated as of the Financing Date and identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required to be maintained by the Construction Manager as set forth in the Construction Management Agreement, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that such insurance complies with the Construction Management Agreement, and (ii) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer along with a commitment to issue the policies within 45 days after the Financing
Date) naming the Disbursement Agent, the Funding Agents and the Lenders as additional insureds under Construction Manager's general liability policy and otherwise in form and substance satisfactory to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider.

                  (d) Insurance Advisor's Certificate. Delivery to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers, the HVAC Provider and the Disbursement Agent of the

Insurance Advisor's certificate, substantially in the form of Exhibit B-3, and otherwise in form and substance satisfactory to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider.

            3.1.7 Project Security. All of the Security Documents and the HVAC Services Agreement, in form and substance satisfactory to the Funding Agents party thereto and (in the case of the Bank Security Documents) the Arranger (as defined in the Bank Credit Agreement), shall have been executed and delivered to the secured parties thereunder and be in full force and effect and all actions necessary or desirable, including all filings, in the reasonable opinion of the Funding Agents party thereto and (in the case of the Bank Security Documents) the Arranger (as defined in the Bank Credit Agreement) to perfect the security interests granted therein as a valid security interest over the Project Security (or, in the case of the security interest granted in the HVAC Services Agreement, the HVAC Component) having the priority contemplated therefor by this Agreement, the Intercreditor Agreement, the HVAC Services Agreement and the Security Documents shall have been taken or made.

            3.1.8 Opinions. Each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers, the HVAC Provider and the Disbursement Agent shall have received the opinions identified in Exhibit Q.

            3.1.9 Company's Closing Certificate. Delivery to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers, the HVAC Provider and the Disbursement Agent of the Company's Closing Certificate signed by an Authorized Representative of the Company.

            3.1.10 Notice of Funding Request. The Disbursement Agent shall have received, and shall have been notified that the Bank Agent, the Interim Mall Lender, the Mortgage Notes Indenture Trustee and the HVAC Provider have each received, a preliminary and a final Notice of Funding Request in accordance with Sections 2.5.1(b) and 2.5.2(b), respectively.

            3.1.11 Advance Request. Delivery to the Disbursement Agent and the Construction Consultant of a preliminary Advance Request in accordance with
Section 2.5.1(a) and a final executed Advance Request in accordance with Section 2.5.2(a), in each case, with all attachments, exhibits and certificates required by Section 2.5.1(a) or 2.5.2(a), as the case may be. Such Advance Request shall request an Advance in an amount sufficient to (a) pay all amounts due and payable for work performed on the Project through October 31, 1997, (b) repay in full the Construction Loan and (c) pay all Issuance Fees and Expenses.

            3.1.12 Construction Consultant's Certificates and Report. Delivery to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers, the HVAC Provider and the Disbursement Agent, of (a) the Construction Consultant's Closing Certificate with the Construction Consultant's Report in form and substance satisfactory to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider attached thereto and (b) the Construction Consultant's certificate with respect to the requested Advance as and when required by Section 2.5.2(c), substantially in the form of Exhibit C-2 approving (subject to Section 2.5.2(c)) the corresponding Advance Request.

            3.1.13 Litigation. Except as set forth on Exhibit R-1, no action, suit, proceeding or investigation of any kind shall have been instituted or, to the Company's knowledge, pending or threatened, including actions or proceedings of or before any Governmental Instrumentality, to which the Company, Interface, Interface Holding, Mall Holding, Mall Intermediate Holding, Mall I LLC, Mall I MM, Lido Intermediate Holding Company, LLC, Adelson, the Project or, to the knowledge of the Company, the Construction Manager, the Indirect Construction Guarantor, the HVAC Provider, the

Project Architect, Treadway or any other party (other than the Company) to a Material Project Document, is a party or is subject, or by which any of them or any of their properties or the Project are bound that could reasonably be expected to have a Material Adverse Effect nor, to the Company's knowledge, shall there be any reasonable basis for any such action, suit, proceeding or investigation and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding if the same reasonably could be expected to have a Material Adverse Effect.

            3.1.14 Fees. All amounts required to be paid to or deposited with the Funding Agents, the Initial Purchasers, the Disbursement Agent or the Independent Consultants and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 3.1, shall have been paid or deposited, as the case may be, in full. The Company shall have paid or arranged for payment out of the requested Advance of all fees, expenses and other charges then due and payable by it under this Agreement or other Financing Agreements or under any agreements between the Company and any of the Independent Consultants.

            3.1.15 Project Budget. Delivery to each of the Disbursement Agent, the Bank Agent, the Interim Mall Lender, the Initial Purchasers, the HVAC Provider and the Construction Consultant of a budget in substantially the form of Exhibit H (as amended from time to time in accordance with the terms hereof, the "Project Budget") for all anticipated Project Costs (including, without limitation, Project Costs incurred prior to, as well as after, the Financing Date, Pre-Opening Expenses, Issuance Fees and Expenses and Debt Service), which includes a drawdown schedule for Advances necessary to achieve Final Completion and such other information as any of the Bank Agent, the Interim Mall Lender, the Initial Purchasers, the HVAC Provider, the Disbursement Agent or the Construction Consultant may reasonably require, together with a balanced statement of sources and uses of proceeds (and any other funds necessary to complete the Project), broken down by Construction Component and Line Item, which Project Budget shall be satisfactory to the Construction Consultant, as and to the extent certified to in the Construction Consultant's Closing Certificate.

            3.1.16 Project Schedule. Delivery to the Disbursement Agent, the Bank Agent, the Interim Mall Lender, the Initial Purchasers, the HVAC Provider and the Construction Consultant of a schedule for construction and completion of each Construction Component and the Project as a whole in substantially the form of Exhibit I (as amended from time to time in accordance with the terms hereof, the "Project Schedule") which demonstrates that the Completion Date will occur on or before the Outside Completion Deadline and which is otherwise satisfactory to the Construction Consultant, as certified to in the Construction Consultant's Closing Certificate.

            3.1.17 Financial Statements. Delivery to the Disbursement Agent, the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider of the most recent annual consolidated and consolidating financial statements of the type which must be provided under Section 5.6 and most recent quarterly consolidated and consolidating financial statements from LVSI and its Subsidiaries, Construction Manager and Treadway, together with certificates from the appropriate partners or officers of each such Person certifying such financial statements and stating that no material adverse change in the consolidated assets, liabilities, operations or financial condition of each such Person has occurred since the dates of the respective financial statements provided to the Disbursement Agent, the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider, except as otherwise provided in such certificate.

            3.1.18 Material Adverse Effect. Since June 30, 1997, there shall not have occurred any change in the Project Budget, in the economics or feasibility of constructing and/or operating the Project, or in the financial condition, business or property of the Company, Adelson, Interface, Interface Holding, Mall Holding, Mall Intermediate Holding, Lido Intermediate Holding Company, LLC, Mall I MM, Mall I LLC, Construction Manager, Indirect Construction Guarantor, or Treadway, which could reasonably be expected to have a Material Adverse Effect.

            3.1.19 Events of Default. No Event of Default or Potential Event of Default shall have occurred and be continuing and an Authorized Representative of the Company shall have delivered a certificate to the Funding Agents and the Disbursement Agent to such effect.

            3.1.20 Permits.

                  (a) All Permits described in Exhibit M as required to have been obtained by the Company or any other Person by the Financing Date shall have been issued and be in full force and effect and not subject to current legal proceedings or to any unsatisfied conditions (that are required to be satisfied by the Financing Date) that could reasonably be expected to allow material modification or revocation, and all applicable appeal periods with respect thereto shall have expired; and

                  (b) With respect to any of the Permits described in Exhibit M as not yet required to be obtained, (i) each such Permit (except approval by the applicable Governmental Instrumentalities of the creation of the Mall Space as a separate legal parcel under Nevada subdivision law) is of a type that is routinely granted on application and (ii) no facts or circumstances exist which indicate that any such Permit will not be timely obtainable without material difficulty, expense or delay by the Company or the applicable Person, respectively, prior to the time that it becomes required.

            3.1.21 Third Party Consents. Delivery to the Disbursement Agent and each of the Bank Agent, the Interim Mall Lender and the Initial Purchasers of Consents from (a) Construction Manager, (b) Direct Construction Guarantor, (c) Indirect Construction Guarantor, (d) each Major Contractor that is party to a Contract with the Company, (e) HVAC Provider, (f) Treadway, (g) Project Architect, and (h) each other party (other than the Company) to the Material Project Documents, each in form and substance satisfactory to the Bank Agent, the Interim Mall Lender and the Initial Purchasers.

            3.1.22 Representations and Warranties. Each representation and warranty of (a) the Company and its Affiliates and Adelson set forth in Article 4 hereof or in any of the other Operative Documents shall be true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date), and (b) to the Company's knowledge, Construction Manager, Direct Construction Guarantor, Indirect Construction Guarantor, Project Architect, Treadway, FCMI and each other party (other than the Company) to a Material Project Document set forth in any of the Operative Documents shall be true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date) unless the failure of any such representation and warranty to be true and correct could not reasonably be expected to have a Material Adverse Effect, in each case, as certified by the Company in the Company's Closing Certificate.

            3.1.23 Service of Process. Delivery to the Funding Agents and the Disbursement Agent of a letter from The Prentice-Hall Corporation Systems Inc., presently located at 15 Columbus Circle, New York, New York 10023 or any other Person reasonably satisfactory to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider consenting to its appointment by the Company, Adelson, Mall Intermediate Holding, Mall Holding, Mall I MM, Mall I LLC, and each other party (other than the Company) to a Material Project Document (other than Construction Manager, Direct

Construction Guarantor and Indirect Construction Guarantor) in each case in form and substance acceptable to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider, as each such Person's agent to receive service of process in New York, New York.

            3.1.24 Utility Availability. The Construction Consultant shall have become satisfied, as certified to in the Construction Consultant's Closing Certificate, that arrangements, which are reflected accurately in the Project Budget, shall have been or will be made under the Construction Management Agreement or otherwise on commercially reasonable terms for the provision of all services, materials and utilities necessary for the construction, operation and maintenance of the Project as contemplated by the Operative Documents and the Plans and Specifications.

            3.1.25 Establishing of Accounts; Mortgage Notes Proceeds. Each of the Accounts and the HVAC Accounts shall have been established pursuant hereto and the Collateral Account Agreements, the Guaranty Deposit Account shall have been established pursuant to the Adelson Completion Guaranty and the Adelson Guaranty Collateral Account Agreement and (a) the Mortgage Notes Proceeds shall have been deposited in the Mortgage Notes Proceeds Account and (b) funds in an amount equal to Twenty-Five Million Dollars ($25,000,000) shall have been deposited in the Guaranty Deposit Account.

            3.1.26 Funding of Equity; Proceeds of Subordinated Notes. Delivery to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider of evidence reasonably satisfactory to each such Person that:

                  (a) cash in the amount of (i) Ninety Million Three Hundred Thousand Dollars ($90,300,000) has been irrevocably and unconditionally contributed to the Company and that such cash has been applied to payment of Project Costs, as certified to by the Construction Consultant in the Construction Consultant's Closing Certificate and (ii) Five Million Dollars ($5,000,000) has been irrevocably and unconditionally contributed to the Company and that such cash has been deposited in the Company's Funds Account.

                  (b) the Subordinated Notes have been issued and that proceeds thereof in an amount equal to Eighty-Six Million Four Hundred and Ninety-Eight Thousand Seven Hundred Dollars ($86,498,700) have been deposited in the Company's Funds Account.

                  (c) Five Million Three Hundred and Seventy Thousand Three Hundred and Forty-Four Dollars and Forty-Seven Cents ($5,370,344.47) in cash held by the Company from the remaining proceeds of the Construction Loan have been deposited in the Company's Funds Account.

            3.1.27 A.L.T.A. Surveys. The Disbursement Agent and each of the Bank Agent, the Interim Mall Lender, the HVAC Provider and the Initial Purchasers shall have received A.L.T.A. surveys of the Site, the Site Easements and the Mall Easements, satisfactory in form and substance to the Title Insurer and each of the Bank Agent, the Interim Mall Lender, the HVAC Provider and the Initial Purchasers, reasonably current and certified to each such Person by a licensed surveyor satisfactory to each such Person, showing (a) as to the Site, the exact location and dimensions thereof, including the location of all means of access thereto and all easements relating thereto and showing the perimeter within which all foundations are or are to be located; (b) as to the Site Easements and the Mall Easements, the exact location and dimensions thereof to the extent capable of being described, including the location of all means of access thereto, and all improvements or other encroachments in or on the Site Easements and the Mall Easements; (c) the existing utility facilities servicing the Project (including water, electricity, gas, telephone, sanitary sewer and storm water distribution and detention facilities); (d) that such existing improvements do not encroach or interfere with adjacent property or existing easements or other rights

(whether on, above or below ground), and that there are no gaps, gores, projections, protrusions or other survey defects other than VCR Permitted Encumbrances and GCCLLC Permitted Encumbrances; (e) whether the Site or any portion thereof is located in a special earthquake or flood hazard zone; and (f) that there are no other matters that could reasonably be expected to be disclosed by a survey constituting a defect in title other than VCR Permitted Encumbrances and GCCLLC Permitted Encumbrances.

            3.1.28 Title Policies. The Company shall have delivered to (a) the Bank Agent, a lender's A.L.T.A. policy of title insurance, or a commitment to issue such policy, in the amount of $170,000,000, (b) the Mortgage Notes Indenture Trustee on behalf of the Mortgage Note Holders, a lender's A.L.T.A. policy of title insurance, or a commitment to issue such policy, in the amount of $425,000,000, and (c) the Interim Mall Lender, a lender's A.L.T.A. policy of title insurance, or a commitment to issue such policy, in the amount of $140,000,000. Each such policy or commitment shall (i) include such endorsements as are required by the Bank Agent, the Initial Purchasers and the Interim Mall Lender, respectively, (ii) be reinsured by such reinsurance as is satisfactory to the Bank Agent, the Initial Purchasers and the Interim Mall Lender, respectively, (iii) be issued by Title Insurer in form and substance satisfactory to the Bank Agent, the Initial Purchasers and the Interim Mall Lender, respectively, and (iv) insure (or agree to insure) that:

                  (a) VCR has a good, fee simple title to the Site and the Site Easements, free and clear of liens, encumbrances or other exceptions to title except those exceptions specified on Exhibit N-1 ("VCR Permitted Encumbrances") and GCCLLC has good leasehold title to the Mall and the Mall Easements free and clear of all liens, encumbrances and other exceptions to title except those exceptions specified in Exhibit N-2 ("GCCLLC Permitted Encumbrances"); and

                  (b) each Deed of Trust is (or will be when recorded) a valid lien on the Trust Estate (as defined in each Deed of Trust) entitled to the priority described therein, free and clear of all liens, encumbrances and exceptions to title whatsoever, other than VCR Permitted Encumbrances in the case of the Deeds of Trust executed by VCR and GCCLLC Permitted Encumbrances in the case of the Deeds of Trust executed by GCCLLC.

            3.1.29 HVAC Letters of Credit. The HVAC Provider shall have delivered to the Disbursement Agent the HVAC Letters of Credit, each in form and substance satisfactory to the Disbursement Agent and each of the Bank Agent, the Interim Mall Lender and the Initial Purchasers.

            3.1.30 Other Documents. The Disbursement Agent and each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider shall have received such other documents and evidence as each such Person may reasonably request in connection with the transactions contemplated hereby.

            3.1.31 Agent Fee Letters. The letters regarding the fees of the Bank Agent and the Disbursement Agent, respectively, shall have been executed and delivered.

            3.1.32 Plans and Specifications. The Company shall have delivered to the Construction Consultant Plans and Specifications for each Construction Component and the Project as a whole in form and substance satisfactory to the Construction Consultant, as certified to in the Construction Consultant's Closing Certificate. Subject to (a) finalizing the Plans and Specifications in a manner that reflects a natural evolution from the Plans and Specifications as of the Financing Date in a manner consistent with the standards set forth on
Exhibit X and (b) submission of the finalized Plans and Specifications to the proper Governmental Instrumentality for approval, such Plans and Specifications shall constitute Final Plans and Specifications.

            3.1.33 Corporation and Capital Structure; Management. The corporate organization structure, capital structure and ownership of LVSI and its Subsidiaries shall be satisfactory to each of the Bank Agent, the Interim Mall Lender and the Initial Purchasers. The management structure of LVSI and its Subsidiaries shall be satisfactory to each of the Bank Agent, the Interim Mall Lender and the Initial Purchasers, and each such Person shall have received copies of, and shall be satisfied with the form and substance of, any and all employment contracts with senior management of LVSI.

            3.1.34 Real Estate Appraisals. Each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the Disbursement Agent shall have received an appraisal of the Site from an independent real estate appraiser satisfactory to the Bank Agent, the Interim Mall Lender and the Initial Purchasers, in form, scope and substance satisfactory to each such Person and satisfying the requirements of any applicable laws and regulations.

            3.1.35 Environmental Reports. Each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers, the Disbursement Agent and the HVAC Provider shall have received reports and other information, in form, scope and substance satisfactory to such Person, regarding environmental matters relating to the Company and the Site, which reports shall include a Phase I environmental assessment for the Site (the "Phase I Report") which (a) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527 and (b) was conducted no more than six months prior to the Financing Date by EMG or another environmental consulting firm or firms reasonably satisfactory to each of the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider.

            3.1.36 Liens. The Company shall have delivered or caused to be delivered to each of the Disbursement Agent, the Bank Agent, the Interim Mall Lender and the Initial Purchasers:

                  (a) Unconditional Releases. Duly executed acknowledgments of payments and unconditional releases of mechanics' and materialmen's liens in form and substance reasonably satisfactory to each of the Bank Agent, the Interim Mall Lender and the Initial Purchasers (in consultation with the Construction Consultant) from the Construction Manager and each Contractor and Subcontractor for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Project through September 30, 1997 with a value or contract price in excess of $50,000; and

                  (b) Conditional Releases. Duly executed acknowledgments of payments and releases of mechanics' and materialmen's liens in form and substance reasonably satisfactory to each of the Bank Agent, the Interim Mall Lender and the Initial Purchasers (in consultation with the Construction Consultant) from the Construction Manager and each Contractor and Subcontractor for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Project from September 30, 1997 through October 31, 1997 with a value or contract price in excess of $50,000, conditioned upon receiving payment from the proceeds of the requested Advance.

The Disbursement Agent may rely on the certifications by the Company and the Construction Consultant set forth in their respective certificates relating to the requested Advance in determining that all Contractors and Subcontractors that will not be paid out of the requested Advance but who are required to deliver lien releases pursuant to clauses (a) and (b) above have delivered the same.

            3.1.37 Proceeds. The Company shall be in compliance with Sections
5.1.1 and 5.9, and no demands for funds shall be outstanding under Sections
5.9.1 or 5.9.2.

            3.1.38 In Balance Requirement. The Unallocated Contingency Balance shall equal or exceed the Required Minimum Contingency and after giving effect to the requested Advance, the Available Funds shall equal or exceed the Remaining Costs.

            3.1.39 No Restrictions. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any of the Bank Lenders, Interim Mall Lender or the HVAC Provider from making the Advances to be made by it on the Financing Date.

            3.1.40 Violation of Certain Regulations. The making of the requested Advance shall not violate any law including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

      3.2 Conditions Precedent to Subsequent Advances. The obligations of the Bank Lenders, the Interim Mall Lender (or, with respect to Advances to be made after the Mall Release Date, the obligation of the Disbursement Agent to withdraw funds from the Mall Retainage/Punchlist Account), the Mortgage Notes Indenture Trustee and the HVAC Provider to make subsequent Advances hereunder are subject to the prior satisfaction of each of the following conditions precedent in form and substance reasonably satisfactory to the Disbursement Agent in its reasonable discretion:

            3.2.1 Operative Documents. Each Operative Document shall be in full force and effect, without amendment since the respective date of its execution and delivery, and in a form which was approved by the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider, except (a) as permitted pursuant to Section 6.1 and (b) to the extent the Company has entered into a replacement Operative Document to the extent permitted by Section 7.1.8 or if pursuant to such Section the Company is not required to enter into a replacement Operative Document, and each certificate delivered by the Company with respect to any such document shall be true and correct in all material respects, as certified by the Company in the relevant Advance Request. The Disbursement Agent shall be entitled to rely on the certification by the Company in the relevant Advance Request or, if applicable, in the Company's Completion Certificate, determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

            3.2.2 Representations and Warranties. Each representation and warranty of (a) the Company, Adelson, Interface, Interface Holding, Mall Intermediate Holding, Mall Holding, Mall I MM and Mall I LLC set forth in
Article 4 hereof or in any of the other Operative Documents shall be true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date), and (b) to the Company's knowledge, of Construction Manager, Direct Construction Guarantor, Indirect Construction Guarantor, Project Architect, Treadway, FCMI and each other party (other than the Company) to a Material Project Document set forth in any of the Operative Documents shall be true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date) unless the failure of any such representation and warranty to be true and correct could not reasonably be expected to have a Material Adverse Effect, in each case, as certified by the Company in the relevant Advance Request. The Disbursement Agent shall be entitled to rely on the certification by the Company in the relevant Advance Request or, if applicable, in the Company's Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

            3.2.3 Events of Default. No Event of Default or Potential Event of Default shall have occurred and be continuing or could reasonably be expected to result from such Advance, as certified by the Company in the relevant Advance Request. The Disbursement Agent shall be entitled to rely on the certification by the Company in the relevant Advance Request or, if applicable, in the Company's Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall (a) have received notice from any Funding Agent that an Event of Default has occurred or (b) otherwise shall have acquired actual knowledge that the Company's certification is inaccurate.

            3.2.4 Notice of Funding Request. Disbursement Agent shall have received and shall have been notified that each of the Interim Mall Lender, the Mortgage Notes Indenture Trustee and the HVAC Provider has received a preliminary Notice of Funding Request in accordance with Section 2.5.1(b) and a final Notice of Funding Request in accordance with Section 2.5.2(b) with respect to the requested Advance.

            3.2.5 Advance Request and Certificate. The Company shall have delivered to the Disbursement Agent and the Construction Consultant a preliminary Advance Request for the requested Advance in accordance with Section 2.5.1(a) and a final executed Advance Request for the requested Advance in accordance with Section 2.5.2(a), in each case, with all attachments, exhibits and certificates required by Section 2.5.1(a) or 2.5.1(b), as the case may be. Such Advance Request shall request an Advance in an amount sufficient to pay all amounts due and payable for work performed on the Project through the last day of the period covered by such Advance Request. The Disbursement Agent shall have reviewed and evaluated the same as provided in Section 2.5.3(a) and, subject to
Section 2.5.3(a)(ii), shall not have become aware of any material error, inaccuracy, misstatement or omission of fact in an Advance Request or an attachment, exhibit or certificate attached thereto or information provided by the Company upon the request of the Disbursement Agent.

            3.2.6 Construction Consultant's Certificate. Delivery to the Disbursement Agent of the Construction Consultant's certificate with respect to the requested Advance as and when required by Section 2.5.2(c), substantially in the form of Exhibit C-2, approving (subject to the proviso in Section 2.5.2(c)) the corresponding Advance Request.

            3.2.7 Liens. The Company shall have delivered or caused to be delivered to the Disbursement Agent:

                  (a) Unconditional Releases. Duly executed acknowledgments of payments and unconditional releases of mechanics' and materialmen's liens in form and substance reasonably satisfactory to the Disbursement Agent (in consultation with the Construction Consultant) from the Construction Manager and each Contractor and Subcontractor for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Project through the last day covered by the immediately preceding Advance Request with a value or contract price in excess of $50,000, except for such work, services and materials the payment for which is being disputed in good faith, by appropriate means and with appropriate reserves (through funds on deposit in the Lien Protection Account which in the aggregate with all amounts on deposit therein shall not exceed $20,000,000).

                  (b) Conditional Releases. Duly executed acknowledgments of payments and releases of mechanics' and materialmen's liens in form and substance reasonably satisfactory to the Disbursement Agent (in consultation with the Construction Consultant) from the Construction Manager and each Contractor and Subcontractor for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Project from the last day covered by the immediately preceding Advance Request through the last day covered by the current Advance Request with a value or contract price in excess of $50,000, conditioned upon receiving payment from the proceeds of the requested Advance, except for work, services or materials the payment for which (i) is being disputed in good faith, by appropriate means and with appropriate reserves (through funds on deposit in the Lien Protection Account or funds to be deposited in the Lien Protection Account from the proceeds of the requested Advance which in the aggregate with all amounts on deposit therein shall not exceed $20,000,000).

The Disbursement Agent may rely on the certification by the Company and the Construction Consultant set forth in their respective certificates relating to the requested Advance in determining that all Contractors and Subcontractors that will not be paid out of the requested Advance but who are required to deliver lien releases pursuant to clauses (a) and (b) above have delivered the same.

            3.2.8 Title Policy Endorsement. The Disbursement Agent shall have received a commitment from Title Insurer, attached to the Advance Request, evidencing the Title Insurer's unconditional commitment to issue an endorsement to each of the Bank Agent's, the Interim Mall Lender's, and the Mortgage Notes Indenture Trustee's Title Policy in the form of a 122 CLTA Endorsement insuring the continuing priority of the Lien of each Deed of Trust as security for the requested Advance and confirming and/or insuring that (i) since the previous disbursement from the Disbursement Account, there has been no change in the condition of title unless permitted by the Financing Agreements, and (ii) there are no intervening liens or encumbrances which may then or thereafter take priority over the respective Liens of the Deeds of Trust (other than VCR Permitted Encumbrances and GCCLLC Permitted Encumbrances and such intervening liens or encumbrances securing amounts the payment of which is being disputed in good faith by the Company, so long as the Disbursement Agent has received confirmation from the applicable Funding Agents that the Title Insurer has delivered to such Funding Agents any endorsement to the respective Title Policies required or desirable to assure against loss to the Secured Parties due to the priority of such lien or encumbrance).

            3.2.9 Permits. The Company shall have certified (and, as set forth in the Construction Consultant's certificate related to the requested Advance, the Construction Consultant shall not have become aware of any inaccuracies in the Company's certification) that:

                  (a) all Permits described in Exhibit M as required to have been obtained by the Company or any other Person by the date of such Advance shall have been issued and be in full force and effect and not subject to current legal proceedings or to any unsatisfied conditions (that are required to be satisfied by the date of the relevant requested Advance) that could reasonably be expected to allow material modification or revocation, and all applicable appeal periods with respect thereto shall have expired; and

                  (b) With respect to any of the Permits described in Exhibit M as not yet required to be obtained, (i) each such permit is of a type that is routinely granted on application (except approval by the applicable Governmental Instrumentalities of the creation of the Mall Space as a separate legal parcel under Nevada subdivision law) and (ii) no facts or circumstances exist which indicate that any such Permit will not be timely obtainable without material difficulty, expense or delay by the Company or the applicable Person, respectively, prior to the time that it becomes required.

            3.2.10 Additional Documents. With respect to any Project Documents entered into or obtained, transferred or required (whether because of the status of the construction or operation of the Project or otherwise) since the date of the most recent Advance, there shall be redelivery of such matters as are described in Section 3.1.1, Section 3.1.4 (to the extent such Project Document is, is in substitution of or is a replacement for a Material Project Document), and, if requested by any Funding Agent or the Disbursement Agent, Section 3.1.8, in each case, to the extent not previously addressed.

            3.2.11 Plans and Specifications. The Disbursement Agent and the Construction Consultant shall have received copies of all Plans and Specifications which, as of the date of the requested Advance Date, constitute Final Plans and Specifications subject, until such time as all Plans and Specifications have been prepared and completed by the Project Architect, to (a) finalizing the Plans and Specifications in a manner that reflects a natural evaluation from the Plans and Specifications as in effect on the requested Advance Date in a manner consistent with the standards set forth in Exhibit X and (b) submission of the finalized Plans and Specifications to the proper Governmental Instrumentality for approval. The Disbursement Agent may rely upon the certification of the Company set forth in the relevant Advance Request or, if applicable, in the Company's Completion Certificate, in order to establish satisfaction of this condition unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

            3.2.12 Cash Management Account. With respect to an Advance Request which requests that funds be deposited in the HC/Mall Component Cash Management Sub-Account or the HVAC Component Cash Management Sub-Account, the Company shall have substantiated to the Construction Consultant's satisfaction (as set forth in the Construction Consultant's certificate), in the manner contemplated by the Advance Request, that the amounts previously drawn by the Company from each such Account have been used to pay Project Costs allocated to the HC/Mall Component or the HVAC Component, as the case may be, in accordance with the Project Budget. After giving effect to the requested Advance, the balance in the HC/Mall Component Cash Management Sub-Account will not exceed $5,500,000 and the balance in the HVAC Component Cash Management Sub-Account will not exceed $1,000,000.

            3.2.13 Proceeds. The Company shall be in compliance with Sections
5.1.1 and 5.9, and no demands for funds shall be outstanding under Sections
5.9.1 or 5.9.2.

            3.2.14 Fees and Expenses. The Company shall have paid or arranged for payment out of the requested Advance of all fees, expenses and other charges then due and payable by it under this Agreement or under the other Financing Agreements or under any agreements between the Company and any of the Independent Consultants. The Disbursement Agent shall be entitled to rely upon the certification of the Company in the relevant Advance Request or, if applicable, in the Company's Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

            3.2.15 Insurance. Insurance complying in all material respects with the requirements of Exhibit O shall be in place and in full force and effect. The Disbursement Agent shall be entitled to rely upon the certification of the Company in the relevant Advance Request or, if applicable, in the Company's Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

            3.2.16 Project Security. All of the Security Documents shall continue to be in full force and effect and all actions necessary or desirable (including all filings) in the reasonable opinion of the Funding Agents party thereto to perfect the security interests granted therein as a valid security interest over the Project Security thereunder having the priority contemplated therefor by this Agreement, the Security Documents shall have been taken or made. The HVAC Services Agreement shall continue to be in full force and effect and, to the extent that the Company has any right, title or interest in the HVAC Component, all actions necessary or desirable (including all filings) in the reasonable opinion of the HVAC Provider to perfect the security interest of the HVAC Provider as a valid security interest over the HVAC Component having the priority contemplated therefor in the HVAC Services Agreement shall have been taken or made. All property, rights and assets required for the Project shall be free and clear of all encumbrances except for Permitted Liens. The Disbursement Agent shall be entitled to rely upon the certification of the Company in the relevant Advance Request or, if applicable, in the Company's Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

            3.2.17 Litigation. No action, suit, proceeding or investigation of any kind shall have been instituted or, to the Company's knowledge, pending or threatened, including actions or proceedings of or before any Governmental Instrumentality, to which the Company, Adelson, Interface, Interface Holding, Mall Intermediate Holding, Mall Holding, Mall I MM, Mall I LLC, the Project or, to the knowledge of the Company, the Construction Manager, the Indirect Construction Guarantor, the HVAC Provider, Project Architect, or any other party (other than the Company) to a Material Project Document, is a party or is subject, or by which any of them or any of their properties or the Project are bound that could reasonably be expected to have a Material Adverse Effect nor, to the Company's knowledge, shall there be any reasonable basis for any such action, suit, proceeding or investigation and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding if the same could reasonably be expected to have a Material Adverse Effect. The Disbursement Agent shall be entitled to rely upon the certification of the Company in the relevant Advance Request or, if applicable, in the Company's Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

            3.2.18 In Balance Requirement. The Unallocated Contingency Balance shall equal or exceed the Required Minimum Contingency and after giving effect to the requested Advance, the Available Funds shall equal or exceed the Remaining Costs.

            3.2.19 No Restriction. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any of the Bank Lenders, Interim Mall Lender, the Mortgage Notes Indenture Trustee or HVAC Provider from making the Advances to be made by it on the requested Advance Date. The Disbursement Agent shall be entitled to rely upon a certification of the Company in the relevant Advance Request or, if applicable, in the Company's Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

            3.2.20 Violation of Certain Regulations. The making of the requested Advance shall not violate any law including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System. The Disbursement Agent shall be entitled to rely upon the certification of the Company in the relevant Advance Request or, if applicable, in the Company's Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

            3.2.21 Mall Retainage/Punchlist Account. From and after the Mall Release Date, after giving effect to the requested Advance, the amount of funds on deposit in the Mall Retainage/Punchlist Account shall equal or exceed 125% of the Mall Punchlist Completion Amount. The Disbursement Agent shall be entitled to rely on the certifications of the Company and the Construction Consultant in their respective certificates relating to the requested Advance in determining that this condition has been satisfied.

      3.3   No Waiver or Estoppel.

            3.3.1 The making of any Advance hereunder shall not preclude any Funding Agent from later asserting that (and enforcing any remedies it may have if) any representation, warranty or certification made or deemed made by the Company in connection with such Advance was not true and accurate when made. No course of dealing or waiver by any Funding Agent or Secured Party in connection with any condition precedent to any Advance under this Agreement or any Facility Agreement shall impair any right, power or remedy of any such Funding Agent or Secured Party with respect to any other condition precedent, or be construed to be a waiver thereof; nor shall the action of any Funding Agent or Secured Party in respect of any Advance affect or impair any right, power or remedy of any Funding Agent or Secured Party in respect of any other Advance.

            3.3.2 Unless otherwise notified to the Company by a Funding Agent or Secured Party and without prejudice to the generality of Section 3.3.1, the right of any Funding Agent or Secured Party to require compliance with any condition under this Agreement or its respective Facility Agreement which may be waived by such Funding Agent or Secured Party in respect of any Advance is expressly preserved for the purpose of any subsequent Advance.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

      The Company makes all of the following representations and warranties to and in favor of the Funding Agents, the Lenders and the Disbursement Agent as of the Financing Date and the date of each Advance, except as such representations relate to an earlier date. All of these representations and warranties shall survive the Financing Date and the Advances until, with respect to each Funding Agent and the Lenders, the Obligations under such Funding Agent's and Lenders' respective Facilities have been repaid in full and their respective Facility Agreements (including, in the case of the HVAC Provider, the HVAC Ground Lease) and the other respective Financing Agreements terminated.

      4.1 Organization. (a) LVSI is a corporation duly incorporated and validly existing under the laws of the State of Nevada and VCR is a limited liability company duly organized and validly existing under the laws of the State of Nevada, (b) GCCLLC is a limited liability company duly organized and validly existing under the laws of the State of Delaware, (c) each of LVSI, VCR and GCCLLC is in good standing and duly qualified to do business in Nevada and in each other State where the nature of its assets or business makes such qualification necessary and (d) each of LVSI, VCR and GCCLLC has all requisite power and authority to (i) own or hold under lease and operate the properties it purports to own or hold under lease, (ii) carry on its business as now being conducted and as now proposed to be conducted in respect of the Project, (iii) incur Indebtedness and create a Lien on its property, and (iv) execute, deliver and perform under each of the Operative Documents to which it is a party. As of the Financing Date, the sole shareholder of LVSI is Adelson. As of the Financing Date, the sole members of VCR are Interface Holding and LVSI. The sole member of GCCLLC is VCR.

      4.2 Authorization; No Conflict. Each of LVSI, VCR and GCCLLC has duly authorized, executed and delivered the Financing Agreements and the other Operative Documents to which it is a party, and neither the execution and delivery thereof nor the consummation of the transactions contemplated thereby nor the compliance with the terms thereof by LVSI, VCR and GCCLLC, respectively,
(a) does or will contravene the formation documents or any other Legal Requirement then applicable to or binding on LVSI, VCR or GCCLLC, as the case may be, (b) does or will contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of LVSI's, VCR's or GCCLLC's properties or under any agreement or instrument to which

LVSI, VCR or GCCLLC is a party or by which it or any of their respective properties may be bound, or (c) does or will require the consent or approval of any Person other than as set forth on Schedule 4.2.

      4.3 Legality, Validity and Enforceability. Each of the Operative Documents to which LVSI, VCR or GCCLLC is a party is a legal, valid and binding obligation of LVSI, VCR or GCCLLC, as the case may be, enforceable against LVSI, VCR or GCCLLC, as the case may be, in accordance with its terms, subject only to bankruptcy and similar laws and principles of equity. None of the Operative Documents to which LVSI, VCR or GCCLLC is a party has been amended or modified except in accordance with this Agreement.

      4.4 Compliance with Law, Permits and Operative Documents. Each of LVSI, VCR and GCCLLC is in compliance in all material respects with all Legal Requirements (including all Environmental Laws) and Permits and Operative Documents to which it is a party, and no notices of violation of any Permit or Operative Document relating to the Project have been issued, entered or received by LVSI, VCR or GCCLLC, except for violations that could not reasonably be expected to have a Material Adverse Effect.

      4.5 Permits. There are no Permits that are required or will become required for the ownership, construction, financing or operation of the Project, other than the Permits described in Exhibit M. Exhibit M accurately states the stage in construction by which each such Permit is required to be obtained. Each Permit described in Exhibit M as required to be obtained by the date that this representation is deemed to be made is in full force and effect and is not at such time subject to any appeals or further proceedings or to any unsatisfied condition (that is required to be satisfied by the date that this representation is deemed to be made) that may allow modification or revocation. Each Permit described in Exhibit M as not required to have been obtained by the date that this representation is deemed to be made is of a type that is routinely granted on application except approval by the applicable Governmental Instrumentalities of the creation of the Mall Space as a separate legal parcel under Nevada subdivision law. The Company has no reason to believe that any Permit so indicated will not be obtained before it becomes necessary for the ownership, construction, financing or operation of the Project or that obtaining such Permit will result in undue expense or delay. The Company is not in violation of any condition in any Permit the effect of which could reasonably be expected to have a Material Adverse Effect.

      4.6 Litigation. Except as set forth on Exhibit R-1 (as the same may be updated from time to time by the Company), there are no pending or, to the Company's knowledge, threatened actions, suits, proceedings or investigations of any kind, including actions or proceedings of or before any Governmental Instrumentality, to which LVSI, VCR, GCCLLC, Adelson, Interface, Interface Holding, Lido Intermediate Holding Company, LLC, Mall Intermediate Holding, Mall Holding, Mall I MM, Mall I LLC or the Project or, to the knowledge of the Company, HVAC Provider, Construction Manager, Indirect Construction Guarantor, Project Architect, or any other party (other than the Company) to a Material Project Document is a party or is subject, or by which any of them or any of their properties or the Project are bound that could reasonably be expected to have a Material Adverse Effect nor, to the Company's knowledge, is there any reasonable basis for any such action, suit, proceeding or investigation.

      4.7   Financial Statements.

            4.7.1 The consolidated and consolidating financial statements of LVSI and its subsidiaries delivered to the Lenders pursuant to Section 3.1.17 on the Financing Date, were, and, in the case of financial statements to be delivered after the Financing Date pursuant to Section 5.6, will be, prepared in conformity with generally accepted accounting principles and fairly present, in all material respects, the financial position (on a consolidated and consolidating basis) of the entities described in such financial statements as of the respective dates thereof and the results of operations and cash flows (on a consolidated and consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

            4.7.2 Except as reflected in the consolidated and consolidating financial statements of LVSI and its subsidiaries delivered pursuant to Section
3.1.17 or 5.6 there are no liabilities or obligations with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be material to LVSI, VCR, GCCLLC or LVSI's other Subsidiaries in relation to their business, operations, properties, assets, financial condition or prospects taken as a whole. The Company does not know of any reasonable basis for the assertion against LVSI, VCR, GCCLLC or the Project of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to Section 3.1.17 or 5.6, as the case may be, which, either individually or in the aggregate, could reasonably be expected to be material to LVSI, VCR, GCCLLC or LVSI's other Subsidiaries.

      4.8   Security Interests.

            (a) The security interests granted to the Secured Parties pursuant to the Security Documents in the Project Security (i) constitute as to personal property included in the Project Security and, with respect to subsequently acquired personal property included in the Project Security, will constitute, a perfected security interest under the UCC and/or other applicable law and (ii) have, and, with respect to such subsequently acquired property, will have been perfected under the UCC and/or other applicable law as aforesaid, (A) as among the Secured Parties, the priority contemplated thereby and (B) as between the Secured Parties and any third Persons, superior priority and rights than the rights of any such third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, subject to the rights and priorities of Permitted Liens. To the extent that the Company has any right, title or interest to the HVAC Component, the security interests granted to the HVAC Provider pursuant to the HVAC Services Agreement
(i) constitute as to personal property included in the HVAC Component and, with respect to subsequently acquired personal property included in the HVAC Component, will constitute a perfected security interest under the UCC and/or other applicable law and (ii) have, and, with respect to such subsequently acquired property, will have been perfected under the UCC and/or other applicable law as aforesaid, superior priority and rights than the rights of any third Persons now existing or hereafter arising whether by way of mortgage, lien, security interest, encumbrance, assignment or otherwise, subject to the rights and priorities of Permitted Liens. All such action as is necessary has been taken to establish and perfect the Secured Parties' and (to the extent of the Company's right, title and interest to the HVAC Component) the HVAC Provider's respective rights in and to the Project Security (or, in the case of the HVAC Provider, the HVAC Component), including any recording, filing, registration, giving of notice or other similar action. As of the Financing Date, no filing, recordation, re-filing or re-recording other than those listed on Exhibit P is necessary to perfect and maintain the perfection of the interest, title or Liens of the Security Documents and (to the extent of the Company's right, title and interest to the HVAC Component) the HVAC Services Agreement, and on the Financing Date all such filings or recordings will have been made except for any filings or recordings for Liens as to which Title Insurer has issued or committed to issue a title policy acceptable to the Funding Agents. The Company has properly delivered or caused to be delivered to the Disbursement Agent all Project Security that requires perfection of the Lien and security interest described above by possession.

            (b) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by the Company of the Liens purported to be created in favor of the Secured Parties and the HVAC Provider pursuant to any of the Security Documents and the HVAC Services Agreement, respectively, or (ii) the exercise by the Disbursement Agent, the other Secured Parties and the HVAC Provider of any rights or remedies in respect of any Project Security and the HVAC Component, respectively (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by applicable law), except for filings or recordings contemplated by Section 4.8(a) above or as set forth on Exhibit P.

            (c) Except such as may have been filed in favor of the Funding Agents as contemplated by Section 4.8(a) above or as set forth on Exhibit P, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Project Security or the HVAC Component is on file in any filing or recording office.

            (d) All information supplied to the Disbursement Agent and the Funding Agents by or on behalf of the Company with respect to any of the Project Security and the HVAC Component (in each case taken as a whole with respect to the HVAC Component and any particular Project Security) is accurate and complete in all material respects.

      4.9 Existing Defaults. There is no Potential Event of Default or Event of Default under any of the Operative Documents.

      4.10  Taxes.

            4.10.1 The Company has filed, or caused to be filed, all tax and informational returns that are required to have been filed by it in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent the same have become due and payable (other than those taxes that (a) it is contesting in good faith and by appropriate proceedings, with adequate, segregated reserves established for such taxes or (b) failure to pay the same could not reasonably be expected to have a Material Adverse Effect or to impair the respective interests of the Lenders in the Project Security) and, to the extent such taxes are not due, has established reserves therefor by allocating, in the Summary Anticipated Cost Report, amounts that are adequate for the payment thereof and are required by generally accepted accounting principles.

            4.10.2 The Company has not incurred any material tax liability in connection with the Project or the other transactions contemplated by the Operative Documents which has not been disclosed in writing to the Funding Agents.

      4.11 Contingent Liabilities. The Company has no material contingent liabilities or obligations except those authorized under or contemplated by the Operative Documents and not prohibited by the Financing Agreements.

      4.12 Business, Debt, Contracts, Etc. Neither VCR nor GCCLLC has conducted any business other than the business contemplated by the Operative Documents. The Company has no outstanding Debt other than Debt incurred under the Financing Agreements or permitted under the Financing Agreements and has no other liabilities other than those incurred under the Operative Documents or permitted under the Financing Agreements, and is not a party to or bound by any contract other than as contemplated by the Operative Documents to which the Company is a party and those contracts permitted under this Agreement.

      4.13 Representations and Warranties. As of the Financing Date (in each case except to the extent related to a different date), all representations and warranties of the Company, Adelson and Interface Holding, Mall Intermediate Holding, Lido Intermediate Holding Company, LLC, and, to the Company's knowledge, HVAC Provider, Construction Manager, Direct Construction Guarantor, Indirect Construction Guarantor, Treadway, Project Architect, FCMI and each other Major Contractor and each other party (other than the Company) to a Material Project Document contained in the Operative Documents are true and correct in all material respects (unless the failure of any such representation or warranty could not reasonably be expected to have a Material Adverse Effect) and the Company hereby confirms each such representation and warranty of the Company with the same effect as if set forth in full herein.

      4.14  Environmental Laws.

            4.14.1 Except as set forth in Exhibit R-2 (as in effect from time to time): (a) Neither the Company nor any Affiliate of the Company is or has in the past been in violation of any Environmental Law which violation could reasonably be expected to result in any material liability to the Company or its properties and assets or in an inability of the Company to perform its obligations under the Operative Documents; (b) neither the Company nor any Affiliate of the Company nor, to the knowledge of the Company, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about the Site, Improvements or Site Easements or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to subject any Funding Agent, the Mortgage Note Holders, the Disbursement Agent, any Lender or the Company to any material liability under any Environmental Law;
(c) there are no underground tanks and no Hazardous Substances used, stored or present at, on or near the Site, Improvements or the Site Easements except as disclosed in the Phase I Report and (d) to the knowledge of the Company after due inquiry, there is or has been no condition, circumstance, action, activity or event that could reasonably form the basis of any violation of, or any material liability to any Funding Agent, the Mortgage Note Holders, the Disbursement Agent, any Lender or the Company under, any Environmental Law.

            4.14.2 Except as set forth on Exhibit R-1 or Exhibit R-2 (as in effect from time to time), there is no pending or, to the knowledge of the Company, threatened, action, proceeding, investigation or inquiry by any Governmental Instrumentality or any non-governmental third party with respect to the presence or Release of Hazardous Substances in, on, from or to the Site, Improvements or Site Easements.

            4.14.3 Except as set forth on Exhibit R-2 (as in effect from time to time), the Company has no knowledge of any past or existing violations of any Environmental Laws by any Person relating in any way to the Site, Improvements or Site Easements. Except as set forth in Exhibit R-2 (as in effect on the Financing Date), the Company has been issued and will maintain all required Permits relating to any Environmental Law. Except as set forth in Exhibit R-2 (as in effect from time to time), the Company has received no complaint, order, directive, citation or notice from any Governmental Instrumentality with respect to any Environmental Law.

            4.14.4 None of the matters disclosed on Exhibit R-1 or Exhibit R-2 (as in effect from time to time) could reasonably be expected to have a Material Adverse Effect.

      4.15 Utilities. All utility services necessary for the construction and the operation of the Project for its intended purposes are or will be available at the Site as and when required on commercially reasonable terms.

      4.16 In Balance Requirement. As of each Advance Date (a) the Unallocated Contingency Balance equals or exceeds the Required Minimum Contingency and (b) after giving effect to the requested Advance, the Available Funds equal or exceed the Remaining Costs.

      4.17  Sufficiency of Interests and Project Documents.

            4.17.1 VCR owns the Site and the Site Easements in fee simple. GCCLLC has and, until the earlier to occur of the Mall Release Date and the Mall Parcel Creation Date, will have, good leasehold title to the Mall and the Mall Easements. From and after the Mall Parcel Creation Date and until the Mall Release Date GCCLLC will own the Mall and the Mall Easements in fee simple. From and after the Mall Release Date, Mall I LLC will (a) if the Mall Parcel Creation Date has occurred and from and after such occurrence, own the Mall and the Mall Easements in fee simple and (b) if the Mall Parcel Creation Date has not occurred and until such occurrence, have good leasehold title to the Mall and the Mall Easements. Other than those services to be performed and materials to be supplied that can be reasonably expected to be commercially available when and as required, the Company owns all of the property interests and has entered into all documents and agreements necessary to develop, construct, complete, own and operate the Project on the Site and in accordance with all Legal Requirements and the Project Schedule and as contemplated in the Operative Documents.

            4.17.2 The HVAC Ground Lease creates a valid and subsisting leasehold estate in the land and the improvements covered thereby, subject only to Permitted Liens. Except for the rights of the HVAC Provider in and to the HVAC Component, the Company has not granted any rights in or to the HVAC Component to any Person and the Company has no knowledge of any rights of any Person to the HVAC Component.

            4.17.3 Each of the Funding Agents has received a true, complete and correct copy of each of the Project Documents in effect or required to be in effect as of the date this representation is made or deemed made (including all exhibits, schedules, side letters and disclosure letters referred to therein or delivered pursuant thereto, if any). A list of all Project Documents entered into as of the Financing Date is attached hereto as Exhibit U.

            4.17.4 All conditions precedent to the obligations of the respective parties (other than the Company) under the Project Documents have been satisfied, except for such conditions precedent (a) the failure of which to be satisfied could not reasonably be expected to have a Material Adverse Effect or
(b) which by their terms cannot be met until a later stage in the construction or operation of the Project, and the Company has no reason to believe that any such condition precedent (the failure of which to be satisfied could reasonably be expected to have a Material Adverse Effect) cannot be satisfied on or prior to the appropriate stage in the construction or operation of the Project.

      4.18 Intellectual Property. The Company owns or has the right to use all patents, trademarks, permits, service marks, trade names, copyrights, franchises, formulas, licenses and other rights with respect thereto and has obtained assignment of all leases, all of which are necessary for the operation of its business, except where failure to obtain such rights could not reasonably be expected to result in a Material Adverse Effect. Nothing has come to the attention of the Company to the effect that any product, process, method, substance, part or other material presently contemplated to be sold by or employed by the Company in connection with its business will infringe any license or other right owned by any other Person.

      4.19  Project Budget; Summary Anticipated Cost Report.

            4.19.1 The Project Budget (a) is, to the Company's knowledge as of the Financing Date, based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein, (b) as of the Financing Date is consistent with the provisions of the Operative Documents and the Financing Agreements in all material respects, (c) has been and will be prepared in good faith and with due care, (d) as of the Financing Date sets forth, for each Line Item, the total costs anticipated to be incurred through Final Completion, (e) fairly represents the Company's expectation as to the matters covered thereby as of its date and (f) as of the Financing Date sets forth a total amount of Project Costs, including contingencies, which is equal to the Available Funds. The Construction Manager has, as contemplated by Section 6.4 of the Construction Management Agreement, allocated the Project Costs to be incurred under the Construction Management Agreement between the HC/Mall Component and the HVAC Component and the Project Budget (including the detailed schedules thereto) reflects such allocation.

            4.19.2 The Summary Anticipated Cost Report (as in effect from time to time):

                  (a) sets forth in column 3 thereof the amount allocated to each Line Item Category pursuant to the Project Budget then in effect;

                  (b) sets forth in column 7 thereof, for the Construction Period Interest Line Item Category, the total amount of interest anticipated to be accrued on the Facilities (other than the HVAC Commitment Facility), the Subordinated Notes and the Approved Equipment Funding Commitments through the anticipated Opening Date;

                  (c) sets forth in column 7 thereof, for each Line Item Category, an aggregate amount no less than the aggregate amount set forth for such Line Item Category in the Project Budget then in effect less Realized Savings obtained with respect to such Line Item Category (and not reflected in the Project Budget); and

                  (d) is true and correct in all material respects.

            4.19.3 The Component Specific Anticipated Cost Reports and Element Specific Anticipated Cost Reports accurately reflect the detail underlying the Summary Anticipated Cost Report, segregated by each Construction Component and element of the Project, respectively, described therein.

            4.19.4 The Component Specific Anticipated Cost Report for the HVAC Component sets forth in column 7 thereof, an aggregate amount that is not less than the total amount of the commitment under the HVAC Commitment Facility.

            4.19.5 The Anticipated Cost Report (as in effect from time to time) sets forth in column 7 thereof, for each Line Item other than the "unallocated contingency" and the "Bovis contingency" Line Items, an amount no less than the total anticipated costs to be incurred by the Company from the commencement through the completion of the work contemplated by such Line Item, as determined by the Company and approved by the Construction Consultant in the Construction Consultant's certificate dated the date on which this representation is made or deemed made;

            4.19.6 The Anticipated Cost Report (as in effect from time to time) sets forth in column 7 thereof, for each of the "mall leasing commissions reserve" and the "mall tenant improvements reserve"

Line Items an amount equal to the amount allocated to such Line Items in the Project Budget then in effect.

      4.20 Fees and Enforcement. Other than amounts that have been paid in full or will have been paid in full by the Financing Date, no fees or taxes, including without limitation stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity, or enforceability of this Agreement or any of the other Operative Documents.

      4.21 ERISA. Either (a) there are not ERISA Plans for the Company or any member of the Controlled Group or (b) the Company and each member of the Controlled Group have fulfilled their obligations (if any) under the minimum funding standards of ERISA and the Code for each ERISA Plan in compliance in all material respects with the currently applicable provisions of ERISA and the Code and have not incurred any liability to the PBGC or an ERISA Plan under Title IV of ERISA (other than liability for premiums due in the ordinary course). Assuming that the credit extended hereunder does not involve the assets of any ERISA Plans for the Company or any member of the Controlled Group, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will involve a "prohibited transaction" within the meaning of 406 of ERISA or section 4975 of the Code which is not exempt under Section 408 of ERISA or under Section 4975(d) of the Code.

      4.22 Subsidiaries and Beneficial Interest. LVSI has no direct subsidiaries and does not directly own the whole or any part of the issued share capital or other direct ownership interest of any company or corporation or other Person other than VCR, Lido Casino Resort, MM, Inc., and Mall I MM. VCR has no direct subsidiaries and does not directly own the whole or any part of the issued share capital or other direct ownership interest of any company or corporation or any other Person other than Mall Intermediate Holding, Lido Intermediate Holding Company, LLC and GCCLLC. GCCLLC, Mall I LLC, and Lido Casino Resort, LLC have no subsidiaries and do not own the whole or any part of the issued share capital or other ownership interest of any other company or corporation or other Person. Mall Intermediate Holding and Lido Intermediate Holding Company, LLC have no direct subsidiaries and do not directly own the whole or any part of the issued share capital or other direct ownership interest of any company or corporation or other Person other than Mall Holding and Lido Casino Resort Holding Company, LLC, respectively. Mall Holding and Lido Casino Resort Holding Company, LLC have no direct subsidiaries and do not directly own the whole or any part of the issued share capital or other direct ownership interest of any company or corporation or other Person other than Mall I LLC and Lido Casino Resort, LLC, respectively.

      4.23 Labor Disputes and Acts of God. Neither the business nor the properties of the Company, Adelson, Mall Intermediate Holding, Lido Resort Intermediate Holding Company, LLC, or Interface Holding nor, to the knowledge of the Company, HVAC Provider, Construction Manager, Direct Construction Guarantor, Indirect Construction Guarantor, Treadway or any other party to a Material Project Document is affected by any fire, explosion, accident, strike, lockout or other labor dispute (except as set forth in Exhibit R-3 as in effect on the Financing Date), drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty or event of force majeure, that could reasonably be expected to have a Material Adverse Effect.

      4.24 Liens. Except for Permitted Liens, the Company has not secured or agreed to secure any Debt by any Lien upon any of its present or future revenues or assets or capital stock. The Company does not have outstanding any Lien or obligation to create Liens on or with respect to any of its properties or revenues, other than Permitted Liens and as provided in the Security Documents.

      4.25 Title. Except as set forth on Schedule 4.25, each of LVSI, VCR and GCCLLC owns and has good, legal and beneficial title to the property, assets and revenues of the Company on which it purports to grant Liens pursuant to the Security Documents free and clear of all Liens, except Permitted Liens.

      4.26 Investment Company Act. Neither LVSI nor VCR nor GCCLLC nor any of their respective Affiliates is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act.

      4.27 Project Schedule. To the Company's knowledge, the Project Schedule accurately specifies in summary form the work that the Company and the Construction Manager propose to complete in each calendar quarter from the Financing Date through the Final Completion of the Project, all of which can be expected to be achieved.

      4.28 Proper Subdivision. The Site has been properly subdivided or entitled to exception therefrom, and for all purposes the Site may be mortgaged, conveyed and otherwise dealt with as separate legal lot or parcel. The parties acknowledge, however, that this Agreement contemplates the creation of a separate legal parcel for the Mall Space and the Phase II Land.

      4.29 Offices, Location of Collateral.

            4.29.1 The chief executive office or chief place of business (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Nevada from time to time) of the Company is located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada. LVSI's federal employer identification number is 04-3010100. VCR's federal employer identification number is 86-0863398. GCCLLC's federal employer identification number is 88-0377973.

            4.29.2 All of the Project Security (other than the Accounts and general intangibles), including the Trust Estate (as defined in each Deed of Trust) is, or when installed pursuant to the Project Documents will be, located on the Site.

            4.29.3 The Company's books of accounts and records are located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada.

      4.30 Regulation U, Etc. Neither LVSI nor VCR nor GCCLLC is engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulations G, T, U or X of the Federal Reserve Board), and no part of the proceeds of the Advances or the revenues from the Project will be used by LVSI, VCR or GCCLLC to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

      4.31 Governmental Regulation. Neither the Company nor any of the Subsidiaries of the entities comprising the Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act or registration under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness other than the Nevada Gaming Laws or which may otherwise render all or any portion of the Obligations unenforceable. Incurrence of the Obligations under the Financing Agreements complies with all applicable provisions of the Nevada Gaming Laws.

                        ARTICLE 5 - AFFIRMATIVE COVENANTS

            The Company covenants and agrees, with and for the benefit of the Funding Agents, the Lenders and the Disbursement Agent that until this Agreement is terminated pursuant to Section 11.21 hereof, it will:

      5.1   Use of Proceeds; Repayment of Indebtedness.

            5.1.1 Proceeds. Deposit (a) all amounts required pursuant to Section
5.9.1 into the Company's Funds Account, (b) all amounts required pursuant to
Section 5.9.2 into the Company's Funds Account or, at the Company's option, the Guaranty Deposit Account, (c) all Loss Proceeds and all amounts released from the Lien Protection Account into the Company's Funds Account, (d) all revenues received by the Company through sales of goods or rendering of services in the ordinary course of business prior to the Final Completion Date into the Operating Account, (e) all amounts required pursuant to Section 2.2.3(b) into the Company's Funds Account, (f) all amounts required pursuant to Section 2.3.12 into the Pre-Completion Revenues Account, (g) all funds received by the Company prior to the Final Completion Date (other than those permitted or required to be deposited elsewhere) into the Company's Funds Account, and (h) all damages, liquidated or otherwise, and all other amounts paid to the Company prior to the Final Completion Date pursuant to the Construction Management Agreement, the Direct Construction Guaranty, the Indirect Construction Guaranty, the Contracts and the other Project Documents, (i) first, into the Guaranty Deposit Account in an amount up to the aggregate of all amounts previously withdrawn from the Guaranty Deposit Account and deposited in the Company's Funds Account pursuant to section 5.9.1 and (ii) then, into the Company's Funds Account. The Company shall not, until the Final Completion Date, open or establish any bank, deposit or any other accounts at any financial institution other than the accounts provided for herein; provided that on or after the Opening Date, the Company may establish an account to hold the proceeds of any Approved Equipment Funding Commitments.

            5.1.2 Project Costs. Apply all proceeds described in Section 5.1.1 above and all other amounts in the Accounts only to pay Project Costs in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, the Company shall:

                  (a) apply the proceeds of HC/Mall Component Funding Sources and the HVAC Commitment Facility only to pay Project Costs permitted pursuant to the allocation procedures of Section 2.6;

                  (b) apply the proceeds of Approved Equipment Funding Commitments and the Bank Revolving Facility (to the extent set forth in Section 2.2.3(b)) only to the payment of Project Costs allocated to the Equipment Component;

                  (c) apply amounts in the HC/Mall Component Cash Management Sub- Account and the HVAC Component Cash Management Sub-Account only to pay Project Costs allocated to the HC/Mall Component and the HVAC Component, respectively, as set forth in the Project Budget; and

                  (d) incur and pay Pre-Opening Expenses only after the required Benchmarks for such Pre-Opening Expenses have been achieved in accordance with the Construction Benchmark Schedule attached hereto as Exhibit J.

            5.1.3 Repayment of Indebtedness. Repay in accordance with its terms, all Indebtedness, including without limitation, all sums due under this Agreement and the other Financing Agreements but, in the case of any such Indebtedness the repayment of which is limited by any term of any Financing Agreement, repay subject to such limitation.

      5.2 Existence, Conduct of Business, Properties, Etc.. Except as otherwise expressly permitted (a) under this Agreement or (b) under each of Section 7.7 of the Bank Credit Agreement and Section 6.6 of the Interim Mall Credit Agreement,
(i) maintain and preserve its existence and all rights, privileges and franchises necessary in the normal conduct of its business, and (ii) engage only in the businesses contemplated or permitted by the Financing Agreements and the Operative Documents; provided, however, that from and after the transfer of the Mall to Mall I LLC in accordance with Section 5.16(c), GCCLLC may be liquidated, dissolved and/or merged out of existence.

      5.3   Diligent Construction of the Project.

            (a) Take or cause to be taken all action, make or cause to be made all contracts and do or cause to be done all things necessary to construct the Project diligently in accordance with the Construction Management Agreement, the Plans and Specifications and the other Operative Documents.

            (b) At such time as the Company believes that the Project is within six months from satisfying the Opening Conditions, request the Construction Consultant to issue a certificate to such effect. Should the Construction Consultant concur with the Company's determination (which concurrence shall not be unreasonably withheld), the Construction Consultant shall promptly issue a certificate in the form of Exhibit L-1 attached hereto.

      5.4 Compliance with Legal Requirements. Promptly and diligently (a) own, construct, maintain and operate the Project in compliance in all material respects with all applicable Legal Requirements, including, but not limited to Environmental Laws and (b) procure, maintain and comply, or cause to be procured, maintained and complied with, in all material respects, all Permits required for any ownership, construction, financing, maintenance or operation of the Project or any part thereof at or before the time each such Permit becomes necessary for the ownership, construction, financing, maintenance or operation of the Project, as the case may be, as contemplated by the Operative Documents, except that the Company may, at its expense, contest by appropriate proceedings conducted in good faith the validity or application of any such Legal Requirements, provided that, (i) none of the Funding Agents, the Disbursement Agent, any of the Lenders or the Company would be subject to any criminal liability for failure to comply therewith and (ii) all proceedings to enforce such Legal Requirements against the Funding Agents, the Disbursement Agent, any of the Lenders, the Company, or the Project or any part of any of them, shall have been duly and effectively stayed during the entire pendency of such contest, except where failure to procure such stay could not reasonably be expected to result in a Material Adverse Effect.

      5.5 Books, Records, Access. Maintain adequate books, accounts and records with respect to the Company and the Project in compliance in all material respects with the regulations of any Governmental Instrumentality having jurisdiction thereof, and, with respect to financial statements, in accordance with generally accepted accounting principles consistently applied. Subject to reasonable safety requirements and the rights of other Persons, the Company shall, at its cost and expense, permit employees or agents of the Funding Agents and the Construction Consultant at any reasonable times and upon reasonable prior notice to inspect the Project, to examine or audit all of the Company's books, accounts and records pertaining or related to the Project, to make copies and memoranda thereof and, with respect to any Environmental Matters, to perform any tests or studies and prepare any reports reasonably required by the Funding Agents. For all expenditures with respect to which Advances are made, the Company shall retain, until at least five (5) years after each Funding Agent has received the report specified in Section 5.7.1 for the financial year in which the last Advance was made by such Funding Agent, all records (contracts, orders, invoices, bills, receipts and other documents) evidencing such expenditures.

      5.6   Financial Statements.

            5.6.1 Provide to the Funding Agents:

                  (a) As soon as available and in any event within ninety (90) days after the close of each fiscal year commencing with the first fiscal year ended after the Financing Date, audited consolidated and consolidating financial statements of LVSI and its Subsidiaries including statements of equity, balance sheets as of the close of such year, income and expense statements, reconciliations of capital accounts and statements of sources and uses of funds, all prepared in accordance with generally accepted accounting principles consistently applied and certified by an Officer of each such Person.

                  (b) As soon as available and in any event within forty-five
(45) days after the end of each of the first three quarterly accounting periods of their respective fiscal years commencing with the first quarter ending after the Financing Date, unaudited consolidated and consolidating financial statements of LVSI and its Subsidiaries including, without limitation, unaudited consolidated and consolidating balance sheets of LVSI and its Subsidiaries as of the last day of such quarterly period, the related statements of income and cash flows for such quarterly period and (in the case of second, third and fourth quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year.

            5.6.2 Each time the consolidated and consolidating financial statements of LVSI and its Subsidiaries are delivered under this Section 5.6, a certificate of LVSI signed by an Authorized Representative of LVSI, shall be delivered along with such financial statements, certifying that such officer has made or caused to be made a review of the transactions and financial condition of LVSI and its Subsidiaries during the relevant fiscal period and that such review has not, to the best of such Authorized Representative's knowledge, disclosed the existence of any event or condition which constitutes a Potential Event of Default or an Event of Default under any Financing Agreement to which LVSI or its Subsidiaries is a party, or if any such event or condition existed or exists, the nature thereof and the corrective actions that LVSI or such Subsidiary, as the case may be, has taken or proposes to take with respect thereto, and also certifying that LVSI or such Subsidiary, as the case may be, is in compliance in all material respects with its obligations under this Agreement and each other Financing Agreement to which it is a party or, if such is not the case, stating the nature of such non-compliance and the corrective actions which LVSI or such Subsidiary, as the case may be, has taken or proposes to take with respect thereto.

      5.7   Reports; Cooperation.

            5.7.1 Prior to the Final Completion Date, deliver to the Funding Agents, the Construction Consultant and the Disbursement Agent within thirty
(30) days following the end of each calendar month a monthly status report describing in reasonable detail the progress of the construction of each Construction Component and the Project as a whole since the immediately preceding report hereunder, including without limitation, the cost incurred to the end of such month, an estimate of the time and cost required to complete each Construction Component and the Project as a whole and such other information which any Funding Agent or the Disbursement Agent may reasonably request including information and reports reasonably requested by the Construction Consultant.

            5.7.2 Prior to the Mall Release Date, deliver to the Funding Agents and the Disbursement Agent within thirty (30) days of the end of each calendar month a monthly status report describing in reasonable detail the progress of the leasing activities with respect to the Mall and all leases that have been entered into since the immediately preceding report hereunder.

            5.7.3 Promptly after its receipt thereof, deliver to the Funding Agents, the Construction Consultant and the Disbursement Agent all progress reports provided by the Construction Manager pursuant to the Construction Management Agreement and such additional information as the Funding Agents or the Disbursement Agent may reasonably request.

      5.8 Notices. Promptly, upon acquiring notice or giving notice, or obtaining knowledge thereof, as the case may be, provide to the Disbursement Agent, the Construction Consultant and the Funding Agents written notice of:

            5.8.1 Any Event of Default or Potential Event of Default of which it has knowledge, specifically stating that an Event of Default or Potential Event of Default has occurred and describing such Event of Default or Potential Event of Default and any action being taken or proposed to be taken with respect to such Event of Default or Potential Event of Default.

            5.8.2 Any event, occurrence or circumstance which reasonably could be expected to cause the aggregate amount of Project Costs to exceed the Available Funds or render the Company incapable of, or prevent the Company from
(a) achieving the Completion Date on or before the Outside Completion Deadline or (b) meeting any material obligation of the Company under the Construction Management Agreement and the other Material Project Documents as and when required thereunder.

            5.8.3 Any termination or event of default or notice thereof under any Material Project Document.

            5.8.4 Any (a) fact, circumstance, condition or occurrence at, on, or arising from, the Site, that results in noncompliance with any Environmental Law that has resulted or could reasonably be expected to result in a Material Adverse Effect, and (b) pending or, to the Company's knowledge, threatened, Environmental Claim against the Company, Construction Manager, any Contractor or any Subcontractor arising in connection with their occupying or conducting operations on or at the Project, or the Site, which could reasonably be expected to have a Material Adverse Effect.

            5.8.5 Any change in the Authorized Representatives of the Company, and such notice shall include a certified specimen signature of any new officer or director so appointed and, if requested by any Funding Agent or the Disbursement Agent, satisfactory evidence of the authority of such new Authorized Representative.

            5.8.6 Any proposed material change in the nature or scope of the Project or the business or operations of the Company.

            5.8.7 Any notice of any schedule delay delivered under the Construction Management Agreement and all remedial plans and updates thereof.

            5.8.8 Any other event or development which could reasonably be expected to have a Material Adverse Effect.

            5.8.9 Promptly upon any Person becoming a Subsidiary of any of the entities comprising the Company, a written notice setting forth with respect to such Person the date on which such Person became a Subsidiary of any of the entities comprising the Company.

            5.8.10 Any payment made by the Construction Manager, the Direct Construction Guarantor or the Indirect Construction Guarantor of amounts previously committed by any such Person and which were included in the calculation of Available Funds pursuant to clause (vi) of the definition thereof.

      5.9   Company Equity.

            5.9.1 (a) From time to time deposit or cause to be deposited into the Company's Funds Account, in cash, amounts sufficient so that the Liquid Available Funds shall at all times be equal to or greater than seventy-five percent (75%) of the Remaining Costs, (b) from time to time from the Mall Release Date through the Final Completion Date, deposit or cause to be deposited into the Mall Retainage/Punchlist Account, in cash, amounts sufficient so that the amounts on deposit therein shall equal 125% of the Mall Punchlist Completion Amount, and (c) upon the occurrence of an Event of Default or a Death Event (as defined in the Adelson Completion Guaranty) or Bankruptcy (as defined in the Mortgage Notes Indenture Fee Deed of Trust) of Adelson, deposit or cause to be deposited in the Company's Funds Account, in cash, an amount equal to the amount of funds then on deposit in the Guaranty Deposit Account. In the event that the Company fails to so deposit or cause to be deposited such funds, the Disbursement Agent shall be entitled to draw such funds from the Guaranty Deposit Account.

            5.9.2 At such times, if ever, as (a) the Remaining Costs exceed the Available Funds or (b) the Required Minimum Contingency exceeds the Unallocated Contingency Balance, then the Company shall deposit or cause to be deposited in the Company's Funds Account or, at the Company's election, the Guaranty Deposit Account, in cash, funds in an amount equal to the amount of either such excess.

      5.10 Indemnification; Costs and Expenses. Pay all amounts required to be paid by the Company pursuant to Section 11.15.

      5.11 Project Documents and Permits. Deliver to the Disbursement Agent, the Funding Agents and the Construction Consultant promptly, but in no event later than ten (10) days after the receipt thereof by the Company, copies of (a) all Material Project Documents and Permits obtained or entered into by the Company after the Financing Date, (b) any amendment, supplement or other modification to any Permit received by the Company after the Financing Date and (c) all notices relating to the Project or received by or delivered to the Company from any Governmental Instrumentality.

      5.12 Security Interest in Newly Acquired Property.

            (a) If the Company shall at any time acquire any interest in property not covered by the Security Documents (other than property in which, pursuant to the Financing Agreements, the Company is not required to grant a security interest in favor of any Secured Party) or enter into a Project Document, promptly upon such acquisition or execution, execute, deliver and record a supplement to the Security Documents, reasonably satisfactory in form and substance to each Funding Agent, if any, who, pursuant to the Financing Agreements, is entitled to have a security interest in such property, subjecting such interests to the lien and security interests created by the applicable Security Documents (with the priority contemplated thereby in favor of each Secured Party) and (if the Project Document is a Material Project Document) deliver to the Disbursement Agent, on behalf of the Secured Parties, consents to assignment, substantially in the form of Exhibit S (with such changes thereto as are reasonably acceptable to the Disbursement Agent) of any such Project Document.

            (b) If the Company shall at any time acquire any interest in property comprising the HVAC Component which is not covered by the security interest granted in the HVAC Services Agreement (other than property which, pursuant to the HVAC Services Agreement, the Company is not required to grant a security interest in favor of the HVAC Provider), promptly upon such acquisition, execute, deliver and record a supplement to the HVAC Services Agreement, reasonably satisfactory in form and substance to the HVAC Provider, subjecting such interests to the lien and security interest created by the HVAC Services Agreement.

      5.13 Plans and Specifications. Provide to the Disbursement Agent and the Construction Consultant copies of, and maintain at the Site a complete set of Plans and Specifications, as in effect from time to time.

      5.14 Construction Consultant.

           (a) Cooperate and cause the Construction Manager to cooperate with the Construction Consultant in the performance of the Construction Consultant's duties hereunder and under the Construction Consultant Engagement Agreement. Without limiting the generality of the foregoing, the Company shall and shall cause the Construction Manager to: (i) communicate with and promptly provide all invoices, documents, plans and other information reasonably requested by the Construction Consultant, (ii) authorize the Contractors and the Subcontractors to communicate directly with the Construction Consultant regarding the progress of the work, (iii) provide the Construction Consultant with access to the Site and, subject to required safety precautions, the construction areas, (iv) provide the Construction Consultant with reasonable working space and access to telephone, copying and telecopying equipment and (v) otherwise facilitate the Construction Consultant's review of the construction of the Project and preparation of the certificates required hereby.

           (b) Pay or cause to be paid to the Construction Consultant out of the Advances made hereunder all amounts required hereunder and under the Construction Consultant Engagement Agreement.

           (c) In addition to any other consultation required hereunder, following the end of each quarter, upon the reasonable request of any Funding Agent, consult with any such Person regarding any adverse event or condition identified in any report prepared by the Construction Consultant.

           (d) Deliver to the Construction Consultant, no less than every fifteen (15) days an Anticipated Cost Report, as in effect from time to time.

      5.15 Proper Legal Forms. Take all action within its control required or advisable to ensure that each of the Operative Documents is in proper legal form.

      5.16 Preserving the Project Security.

           (a) Subject to Sections 5.16(b), 5.16(c) and 5.16(d) below, undertake all actions which are necessary or appropriate in the reasonable judgment of the Funding Agents to (i) maintain the

Secured Parties' respective security interests under the Security Documents in the Project Security in full force and effect at all times (including the priority thereof), and (ii) preserve and protect the Project Security and (to the extent of the Company's right, title and interest in the HVAC Component) the HVAC Component and protect and enforce the Company's rights and title and the respective rights of the Secured Parties and the HVAC Provider to the Project Security and the HVAC Component, respectively, including, without limitation, the making or delivery of all filings and recordations, the payments of fees and other charges, the issuance of supplemental documentation, the discharge of all claims or other liens other than Permitted Liens adversely affecting the respective rights of the Secured Parties and the HVAC Provider to and under the Project Security and the HVAC Component, respectively, and the publication or other delivery of notice to third parties.

            (b) Take all actions and do all things as may be reasonably necessary to cause the Mall to become a separate legal parcel under Nevada Revised Statutes, Chapter 278 (the "Mall Parcel") as promptly as practicable. The Company shall, upon creation of the Mall Parcel, deliver a notice to such effect to the Disbursement Agent, the Bank Agent, the Interim Mall Lender and the Mortgage Notes Indenture Trustee. Promptly thereafter (and in any event no later than 10 days thereafter), at the Company's sole cost and expense, in substantially concurrent transactions:

                  (i) VCR shall, in accordance with the Mall Lease, transfer all of its right, title and interest in and to the Mall Parcel to GCCLLC (or, if after the Mall Release Date, to Mall I LLC), by executing, delivering and recording at the Clark County, Nevada, Recorder's Office a grant, bargain and sale deed in the form of Exhibit V-1 attached hereto;

                  (ii) VCR and LVSI shall execute such bills of sale, assignment agreements and other documents as may be necessary to sell, assign, transfer and convey to GCCLLC all of their respective rights, titles and interests to the Mall Assets;

                  (iii) VCR and GCCLLC (or, if after the Mall Release Date, Mall I LLC) shall terminate the Mall Lease;

                  (iv) the Interim Mall Leasehold Deed of Trust shall be amended to reflect the release of the Mall Lease from the collateral encumbered thereby (leaving the tenant's interests under the Master Lease for Additional Billboard Space as the only tenant's leasehold interest encumbered thereby) and shall be re-recorded at the Clark County, Nevada Recorder's Office;

                  (v) the Interim Mall Space Fee Deed of Trust shall be amended to reflect the legal description of the Mall Parcel and the fee ownership therein of GCCLLC and re-recorded at the Clark County, Nevada Recorder's Office;

                  (vi) the Bank Leasehold Deed of Trust and the Mortgage Notes Indenture Leasehold Deed of Trust shall be amended to reconvey the Mall Space (specifically excluding the space covered by the Billboard Lease which is located within the Hotel/Casino Space) from their respective Liens and re-recorded at the Clark County, Nevada Recorder's Office;

                  (vii) each of the Bank Fee Deed of Trust and the Mortgage Notes Indenture Fee Deed of Trust shall be amended to reconvey the Mall Parcel from their respective Liens and shall be re-recorded at the Clark County, Nevada, Recorder's Office;

                  (viii) GCCLLC shall execute, acknowledge, deliver and record at the Clark County, Nevada Recorder's Office the Bank Mall Parcel Fee Deed of Trust and the Mortgage

      Notes Indenture Mall Parcel Fee Deed of Trust encumbering GCCLLC's interest in the Mall Parcel, and in connection therewith the Bank Agent and the Mortgage Notes Indenture Trustee shall execute a subordination agreement reasonably satisfactory to the Interim Mall Lender to reflect that (A) as to the tenant's interests under the Master Lease for Additional Billboard Space, the Interim Mall Leasehold Deed of Trust (as amended) shall have priority over the Bank Leasehold Deed of Trust (as amended), and the Bank Leasehold Deed of Trust (as amended) shall have priority over the Mortgage Notes Indenture Leasehold Deed of Trust (as amended), and (B) as to the Mall Parcel, the Interim Mall Space Fee Deed of Trust (as amended) shall have priority over the Bank Mall Fee Deed of Trust (as amended), and the Bank Mall Fee Deed of Trust (as amended) shall have priority over the Mortgage Notes Indenture Fee Deed of Trust (as amended); and

                  (ix) substantially concurrently with the foregoing, and as a condition precedent thereto, the Company shall deliver to the Bank Agent, the Interim Mall Lender and the Mortgage Notes Indenture Trustee: (A) a legal opinion from counsel reasonably acceptable to the Bank Agent and the Interim Mall Lender to the effect that (1) the Mall Parcel has been legally created as a separate legal parcel under Nevada Revised Statutes, Chapter 278 and (2) that each of the deeds of trust described in clauses
      (iv), (v), (vi), (vii) and (viii) above, as amended or rerecorded, if applicable, are enforceable in accordance with their terms and are effective to create the security interests described therein, and (iii) such other legal opinions as the Bank Agent and the Interim Mall Lender may reasonably request, each in form and substance reasonably satisfactory to each such Funding Agent, and (B) endorsements, or commitments by the Title Insurer to issue endorsements, in each case, in form and substance satisfactory to the Bank Agent and the Interim Mall Lender, to the Bank Agent's, the Interim Mall Lender's and Mortgage Notes Indenture Trustee's respective Title Policies, insuring the continuing perfection and priority of the respective Liens on the Project Security (after giving effect to the amendments and re-recordations contemplated by this Section 5.16(b)).

            (c) On the Mall Release Date, and subject to receipt by the Disbursement Agent of documents and instruments satisfactory to the Disbursement Agent in its sole discretion effecting the release by the lender under the Tranche B Take Out Loan of LVSI, VCR and GCCLLC and each of their respective Affiliates (other than Mall I LLC) from any and all further obligations under the Tranche B Take Out Loan, then, at the Company's sole cost and expense, in substantially concurrent transactions:

                  (i) in the event that the Mall Parcel Creation Date shall not have occurred and the Mall Lease shall not have been terminated, GCCLLC shall, in accordance with the Sale and Contribution Agreement, transfer all of its right, title and interest in and to the Mall Lease and the Master Lease for Additional Billboard Space to Mall I LLC;

                  (ii) in the event that the Mall Parcel Creation Date shall have occurred, GCCLLC shall, in accordance with the Sale and Contribution Agreement, transfer all of its right, title and interest in and to the Mall Parcel and the Master Lease for Additional Billboard Space to Mall I LLC;

                  (iii) VCR, LVSI and GCCLLC shall execute such bills of sale, assignment agreements and other documents, in accordance with the Sale and Contribution Agreement, as may reasonably be necessary to sell, assign, transfer and convey to Mall I LLC all of their respective rights, titles, and interests in and to the Mall Assets including (A) all warranties and guaranties given by the Construction Manager and the Contractors and Subcontractors with respect to the Mall and the Mall Assets and (B) the Mall Leasing Commissions Reserve Account and the Mall Tenant Improvements Reserve Account;

                  (iv) the Interim Mall Lender shall, in accordance with the Sale and Contribution Agreement, and at the Company's expense, execute, acknowledge and deliver to LVSI, VCR, the Bank Agent and the Mortgage Notes Indenture Trustee such documents and instruments, including UCC-3 termination statements, as may reasonably be necessary to release LVSI, VCR, GCCLLC and Intermediate Mall Holding, LLC and their respective assets (after giving effect to the transfers contemplated by clauses (i), (ii) and (iii) above) from any and all further Obligations to, and Liens in favor of, the Interim Mall Lender under the Interim Mall Credit Agreement and the Security Documents;

                  (v) each of the Bank Leasehold Deed of Trust, the Mortgage Notes Leasehold Deed of Trust, the Bank Mall Parcel Fee Deed of Trust and the Mortgage Notes Indenture Mall Parcel Fee Deed of Trust shall be terminated, released and reconveyed by the Bank Agent and the Mortgage Notes Indenture Trustee, as applicable;

                  (vi) each of the Bank Agent and the Mortgage Notes Indenture Trustee shall, at the Company's expense, execute, acknowledge and deliver to the Company and the Interim Mall Lender such documents and instruments, including UCC-3 termination statements, as may reasonably be necessary to release their respective liens on the Mall; and

                  (vii) the transfers and advances of funds set forth in Section 2.10(d) above shall be implemented.

            (d) At such time as the Disbursement Agent has confirmed to its reasonable satisfaction that each of the Phase II Release Conditions has been satisfied, the Disbursement Agent shall give notice of such effect to the Company, the Bank Agent and the Mortgage Notes Indenture Trustee. Upon receipt of such notice, VCR shall be entitled to transfer all of its right, title and interest in and to the Phase II Land to Lido Casino Resort, LLC by executing, delivering and recording at the Clark County, Nevada, Recorder's Office a grant, bargain and sale deed in Title Insurer's standard form but which (i) specifically provides that the transfer implemented thereby is made subject to the Cooperation Agreement and (ii) reserves unto VCR, as owner of the Phase I Land, the easements burdening the Phase II Land pursuant to the terms of the Cooperation Agreement. Simultaneously with the execution and delivery of such grant, bargain and sale deed each of the Bank Agent and the Mortgage Notes Indenture Trustee shall, at the Company's expense, execute, acknowledge and deliver to the Company such documents and instruments, including UCC-3 termination statements, as may reasonably be necessary to release and/or reconvey their respective Liens and interests in the Phase II Land. The Company shall pay or cause to be paid all costs and expenses incurred in connection with the transfer and release of the Phase II Land and the satisfaction of the Phase II Release Conditions, including, but not limited to, title insurance premiums, recording costs, and reasonable fees and expenses of counsel to the Funding Agents.

      5.17 Management Letters. Deliver to the Funding Agents and the Disbursement Agent a copy of any "management letter" or other similar communication received by the Company from the Reviewing Accountant in relation to the Company's financial, accounting and other systems, management or accounts.

      5.18 Governmental and Environmental Reports. Deliver to the Funding Agents, the Disbursement Agent and the Construction Consultant copies of all reports required to be filed by the

Company with any Governmental Instrumentality, including without limitation, any reports with respect to Environmental Matters.

      5.19 Insurance. Comply in all material respects with the insurance requirements of Exhibit O.

      5.20 Application of Insurance and Condemnation Proceeds. If any Event of Loss shall occur with respect to the Project or any part thereof, the Company shall (a) promptly upon discovery or receipt of notice thereof provide written notice thereof to the Disbursement Agent, (b) diligently pursue all its rights to compensation against all relevant insurers, reinsurers and/or Governmental Instrumentalities, as applicable, in respect of such event and (c) comply with all of its obligations under Articles XI and XII of the Cooperation Agreement. All amounts and proceeds (including instruments) in respect of any Event of Loss, including the proceeds of any insurance policy required to be maintained by the Company hereunder (collectively, "Loss Proceeds") shall be applied as provided in this Section 5.20. All Loss Proceeds shall be paid by the insurers, reinsurers, Governmental Instrumentalities or other payors directly to the Disbursement Agent for deposit in the Company's Funds Account. If any Loss Proceeds are paid directly to the Company, any affiliate of the Company or any Funding Agent or Lender by any insurer, reinsurer, Governmental Instrumentality, "Trustee" (pursuant to and as defined in the Cooperation Agreement) or such other payor, (i) such Loss Proceeds shall be received in trust for the Disbursement Agent, (ii) such Loss Proceeds shall be segregated from other funds of the Company or such other Person, and (iii) the Company or such other Person shall pay (or, if applicable, the Company shall cause such of its affiliates to pay) such Loss Proceeds over to the Disbursement Agent in the same form as received (with any necessary endorsement) for deposit in the Company's Funds Account. In the event that for a period of ninety (90) days after any Loss Proceeds are deposited in the Company's Funds Account, the Company is not permitted pursuant to the terms hereof to obtain Advances of such Loss Proceeds, then (i) the amount of such proceeds that is reasonably allocable to the HVAC Component shall be applied in accordance with the HVAC Services Agreement and
(ii) the Company shall use all other such proceeds to prepay the Bank Loans, the Interim Mall Loan and the Mortgage Notes in accordance with the Bank Credit Agreement, the Interim Mall Credit Agreement and the Mortgage Notes Indenture, respectively, in each case, subject to the Intercreditor Agreement.

      5.21 Buffer Zone Encroachments. Construct or cause to be constructed the Hotel/Casino within the Hotel/Casino Space and the Mall within the Mall Space (or, after the Mall Parcel Creation Date, the Mall Parcel); provided, however, that the Hotel/Casino may encroach into the Mall Space and/or Mall Parcel and the Mall may encroach into the Hotel/Casino Space so long as: (a) none of such encroachments extend beyond the Buffer Zone Space and (b) the Company complies with the provisions set forth in Section 6.2 in implementing any Scope Change that causes such encroachment. Promptly after the Mall Release Date, the Company shall implement such lot line adjustments as may be necessary to ensure that (i) all portions of the Mall are located on a parcel owned by or leased to GCCLLC or Mall I LLC or as to which either such entity has an easement, in each case, in form and substance reasonably satisfactory to the Interim Mall Lender or, after funding of the Tranche A Take Out Loan, the Tranche A Take Out Lender and (ii) all portions of the Hotel/Casino are located on a parcel owned by VCR or as to which VCR has an easement, in each case, in form and substance reasonably satisfactory to the Bank Agent.

      5.22 Compliance with Material Project Documents. The Company shall comply duly and promptly, in all material respects, with its obligations, and enforce all of its respective rights under all Material Project Documents, except where the failure to comply or enforce such rights, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

      5.23 Title Insurer Escrow Agreement. On or promptly after the Financing Date the Company shall use its diligent efforts to enter into an escrow agreement (the "Title Insurer Escrow Agreement") with the Title Insurer and the Disbursement Agent (acting on behalf of the Secured Parties), which Title Insurer Escrow Agreement shall be in form and substance satisfactory to the Bank Agent and the Interim Mall Lender. The Title Insurer Escrow Agreement shall set forth the mechanics for handling Advances requested by the Company in order to cover mechanics' and materialmen's liens which have been filed against the Project and which the Company is disputing. The Bank Agent and the Interim Mall Lender agree to cooperate with the Company and the Title Insurer in order to finalize and approve the Title Insurer Escrow Agreement and to cause the Disbursement Agent to execute the same.

      5.24 Billboard Lease Space and Mall Space. The Company shall apply reasonable efforts to determine the precise boundaries for the space covered by the Billboard Lease in an expeditious manner, and in any event by the Mall Release Date. Similarly, the Company shall determine the precise boundaries for the Mall I Space by the Mall Release Date. In connection therewith, (a) the Company and the Lenders shall amend their respective Security Documents to reflect the precise boundaries of said spaces, and (b) the Company (at its sole expense) shall provide the Lenders with appropriate endorsements to their respective title insurance policies.

      5.25 Utility Easement Modifications. The Company shall immediately commence and diligently proceed to cause all utility or other easements that would underlie, or interfere with, the construction or maintenance of the improvements within the Project to be removed as expeditiously as possible. In any event, the Company shall remove such easements before they interfere in any material respect with the prosecution in accordance with the Project Schedule of the work involved with the Project, and in any event, prior to the Mall Release Date. In the event such easements are not removed prior to such time as reasonably determined by the Construction Consultant, and the Company fails to provide title insurance to the Lenders in form reasonably satisfactory to them insuring over any loss the Lenders may suffer as a result of Company's failure to so remove such easements, then the Company (a) agrees that the Disbursement Agent shall have the right to authorize such advances as it deems appropriate in order to remove or insure over the utility easements as exceptions to the title insurance policies in favor of the Lenders, and (b) hereby grants to the Disbursement Agent an irrevocable power of attorney to take such further steps in the name of the Company as the Construction Consultant determines are appropriate in order to remove or insure over such easements.

                         ARTICLE 6 - NEGATIVE COVENANTS

            The Company covenants and agrees, with and for the benefit of the Funding Agents, the Lenders and the Disbursement Agent that until this Agreement is terminated pursuant to Section 11.21 hereof, it shall not:

      6.1   Waiver, Modification and Amendment.

            6.1.1 Directly or indirectly enter into, amend, modify, terminate (except in accordance with its terms), supplement or waive a right or permit or consent to the amendment, modification, termination (except in accordance with its terms), supplement or waiver of any of the provisions of, or give any consent under (a) any Financing Agreement or Third Party Financing Agreement without the consent of the Bank Agent, the Interim Mall Lender and the Mortgage Notes Indenture Trustee (provided that no such consent shall be required hereunder from the Bank Agent, the Interim Mall Lender or the Mortgage Notes Indenture Trustee to the extent such amendment, termination, supplement, waiver or consent is permitted under the Bank Credit Agreement, the Interim Mall Credit Agreement or the

Mortgage Notes Indenture, as the case may be), (b) any Permit, the effect of which could reasonably be expected to have a Material Adverse Effect, (c) the HVAC Services Agreement, the Construction Agency Agreement, the HVAC Ground Lease, the Billboard Master Lease, the Cooperation Agreement, the Casino Lease, the Mall Lease, the Sale and Contribution Agreement, the Bylaws or Articles of Incorporation of LVSI or Mall I MM or the Certificate of Formation or Operating Agreement of VCR, GCCLLC, Mall Intermediate Holding, Lido Intermediate Holding Company, LLC, Mall Holding or Mall I LLC, the Work Continuation Agreement, the Direct Construction Guaranty, the Indirect Construction Guaranty without (i) obtaining the Bank Agent's prior written consent, (ii) obtaining the prior written consent of the Interim Mall Lender and (iii) obtaining (A) the consent of a majority in principal amount of the holders of the Mortgage Notes or, (B) if the Mortgage Notes are then rated CCC+ or higher by S&P, confirmation from the Rating Agencies that such amendment, waiver or other modification will not result in a Ratings Downgrade (provided that (1) the Company may amend the Sale and Contribution Agreement without obtaining such consents and/or confirmations in order to increase the sales price thereunder to equal the maximum amount of the commitment under the Interim Mall Credit Agreement as the same may be increased from time to time in accordance with the terms of the Intercreditor Agreement and (2) the Company and its Subsidiaries may amend, modify, terminate, supplement or waive any provision under (or provide a consent under) any document described in this clause (c) if such amendment, modification, termination, supplement, waiver or consent (x) has no adverse effect on any Lender and (y) does not relate to any of the substantive non-consolidation related provisions in the organizational documents of the Company and its Subsidiaries), (d) the Construction Management Agreement, the Professional Services Agreement, the Treadway Agreement, or any other Contract (constituting a Material Project Document) except in accordance with the procedures set forth in Section 6.1.2 or Section 6.1.3, as applicable, below (provided that the same shall not relieve the Company of the requirements of Section 6.2) or (e) any other Material Project Documents, the effect of which, with respect to such other Material Project Document, could reasonably be expected to have a Material Adverse Effect. Notwithstanding any of the foregoing, the Company may:

                  6.1.1.1 enter into Contracts constituting Material Project Documents consistent with the Plans and Specifications, the Project Schedule and the Project Budget, as each is in effect from time to time. Each such Contract shall be in writing and shall become effective when and only when: (i) the Company and the Contractor have executed and delivered the Contract (with the effectiveness thereof subject only to satisfaction of the conditions in clauses
(ii), (iii), (iv), (v) and (vi) below); (ii) the Company has submitted to the Disbursement Agent an Additional Contract Certificate together with all exhibits, attachments and certificates required thereby (including the Construction Consultant's Certificate), each duly completed and executed; (iii) if entering into such Contract will result in an amendment to the Project Budget or extension of the Outside Completion Deadline, the Company has complied with the requirements of Section 6.4; (iv) if entering into such Contract will have the effect of a Scope Change, the Company has complied with the provisions of
Section 6.2; (v) if entering into such Contract will cause the Unallocated Contingency Balance to be less than the Required Minimum Contingency or the Available Funds to be less than the Remaining Costs, the Company has complied with the requirements of Section 5.9.2; and (vi) the Disbursement Agent has acknowledged receipt of the materials referenced in clause (ii) above, as contemplated in the Additional Contract Certificate (which the Disbursement Agent agrees to promptly do upon receipt of said material);

                  6.1.1.2 from time to time, amend the Construction Management Agreement, the Professional Services Agreement, the Treadway Agreement or any other Contract to change the scope of the work and the Company's payment obligations thereunder. Any such amendment shall be in writing and shall identify with particularity all changes being made. Each such amendment shall be effective when and only when: (i) the Company and the Construction Manager, Project Architect, Treadway or other Contractor, as the case may be, have executed and delivered the contract amendment (with the effectiveness thereof subject only to satisfaction of the conditions in clauses
(ii), (iii), (iv), (v) and (vi) below); (ii) the Company has submitted to the Disbursement Agent a Contract Amendment Certificate together with all exhibits, attachments and certificates required thereby each duly completed and executed;
(iii) if such amendment will result in an amendment to the Project Budget or extension of the Outside Completion Deadline, the Company has complied with the requirements of Section 6.4; (iv) if such amendment will change the scope of work or otherwise will have the effect of a Scope Change, the Company has complied with the provisions of Section 6.2; (v) if such amendment will cause the Unallocated Contingency Balance to be less than the Required Minimum Contingency or the Available Funds to be less than the Remaining Costs, the Company has complied with the requirements of Section 5.9.2; and (vi) the Disbursement Agent has acknowledged its receipt of the materials referenced in clause (ii) above, as contemplated in the Contract Amendment Certificate (which the Disbursement Agent agrees to promptly do upon receipt of said materials).

      6.2   Construction Management Agreement; Completion; Drawings.

            6.2.1 Without obtaining the Required Scope Change Approval, direct, consent to or enter into any Scope Change if such Scope Change:

                  (a) will cause Remaining Costs to exceed Available Funds or the Required Minimum Contingency to exceed the Unallocated Contingency Balance, unless the Company complies with the requirements of Section 5.9.2 and/or amends the Project Budget as provided in Section 6.4.1 so that, after giving effect to the proposed Scope Change the Available Funds will equal or exceed the Remaining Costs and the Unallocated Contingency Balance will equal or exceed the Required Minimum Contingency (provided, however, that for purposes of this Section 6.2.1(a), any amounts on deposit in the Guaranty Deposit Account up to $25,000,000 shall be disregarded for purposes of calculating the Available Funds and the Unallocated Contingency Balance);

                  (b) is not, in the reasonable judgment of the Construction Consultant, a Safe Harbor Scope Change;

                  (c) in the reasonable judgment of the Construction Consultant (based on its experience, familiarity and review of the Project and representations provided by the Company, Construction Manager, the Contractors and Subcontractors), could reasonably delay the Completion Date beyond the Outside Completion Deadline;

                  (d) in the reasonable judgment of the Construction Consultant, could reasonably permit or result in any materially adverse modification or materially impair the enforceability of any material warranty under the Construction Management Agreement or any Contract;

                  (e) in the reasonable judgment of the Construction Consultant, is not permitted by a Project Document and could adversely impact the Project;

                  (f) in the reasonable judgment of the Construction Consultant, could reasonably present a significant risk of the revocation or material adverse modification of any Permit;

                  (g) in the reasonable judgment of the Construction Consultant, could reasonably cause the Project (including the Mall) not to comply with Legal Requirements (provided that the Construction Consultant shall be entitled to determine that no violation of any Legal Requirement will occur on the basis of a certification by the Company to such effect unless the Construction Consultant is aware of any inaccuracies in such certification); or

                  (h) in the reasonable judgment of the Insurance Advisor, could reasonably result in a material adverse modification, cancellation or termination of any insurance policy required to be maintained by the Company pursuant to Section 5.19.

Prior to implementing any Scope Change, the Company shall submit an Additional Contract Certificate or Contract Amendment Certificate and otherwise comply with the provisions of Section 6.1.2 or 6.1.3, as applicable.

            6.2.2 Accept (or be deemed to have confirmed) any notice of "Substantial Completion" or "Final Completion" of the Project issued by the Construction Manager under the Construction Management Agreement without the written approval of the Construction Consultant, which approval shall not be unreasonably withheld (provided that the Construction Consultant shall act with due diligence and as promptly as possible in making its determination to approve or disapprove).

            6.2.3 Agree with the Construction Manager on the amount of "savings" or pay the Construction Manager any share of such "savings" as contemplated by
Section 6.9 of the Construction Management Agreement without the prior written approval of the Construction Consultant, which approval shall not be unreasonably withheld or delayed.

      6.3 Amendment to Operative Documents. Enter into any agreement (other than this Agreement and the other Financing Agreements) restricting its ability to amend any of the Financing Agreements or other Operative Documents.

      6.4 Project Budget and Project Schedule Amendment. Directly or indirectly, amend, modify, allocate, re-allocate or supplement or permit or consent to the amendment, modification, allocation, reallocation or supplementation of, any of the Line Items, Line Item Categories or other provisions of the Project Budget or modify or extend the Outside Completion Deadline, except as follows:

            6.4.1 (a) (i) Concurrently with the implementation of any Scope Change, the Company shall submit a Project Budget/Schedule Amendment Certificate and amend the Project Budget in accordance with the provisions of Section 6.4.1(d) below to the extent necessary so that the amount set forth therein for each Line Item shall reflect all Scope Changes that have been made to such Line Item.

                      (ii) Upon obtaining Realized Savings in the "mall leasing commissions reserve" or the "mall tenant improvements reserve" Line Items, the Company promptly (but in no event later than the earlier of (A) thirty days thereafter and (B) the day prior to the Completion
      Date) shall submit a Project Budget/Schedule Amendment Certificate and amend the Project Budget in accordance with Section 6.4.1.(d) below to reduce the amounts allocated by the Project Budget to such Line Items.

                      (iii) If at any time the amount allocated in the Project Budget to the "mall tenant improvements reserve" Line Item is less than the Required Minimum TI Budget Amount, the Company shall submit a Project Budget/Schedule Amendment Certificate and amend the Project Budget in accordance with the provisions of Section 6.4.1(d) below to the extent necessary so that the amount allocated to the "mall tenant improvements reserve" Line Item shall equal the Required Minimum TI Budget Amount.

                      (iv) At any time after the Revolving Loan Availability Date the Company may amend the Project Budget in accordance with Section 6.4.1(d) below to add a


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

      Working Capital Line Item Category and allocate to such Line Item Category the amount then available to the Company to be drawn under the Bank Revolving Facility. Project Costs in respect of the Working Capital Line Item Category shall be deemed to be outside the three Construction Components.

                  (b) On the "Final GMP Date" (as defined in the Construction Management Agreement) the Company shall amend the Project Budget in accordance with the procedures set forth in Section 6.4.1(d) to reflect the reduction of the "contingency sum" pursuant to Section 6.7.1 of the Construction Management Agreement and any changes made to the Guaranteed Maximum Price (as defined in the Construction Management Agreement) pursuant to the other provisions of
Section 6.7 of the Construction Management Agreement. Such amendment to the Project Budget shall (i) decrease the amount of the "Bovis contingency" Line Item and (ii) increase the "unallocated contingency" Line Item, in each case, by the amount of the net decrease, if any, in the amount payable under the Construction Management Agreement resulting from the adjustments contemplated in
Section 6.7 of the Construction Management Agreement.

                  (c) The Company may from time to time amend the Project Budget in accordance with the provisions of Section 6.4.1(d) in order to increase, decrease or otherwise reallocate amounts allocated to specific Line Items or Line Item Categories. Any such amendments shall only be permitted to the extent not inconsistent with the provisions of Sections 6.4.1(a) and (b) above.

                  (d) (i) The Company shall implement any amendment to the Project Budget by delivering to the Disbursement Agent a Project Budget/Schedule Amendment Certificate together with all exhibits, attachments and certificates required thereby, each duly completed and executed. Such Project Budget/Schedule Amendment Certificate shall describe with particularity the Line Item, or Line Item Category increases, decreases, contingency allocations, and other proposed amendments to the Project Budget.

                      (ii) Increases to the aggregate amount budgeted for any Line Item Category will only be permitted to the extent of (A) allocation of Realized Savings obtained in a different Line Item Category, (B) allocation of previously "unallocated contingency" (so long as after giving effect to such allocation the Unallocated Contingency Balance will equal or exceed the Required Minimum Contingency), or (C) allocation of an increase in Available Funds, including additional funds deposited in the Guaranty Deposit Account or the Company's Funds Account.

                      (iii) Decreases to any Line Item Category will only be permitted upon obtaining Realized Savings in such Line Item Category.

                      (iv) Increases and decreases to particular Line Items shall be permitted to the extent not inconsistent with the foregoing provisions of this paragraph or with Sections 6.4.1(a) and (b) above provided that (A) the Company may not increase the amount budgeted to the "mall leasing commissions reserve" and "mall tenant improvements reserve" Line Items except as required pursuant to Section 6.4.1(a)(iii) above, (B) no decreases shall be permitted for the "mall leasing commissions reserve" and "mall tenant improvements reserve" Line Items except to the extent of Realized Savings specifically relating to such Line Items and (C) increases to the "unallocated contingency" Line Item shall only be permitted to the extent of (x) allocation of Realized Savings obtained in any Line Item Category or (y) an increase in Available Funds including additional funds deposited in the Guaranty Deposit Account.


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

                    (v) Notwithstanding any of the foregoing provisions, the aggregate amount allocated in the Project Budget to items comprising the HVAC Component shall in no event be less than the total amount of the commitment under the HVAC Commitment Facility.

            6.4.2 The Company may, from time to time, amend the Project Schedule to extend the Outside Completion Deadline, but (except as permitted in the following sentence) not beyond the second anniversary of the Financing Date, by delivering to the Disbursement Agent a Project Budget/Schedule Amendment Certificate (a) containing a revised Project Schedule reflecting the new Outside Completion Deadline and (b) complying with the provisions of Section 6.4.1(d) above with respect to the changes in the Project Budget that will result from the extension of the Outside Completion Deadline. If an Event of Loss or an Event of Force Majeure occurs, then the Company shall be permitted to extend the Outside Completion Deadline to the extent that the Company certifies in writing, and the Construction Consultant confirms, to the Disbursement Agent that such extension is reasonably necessary to overcome any delays caused by the Event of Loss or Event of Force Majeure, provided that no such extension may extend beyond May 1, 2000 unless the Interim Mall Lender agrees to extend the maturity date of the Interim Mall Credit Facility, in which case the Company may extend the Outside Completion Deadline until the earlier of (i) the maturity date of the Interim Mall Facility, as so extended, and (ii) the third anniversary of the Financing Date.

            6.4.3 Upon submission of the Project Budget/Schedule Amendment Certificate to the Disbursement Agent, together with all exhibits, attachments and certificates required pursuant thereto, each duly completed and executed, such amendment shall become effective hereunder, and the Project Budget for the Project and, if applicable, the Project Schedule and the Outside Completion Deadline, shall thereafter be as so amended.

      6.5 Hazardous Substances. Release, emit or discharge into the environment any Hazardous Substances in violation of any Environmental Law, Legal Requirement or Permit, in each case which could reasonably be expected to have a Material Adverse Effect.

      6.6 No Other Powers of Attorney. Execute or deliver any agreement creating any lien (other than Permitted Liens), powers of attorney (other than powers of attorney for signatories of documents permitted or contemplated by the Operative Documents), or similar documents, instruments or agreements, except to the extent such documents, instruments or agreements comprise part of the Security Documents or, with respect to the HVAC Component, the HVAC Services Agreement.

      6.7 Opening. Cause or permit the Opening Date to occur unless each of the Opening Conditions has been satisfied and the Company has delivered to the Disbursement Agent a certificate in the form of Exhibit W-6 and the Construction Consultant has delivered to the Disbursement Agent a certificate in the form of Exhibit W-7 to the Funding Agents' Disbursement and Administration Agreement.

      6.8 Reduction of Commitments. Reduce or permit to be reduced (a) except as otherwise specifically permitted hereunder, the commitment under the Bank Credit Facility at any time prior to the Completion Date, (b) the Bank Revolving Facility to less than $10,000,000 at any time prior to delivery by the Construction Consultant of the Six Month Certificate or (c) the commitment under the Interim Mall Facility.


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

                          ARTICLE 7 - EVENTS OF DEFAULT

      7.1 Events of Default. The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder:

            7.1.1 Other Financing Documents. The occurrence of an "Event of Default" under and as defined (a) in the Bank Credit Agreement, (b) in the Mortgage Notes Indenture, (c) in the Interim Mall Credit Agreement or (d) in the HVAC Services, the Construction Agency Agreement or the HVAC Ground Lease.

            7.1.2 Failure to Demonstrate Balancing. The failure, from time to time, of (a) Available Funds to equal or exceed the Remaining Costs or (b) the Unallocated Contingency Balance to equal or exceed the Required Minimum Contingency, if such failure shall continue for 30 days without being cured.

            7.1.3 Inability to Deliver Certificates. The failure, for 30 consecutive days, of the Company to submit an Advance Request which is approved, unless the Company demonstrates to the reasonable satisfaction of the Disbursement Agent after consultation with the Construction Consultant that (a) Available Funds equal or exceed the Remaining Costs and (b) the Unallocated Contingency Balance equals or exceeds the Required Minimum Contingency.

            7.1.4 Misstatements; Omissions. Any representation, warranty or certification confirmed or made in any Operative Document (including any Advance Request or other certificate) by the Company, Adelson, Interface Holding, Mall Intermediate Holding, Lido Intermediate Holding Company, LLC, or an Affiliate of any of them or in any writing provided by the Company or such other Persons in connection with the transactions contemplated by this Agreement shall be found to have been incorrect in any material respect when made or deemed to be made and the failure of such representation could reasonably be expected to result in a Material Adverse Effect; provided, however, that no Event of Default shall occur pursuant hereto, if within thirty (30) days after the date on which the Company receives notice or has or should have had knowledge (from any source) that such incorrect statement has occurred, the Company shall eliminate any Material Adverse Effect relating to such incorrect statement.

            7.1.5 Covenants.

                  (a) The Company shall fail to perform or observe any of its obligations under Sections 5.1.1, 5.1.2, 5.9.1, 6.1, 6.2, 6.3 or 6.4 hereof; or

                  (b) The Company shall fail to perform or observe any of its obligations under Articles 5 or 6 hereof (other than those listed in Section 7.1.5(a) above) where such default shall not have been remedied within thirty
(30) days after notice of such failure; provided, however, if such default is of a nature such that it cannot reasonably be remedied within such thirty (30) day period, but is susceptible to cure within a longer period, an Event of Default shall not result therefrom so long as (i) the Company has, promptly upon discovery thereof, given written notice to the Funding Agents of such default,
(ii) the Company as promptly as practicable commences action reasonably designed to cure such default and continues diligently to pursue such action until cured (but in no event longer than ninety (90) days in the aggregate), and (iii) such default does not have a Material Adverse Effect.

            7.1.6 Breach of Project Documents. LVSI, VCR or GCCLLC or any other party thereto shall breach or default under any term, condition, provision, covenant, representation or warranty contained in any Material Project Document or any other agreement (other than the Facility Agreements or other Financing Agreements) to which LVSI, VCR or GCCLLC is a party if the effect of such breach or default could reasonably be expected to have a Material Adverse Effect and such breach or default shall continue unremedied for thirty
(30) days after notice from any Funding Agent to the Company; provided, however, that in the case of any Project Document, (a) if the breach or default is reasonably susceptible to cure within 90 days but cannot be cured within such thirty (30) days despite the Company's and/or such other party's, as the case may be, good faith and diligent efforts to do so, the cure period shall be extended as is reasonably necessary beyond such thirty (30) day period (but in no event longer than ninety (90) days) if remedial action reasonably likely to result in cure is promptly instituted within such thirty (30) day period and is thereafter diligently pursued until the breach or default is corrected and (b) if the breach is by a party other than the Company, then no Event of Default shall be deemed to have occurred as a result of such breach if the Company provides written notice to the Funding Agents immediately upon (but in no event more than two (2) Banking Days after) the Company, Adelson, or any of the Company's Subsidiaries becoming aware of such breach that the Company intends to replace such Project Document (or that replacement is not necessary) and (i) the Company obtains a replacement obligor or obligors reasonably acceptable to the Disbursement Agent (in consultation with the Construction Consultant) for the affected party (if in the reasonable judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary), (ii) the Company enters into a replacement Project Document in accordance with
Section 6.1 on terms no less beneficial to the Company and the Lenders in any material respect than the Project Document so terminated within sixty (60) days of such termination (if in the reasonable judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary), and
(iii) such termination, after considering any replacement obligor and replacement Project Document and the time required to implement such replacement, has not had and would not reasonably be expected to have a Material Adverse Effect.

            7.1.7 Financing Agreements. (a) Any of the Financing Agreements, once executed and delivered, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void by any Governmental Instrumentality of competent jurisdiction, or (b) any of the Security Documents, once executed and delivered, shall fail to provide the secured parties thereunder the Liens, security interest, rights, titles, interest, priorities, remedies, powers or privileges intended to be created thereby or cease to be in full force and effect, or (c) the validity or the applicability of the Security Documents to the Loans or the Mortgage Notes, or any other obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed or contested by or on behalf of the Company or any other party thereto (including, after Adelson's death, with respect to the Adelson Completion Guaranty, any heir of Adelson or any executor, administrator or legal representative of Adelson's estate) or (d) the Company or any other party to the Financing Agreements shall deny in writing that it has any further liability thereunder prior to the payment in full of all the Obligations thereunder, including, with respect to the Bank Credit Agreement, the cancellation of all outstanding Letters of Credit (as defined in the Bank Credit Agreement) and termination of the Commitments thereunder.

            7.1.8 Termination or Invalidity of Project Documents; Abandonment of Project.

                  (a) Any of the Material Project Documents shall have terminated, become invalid or illegal, or otherwise ceased to be in full force and effect, provided that with respect to any Material Project Document other than the Cooperation Agreement, the HVAC Services Agreement, the HVAC Ground Lease, the Construction Agency Agreement, the Direct Construction Guaranty or the Indirect Construction Guaranty, the Sale and Contribution Agreement, no Event of Default shall be deemed to have occurred as a result of such termination if the Company provides written notice to the Funding Agents immediately upon (but in no event more than two (2) Banking Days after) the Company, Adelson, or any of the Company's Subsidiaries becoming aware of such Project Document ceasing to be


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

in full force or effect that the Company intends to replace such Project Document (or that replacement is not necessary) and (i) the Company obtains a replacement obligor or obligors reasonably acceptable to the Disbursement Agent (in consultation with the Construction Consultant), for the affected party (if in the reasonable judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary), (ii) the Company enters into a replacement Project Document in accordance with Section 6.1, on terms no less beneficial to the Company and the Lenders in any material respect than the Project Document so terminated, within sixty (60) days of such termination (if in the reasonable judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary), and (iii) such termination, after considering any replacement obligor and replacement Project Document and the time required to implement such replacement, has not had and would not reasonably be expected to have a Material Adverse Effect;

                  (b) The Company shall cease to own the Site (other than (i) the Mall Parcel to the extent permitted by Section 5.16(b) and (ii) the Phase II Land to the extent permitted by Section 5.16(d)) and all parcels and subdivisions comprising thereof or located thereon, the Improvements or the Site Easements for the purpose of owning, constructing, maintaining and operating the Project in the manner contemplated by the Operative Documents;

                  (c) The Company shall abandon the Project or otherwise cease to pursue the operations of the Project in accordance with standard industry practice or shall sell or otherwise dispose of its interest in the Project;

                  (d) The Company shall deny in writing that it has any further obligations under the HVAC Services Agreement, the HVAC Ground Lease or the Construction Agency Agreement prior to the termination thereof; or

                  (e) To the extent that the Company has right, title or interest to the HVAC Component, the HVAC Services Agreement, once executed and delivered shall fail to provide the HVAC Provider the liens, security interest, right, title, interest, priority, remedies, power and privileges intended to be created thereby or cease to be in full force and effect.

            7.1.9 Government Authorizations. Any Permit necessary for the ownership, construction, maintenance, financing or operation of the Project shall be modified, revoked or cancelled, or a notice of violations is issued under any Permit, by the issuing agency or other Governmental Instrumentality having jurisdiction or any proceeding is commenced by any Governmental Instrumentality for the purpose of modifying, revoking or cancelling any Permit and the effect of such modification, revocation or loss of such Permit or notice of violations is reasonably likely to have a Material Adverse Effect.

            7.1.10 Schedule; Completion.

                  (a) The Construction Consultant shall reasonably determine (based on its experience, familiarity and review of the Project and information and schedule provided by the Company and the Construction Manager) that the Completion Date is likely to occur no earlier than seventy-five (75) days after the Outside Completion Deadline; or

                  (b) Failure to achieve the Completion Date on or before the Outside Completion Deadline.


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

      7.2 Remedies. Upon the occurrence and during the continuation of an Event of Default,

                  (a) the Lenders, the Intercreditor Agent, and the Disbursement Agent may, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived (to the extent permitted by applicable law), exercise any or all rights and remedies at law or in equity (in any combination or order that the Lenders may elect, subject to the foregoing), including without limitation or prejudice to the Lenders' other rights and remedies, the following:

                        (i) refuse, and the Lenders shall not be obligated, to make any Advances or make any payments from any Account or other funds held by the Disbursement Agent by or on behalf of the Company or suspend or terminate the Commitments.

                        (ii) declare and make all sums of accrued and outstanding principal and accrued but unpaid interest remaining under the Financing Agreements together with all unpaid fees, costs and charges due hereunder or under the Financing Agreements, immediately due and payable, provided that in the event of an Event of Default occurring under Sections
      8.6 or 8.7 of the Bank Credit Agreement, Sections 7.6 or 7.7 of the Interim Mall Credit Agreement or Section 6.1(h) or (i) of the Mortgage Notes Indenture with respect to any of the entities comprising the Company only, all such amounts shall become immediately due and payable without further act of any Lender;

                        (iii) enter into possession of the Project and perform any and all work and labor necessary to complete the Project or to operate and maintain the Project, and all sums expended by the Disbursement Agent or any other Secured Party in so doing, together with interest on such total amount at the highest default rate provided in any Financing Agreement, shall be repaid by the Company to the Disbursement Agent or such Secured Party upon demand and shall be secured by the Financing Agreements, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the total amount of the Commitments;

                        (iv) set off and apply all monies on deposit in any Account (except that amounts on deposit in the Mortgage Notes Proceeds Account are pledged solely to the benefit of the Mortgage Note Holders and only the Mortgage Notes Indenture Trustee has the right to direct the Disbursement Agent with respect thereto to the extent permitted under the Intercreditor Agreement) or any amounts paid under the Adelson Completion Guaranty or any other monies of the Company on deposit with the Disbursement Agent to the satisfaction of the Obligations under all of the Financing Agreements; and

                        (v) exercise any and all rights and remedies available to it under any of the Financing Agreements.

                  (b) the HVAC Provider may exercise any or all rights and remedies at law or in equity (in any combination that the HVAC Provider may elect), including without limitation or prejudice to the HVAC Provider's other rights and remedies, its rights and remedies under the HVAC Services Agreement, the Construction Agency Agreement and the HVAC Ground Lease.


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

                       ARTICLE 8 - CONSULTANTS AND REPORTS

      8.1 Removal and Fees. Any two of the Bank Agent, the Interim Mall Lender and the Mortgage Notes Indenture Trustee, in their sole discretion and acting under the Intercreditor Agreement may remove from time to time the Independent Consultants and, subject to Section 11.15.1, appoint replacements as such parties may choose in consultation with the Company. Notice of any replacement Independent Consultant shall be given by the Bank Agent to the Disbursement Agent, the Company and the Independent Consultant being replaced. All reasonable fees and expenses of the Independent Consultants (whether the original ones or replacements) shall, subject to the limitations set forth in Section 11.15.1 hereof, be paid by the Company.

      8.2 Duties. The Independent Consultants shall be contractually obligated to the Bank Agent, the Interim Mall Lender and the Mortgage Notes Indenture Trustee to carry out the activities required of them in this Agreement and in the Construction Consultant Engagement Agreement and as otherwise requested by such Funding Agents. The Company acknowledges that, except as provided in the Construction Consultant's Engagement Agreement with respect to the Construction Consultant, it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties.

      8.3 Acts of Disbursement Agent. The Disbursement Agent will take such actions as any Funding Agent or the Company may reasonably request to cause the Independent Consultants to act diligently in the issuance of all certificates required to be delivered by the Independent Consultants hereunder and to otherwise fulfill their obligations to the Bank Agent, the Interim Mall Lender and the Mortgage Notes Indenture Trustee as described in the first sentence of
Section 8.2.

                       ARTICLE 9 - THE DISBURSEMENT AGENT

      9.1 Appointment and Acceptance. Subject to and on the terms and conditions of this Agreement, the Funding Agents hereby jointly and irrevocably appoint and authorize the Disbursement Agent to act as their agent hereunder and as their agent and, where applicable, secured party on their behalf under the Collateral Account Agreements, the Mall Escrow Agreement and the Title Insurer Escrow Agreement and any other account agreements to which it is a party (collectively, the "Related Agreements"). The Disbursement Agent accepts such appointment and agrees to exercise commercially reasonable efforts and utilize commercially prudent practices in the performance of its duties hereunder consistent with those of similar institutions holding collateral, administering construction loans and disbursing disbursement control funds.

      9.2 Duties and Liabilities of the Disbursement Agent Generally.

            9.2.1 Commencing upon execution and delivery hereof, the Disbursement Agent shall have the right to meet periodically at reasonable times, however no less frequently than quarterly, upon three (3) Banking Days' notice, with representatives of the Company, the Construction Consultant, the Construction Manager, the Project Architect and such other employees, consultants or agents as the Disbursement Agent shall reasonably request to be present for such meetings. The Disbursement Agent may perform such inspections and tests of the Project as it deems reasonably appropriate in the performance of its duties hereunder. In addition, the Disbursement Agent shall have the right at reasonable times upon prior notice to review all information (including Contracts) supporting the amendments to the Project Budget, amendments to any Contracts, the Company's Advance Requests and any certificates in support of any of the foregoing, to inspect materials stored on the Site then owned by the Company, to review the insurance required pursuant to the terms of the Financing Agreements, to confirm receipt of endorsements from Title Insurer insuring the continuing priority of the liens of the Deeds of Trust as security for each Advance hereunder, and to examine the Plans and Specifications and all shop drawings relating to the Project. The Disbursement Agent is authorized to contact the Construction Manager or any Contractor for purposes of confirming receipt of progress payments. The Disbursement Agent shall be entitled to examine, copy and make extracts of the books, records, accounting data and other documents of the Company, including without limitation bills of sale, statements, receipts, conditional and unconditional lien releases, contracts or agreements, which relate to any materials, fixtures or articles incorporated into the Project. From time to time, at the request of the Disbursement Agent, the Company shall make available to the Disbursement Agent a Project Schedule. The Company agrees to cooperate with the Disbursement Agent in assisting the Disbursement Agent to perform its duties hereunder and to take such further steps as the Disbursement Agent reasonably may request in order to facilitate the Disbursement Agent's performance of its obligations hereunder.

            9.2.2 The Disbursement Agent is authorized to take such actions and to exercise such powers, rights and remedies under this Agreement and the Related Agreements as are specifically delegated or granted to Disbursement Agent by the terms hereof or thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Disbursement Agent agrees to act in accordance with the instructions of Intercreditor Agent and in the absence of such instructions shall take such actions or refrain from acting as it deems reasonable subject to any express requirements of this Agreement.

            9.2.3 If the Disbursement Agent notifies any Lender that an Event of Default known to it (or as to which it has received notice from any Funding Agent) has occurred (which has not been cured or waived), the Disbursement Agent shall provide prompt notice to each of the Funding Agents and the Intercreditor Agent of the same and otherwise shall exercise such of the rights and powers vested in it by this Agreement and the documents constituting or executed in connection with this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the reasonable administration of its own affairs.

            9.2.4 None of the provisions of this Agreement shall require the Disbursement Agent to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or under the Related Agreements, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            9.2.5 Notwithstanding anything to the contrary in this Agreement, if the entity acting as Disbursement Agent also serves as a collateral agent or Funding Agent under the Financing Agreements, and except if such functions shall be performed by the same group, agency or division of such entity, the Disbursement Agent shall not be deemed to have any knowledge of any fact known to such entity in its capacity as the collateral agent or Funding Agent by reason of the fact that the Disbursement Agent and the collateral agent or Funding Agent, as the case may be, are the same entity. Except as aforesaid, no knowledge of the collateral agent or any Funding Agent shall be attributed to the Disbursement Agent. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon the Disbursement Agent in its capacity as Bank Agent or as Lender. With respect to its participation in the extensions of credit under the Bank Credit Agreement, the Disbursement Agent shall have the same rights and powers hereunder as any other Funding Agent or Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder. The Disbursement Agent and its Affiliates may accept deposits from,


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lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Lenders. Each party hereto acknowledges that, as of the Financing Date, The Bank of Nova Scotia is, in addition to acting as the Disbursement Agent hereunder, also acting as the Bank Agent, Intercreditor Agent and Trustee (as defined in the Cooperation Agreement) and may be a Bank Lender.

      9.3   Particular Duties and Liabilities of the Disbursement Agent.

            9.3.1 Reliance Generally. The Disbursement Agent may, from time to time, in the event that any matter arises as to which specific instructions are not provided herein or in a Related Agreement (as applicable), request directions from the Funding Agents or the Intercreditor Agent with respect to such matters and may refuse to act until so instructed and shall be fully protected in acting or refusing to act in accordance with such instructions. The Disbursement Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it on reasonable grounds to be genuine and to have been signed or presented by the proper party or parties.

            9.3.2 Court Orders. The Disbursement Agent is authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Disbursement Agent. The Disbursement Agent shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of the Disbursement Agent's compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

            9.3.3 Requests, etc. of the Company. Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced (unless other evidence in respect thereof be herein specifically prescribed) by an instrument signed by one of its Authorized Representatives, and any resolution of the Company may be evidenced to the Disbursement Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

            9.3.4 Reliance on Opinions of Counsel. The Disbursement Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder or under any Related Agreement in good faith and in accordance with such opinion of counsel.

            9.3.5 Action through Agents or Attorneys. The Disbursement Agent may execute any of the trusts or powers hereunder or perform any duties hereunder or under any Related Agreement either directly or by or through agents or attorneys appointed with due care, but the Disbursement Agent shall be responsible for any willful misconduct or gross negligence on the part of any agent or attorney so appointed.

            9.3.6 Marshaling of Assets. The Disbursement Agent need not marshal in any particular order any particular part or piece of the Project Security held by the Disbursement Agent in its capacity as Disbursement Agent hereunder or under any Related Agreement, or any of the funds or assets that the Disbursement Agent may be entitled to receive or have claim upon.


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

            9.3.7 Disagreements.

                  (a) In the event of any disagreement between a Funding Agent and the Company or any other Person or Persons whether or not named herein, and adverse claims or demands are made in connection with or for any of the investments or amounts held pursuant to this Agreement or under any Related Agreement, the Disbursement Agent shall be entitled at its option to refuse to comply with any such claim or demand so long as such disagreement shall continue, and in so doing, the Disbursement Agent shall not be or become liable for damages or interest to such Funding Agent or the Company or any other Person or Persons for the Disbursement Agent's failure or refusal to comply with such conflicting or adverse claims or demands. The Disbursement Agent shall be entitled to continue so to refrain and refuse so to act until:

                      (i) the rights of the adverse claimants have been fully adjudicated in the court assuming and having jurisdiction of the claimants and the investments and amounts held pursuant to this Agreement or under any Related Agreement; or

                      (ii) all differences shall have been adjusted by agreement, and the Disbursement Agent shall have been notified thereof in writing by all persons deemed by the Disbursement Agent, in its sole discretion, to have an interest therein.

                  (b) In addition, the Disbursement Agent, in its sole discretion, upon giving thirty (30) days' prior written notice to the Funding Agents may file a suit in interpleader for the purpose of having the respective rights of all claimants adjudicated, and may deposit with the court all of the investments and amounts held pursuant to this Agreement or under any Related Agreement. The Company agrees to pay all costs and reasonable counsel fees incurred by the Disbursement Agent in such action, said costs and fees to be included in the judgment in any such action.

            9.3.8 Collateral Account Agreements; Mall Escrow Agreement; Title Insurer Escrow Agreement. The Disbursement Agent shall not amend or modify any of the Collateral Account Agreements, the Mall Escrow Agreement or the Title Insurer Escrow Agreement unless it has been instructed to do so by the Intercreditor Agent (acting pursuant to the Intercreditor Agreement).

      9.4 Segregation of Funds and Property Interest. Except as otherwise expressly provided in the Financing Agreements, monies and other property received by the Disbursement Agent shall, until used or applied as herein provided, be held for the purposes for which they were received, and shall be segregated from other funds except to the extent required herein or by law. The Disbursement Agent shall note in its records that all funds and other assets in the Accounts, the HVAC Accounts and the Guaranty Deposit Account have been pledged to the Secured Parties and that the Disbursement Agent is holding such items as agent for the Secured Parties. Accordingly, all such funds and assets shall not be within the bankruptcy "estate" (as such term is used in 11 U.S.C. ss. 541) of the Disbursement Agent. The Disbursement Agent shall not be under any liability for interest on any monies received by it hereunder, except as otherwise specified in this Agreement. The Disbursement Agent hereby expressly waives any right of set-off or similar right it may have against or in relation to the Accounts, the HVAC Accounts, the Mall Retainage/Punchlist Account, the Lien Protection Account and the Guaranty Deposit Account and any monies, Permitted Investments or other amounts on deposit therein.

      9.5 Compensation and Reimbursement of the Disbursement Agent. The Company covenants and agrees to pay to the Disbursement Agent from time to time, and the Disbursement Agent shall be entitled to, the fees set forth in that certain letter agreement between the Company and the Disbursement Agent, and the Company will further pay or reimburse the Disbursement Agent upon its request for all


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

reasonable expenses, disbursements and advances incurred or made by the Disbursement Agent in accordance with any of the provisions of the Financing Agreements or the documents constituting or executed in connection with the Project Security including any Related Agreements (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ). The obligations of the Company under this Section 9.5 to compensate the Disbursement Agent and to pay or reimburse the Disbursement Agent for reasonable expenses, disbursements and advances shall constitute additional indebtedness (and shall be deemed permitted indebtedness under each Financing Agreement) hereunder and shall survive the satisfaction and discharge of this Agreement.

      9.6 Qualification of the Disbursement Agent. The Disbursement Agent hereunder shall at all times be a corporation with offices in New York City, New York which (a) is authorized to exercise corporation trust powers, (b) is subject to supervision or examination by the applicable Governmental Instrumentality, (c) shall have a combined capital and surplus of at least Five Hundred Million Dollars (US$500,000,000), (d) shall have a long-term credit rating of not less than A- or A3, respectively, by S&P or Moody's; and provided, that any such bank with a long-term credit rating of A- or A3 shall not cease to be eligible to act as Disbursement Agent upon a downward change in either such rating of no more than one category or grade of such minimum rating, as the case may be; and (e) with respect to any replacement of the Person acting as Disbursement Agent as of the Financing Date, shall be acceptable to each of the Bank Agent, the Interim Mall Lender and the Mortgage Notes Indenture Trustee acting pursuant to the Intercreditor Agreement. In case at any time the Disbursement Agent shall cease to be eligible in accordance with the provisions of this Section 9.6, the Disbursement Agent shall resign immediately in the manner and with the effect specified in Section 9.7.

      9.7 Resignation and Removal of the Disbursement Agent. The Bank Agent, the Interim Mall Lender and the Mortgage Notes Indenture Trustee, acting pursuant to the Intercreditor Agreement, shall have the right should they reasonably determine that the Disbursement Agent has breached or failed to perform its obligations hereunder or has engaged in wilful misconduct or gross negligence, upon the expiration of thirty (30) days following delivery of written notice of substitution to the Disbursement Agent and the Company, to cause the Disbursement Agent to be relieved of its duties hereunder and to select a substitute disbursement agent to serve hereunder. The Disbursement Agent may resign at any time upon forty-five (45) days' written notice to all parties hereto. Such resignation shall take effect upon the earlier of receipt by the Disbursement Agent of an instrument of acceptance executed by a successor disbursement agent meeting the qualifications set forth in Section 9.6 and consented to by the other parties hereto or forty-five (45) days after the giving of such notice. Upon selection of a substitute disbursement agent, the Funding Agents and the Company and the substitute disbursement agent shall enter into an agreement substantially identical to this Agreement and, the Disbursement Agent shall transfer to the substitute disbursement agent upon request therefor originals of all books, records, and other documents in the Disbursement Agent's possession relating to this Agreement.

      9.8 Merger or Consolidation of the Disbursement Agent. Any corporation into which the Disbursement Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Disbursement Agent shall be a party, or any corporation succeeding to the corporate trust business of the Disbursement Agent, shall, if eligible hereunder, be the successor of the Disbursement Agent hereunder; provided, that such corporation shall be eligible under the provisions of Section 9.6 without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.


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      9.9   Statements; Information.

            (a) The Disbursement Agent shall provide to the Funding Agents and the Company a monthly statement of all deposits to, and disbursements from, each account maintained with it and interest and earnings credited to each account established and maintained hereunder and under the other Operative Documents by the Disbursement Agent. The Disbursement Agent shall forward to the Funding Agents any such statements delivered to it by the securities intermediaries under the Collateral Account Agreements.

            (b) The Disbursement Agent shall, at the expense of the Company (i) as promptly as is reasonably practicable after receipt of any reasonable written request by the Company or any Funding Agent, but not more frequently than monthly, provide the Company or such Funding Agent, as the case may be, with such information as the Company or such Funding Agent may reasonably request regarding all categories, amounts, maturities and issuers of investments made by the Disbursement Agent pursuant to this Agreement and regarding amounts available in the Accounts, the Guaranty Deposit Account and the HVAC Accounts, and the various sub-accounts included therein, and (ii) upon the reasonable written request of the Company, arrange with the Company for a mutually convenient time for an authorized representative of the Reviewing Accountant to visit the offices of the Disbursement Agent to examine and take copies of records relating to and instruments evidencing the investments made by the Disbursement Agent pursuant to this Agreement.

      9.10 Limitation of Liability. The Disbursement Agent's responsibility and liability under this Agreement shall be limited as follows: (a) the Disbursement Agent does not represent, warrant or guaranty to the Funding Agents or the Lenders the performance by the Company, Construction Manager, Direct Construction Guarantor, Indirect Construction Guarantor, Project Architect or any other Contractor of their respective obligations under the Operative Documents and shall have no duty to inquire whether a Potential Event of Default or an Event of Default has occurred and is continuing; (b) the Disbursement Agent shall have no responsibility to the Company, the Funding Agents or the Lenders as a consequence of performance by the Disbursement Agent hereunder except for any bad faith, fraud, gross negligence or willful misconduct of the Disbursement Agent; (c) the Company shall remain solely responsible for all aspects of its business and conduct in connection with the Project, including but not limited to the quality and suitability of the Plans and Specifications, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, subcon tractors, suppliers, consultants and property managers, the accuracy of all applications for payment, and the proper application of all disbursements; and
(d) the Disbursement Agent is not obligated to supervise, inspect or inform the Company of any aspect of the construction of the Project or any other matter referred to above. Each Funding Agent and Lender has made its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making of the extensions of credit contemplated by the Financing Agreements and has made and shall continue to make its own appraisal of the creditworthiness of the Company and its Subsidiaries. Except as specifically set forth herein, the Disbursement Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Funding Agents or Lenders or to provide any Funding Agent or Lender with any credit or other information with respect thereto. The Disbursement Agent shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Funding Agent or Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Disbursement Agent any obligations in respect of this Agreement except as expressly set forth herein or therein. The Disbursement Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations and shall not be required to take any action otherwise than in accordance with the terms hereof. The provisions of this Article 9 are solely for the benefit of the


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Disbursement Agent and the Funding Agents and Lenders and the Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Disbursement Agent does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Affiliates. Neither the Disbursement Agent nor any of its officers, directors, employees or agents shall be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it or them hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion, or any other reason, except as a result of their bad faith, fraud, gross negligence or willful misconduct.

                      ARTICLE 10 - SAFEKEEPING OF ACCOUNTS

      10.1 Application of Funds in Accounts. Amounts deposited in the Accounts shall be applied exclusively as provided in this Agreement and the Disbursement Agent shall at all times act and direct the securities intermediaries under the Collateral Account Agreements so as to implement the application of funds provisions and procedures herein set forth. The Disbursement Agent is hereby authorized to direct the Securities Intermediary to reduce to cash any Permitted Investment (without regard to maturity) in any account in order to make any application required hereunder. No amount held in any Account maintained hereunder shall be disbursed except in accordance with the provisions hereof or as required by law.

      10.2 Event of Default. Notwithstanding anything to the contrary in this Agreement, (a) upon the occurrence and during the continuance of an Event of Default of which it has notice, the Disbursement Agent shall not in any such event deposit or cause to be deposited any amounts into the Collection Account, the Disbursement Account, the Cash Management Account, the Lien Protection Account or the Interest Payment Account or release or cause to be released any amounts to the Company unless instructed to the contrary by the Intercreditor Agent, acting pursuant to the Intercreditor Agreement and (b) upon the occurrence of an Event of Default, Death Event (as defined in the Adelson Completion Guaranty) or Bankruptcy (as defined in the Mortgage Notes Indenture Fee Deed of Trust) of Adelson, in each case, of which it has knowledge, the Disbursement Agent shall withdraw all funds then on deposit in the Guaranty Deposit Account and deposit the same in the Company's Funds Account. Subject to the terms of the Intercreditor Agreement, the Disbursement Agent is hereby irrevocably authorized by the Company to apply, or cause to be applied, amounts in any Account and any other sums held by the securities intermediary under any Collateral Account Agreement to the payment of interest, principal, fees, costs, charges or other amounts due or payable to the Secured Parties.

      10.3 Liens. The Disbursement Agent shall take such actions within its control that it customarily takes in the conduct of its business to protect the Accounts, the Guaranty Deposit Account and the HVAC Accounts and all cash, funds, Permitted Investments from time to time deposited therein, as well as any proceeds or income therefrom (collectively, the "Account Collateral") free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature whatsoever now or hereafter existing, in favor of anyone other than the Secured Parties (or the Disbursement Agent, as agent for the Secured Parties) (collectively, the "Third Party Claims"); it being understood, however, that the foregoing shall in no way be deemed to be a guaranty or other assurance by the Disbursement Agent that Third Party Claims will not arise.

      10.4 Perfection. The Disbursement Agent shall take any steps from time to time requested by the Bank Agent, the Interim Mall Lender or the Mortgage Notes Indenture Trustee to confirm or cause


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the securities intermediaries under the Collateral Account Agreements to confirm and maintain the priority of their respective security interests in the Accounts Collateral.

      10.5 Mortgage Notes Proceeds Account. Notwithstanding any other provision hereof other than Section 11.16(a), the parties hereto acknowledge that the security interest granted by the Company to the Disbursement Agent in the Mortgage Notes Proceeds Account (including any Permitted Investments held therein) pursuant to the Mortgage Notes Collateral Account Agreement is for the sole and exclusive benefit of the Mortgage Notes Indenture Trustee and the Mortgage Note Holders and only the Mortgage Notes Indenture Trustee shall have the right to direct the Disbursement Agent with respect thereto.

      10.6 Bank Proceeds Account. Notwithstanding any other provision hereof other than Section 11.16(a), the parties hereto acknowledge that the security interest granted by the Company to the Disbursement Agent in the Bank Proceeds Account (including any Permitted Investments held therein) pursuant to the Company Collateral Account Agreement is for the sole and exclusive benefit of the Bank Agent and the Bank Lenders and only the Bank Agent shall have the right to direct the Disbursement Agent with respect thereto.

                           ARTICLE 11 - MISCELLANEOUS

      11.1 Addresses. Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:


If to the Company:               Las Vegas Sands, Inc.
                                 3355 Las Vegas Boulevard South
                                 Las Vegas, Nevada  89109
                                 Attn: General Counsel
                                 Telephone No.: (702) 733-5000
                                 Facsimile No.: (702) 733-5502

If to the Bank Agent:            The Bank of Nova Scotia
                                 580 California Street, 21st Floor
                                 San Francisco, CA  94104
                                 Attn:  Allan Pendergast
                                 Telephone No.: (415) 986-1100
                                 Facsimile No.:  (415) 397-0791

If to the Mortgage Notes         First Trust National Association
 Indenture Trustee:              180 East Fifth Street
                                 St. Paul, MN  55101
                                 Attn:  Corporate Trust Administration
                                 Telephone No.: (612) 244-0721
                                 Facsimile No.: (612) 244-0711


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

If to the Interim Mall Lender:   GMAC Commercial Mortgage Corporation
                                 100 South Wacker Dr., Suite 100
                                 Chicago, IL  60604
                                 Attn:  Vacys Garbonkus
                                 Telephone No.: (312) 845-8520
                                 Facsimile No.: (312) 845-8623

If to the HVAC Provider:         Atlantic-Pacific Las Vegas, LLC
                                 5100 Harding Highway
                                 Mays Landing, New Jersey  08330
                                 Attn: Carl H. Fogler
                                 Telephone No.:  (609) 625-9000
                                 Facsimile No:    (609) 625-3866

with a copy to:                  Buchanan Ingersoll
                                 500 College Road East
                                 Princeton, New Jersey  08540
                                 Attn:  Michael A. Walker, Esq.
                                 Telephone No.: (609) 987-6808
                                 Facsimile No.:  (609) 520-0360

If to the Disbursement Agent:    The Bank of Nova Scotia
                                 580 California Street, 21st Floor
                                 San Francisco, CA  94104
                                 Attn:  Allan Pendergast
                                 Telephone No.: (415) 986-1100
                                 Facsimile No.:  (415) 397-0791

with a copy to:                  The Bank of Nova Scotia
                                 Loan Administration
                                 600 Peachtree Street, NE
                                 Atlanta, GA  30308
                                 Attn:  Marianne Velker
                                 Telephone No.:  (404) 877-1525
                                 Facsimile No.:   (404) 888-8998

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or
(d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is validly transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days' notice to the other parties in the manner set forth hereinabove.

      11.2 Further Assurances. The Company shall deliver to the Funding Agents and the Disbursement Agent each of the instruments, agreements, certificates, opinions and documents as any such Person may reasonably request to perfect and maintain the Liens granted under the Financing Agreements. The Company shall fully cooperate with the Funding Agents and the Disbursement Agent and perform all additional acts reasonably requested by any such Person to effect the purposes of the Financing Agreements.

      11.3 Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing upon the occurrence of any Potential Event of Default or Event of Default or any other breach or default of the Company under this Agreement shall impair any such right, power or remedy of the Funding Agents, the Lenders, the Disbursement Agent or any other Secured Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single Potential Event of Default, Event of Default or other breach or default be deemed a waiver of any other Potential Event of Default, Event of Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any of the Funding Agents, the Lenders, the Disbursement Agent or any other Secured Party, of any Potential Event of Default, Event of Default or other breach or default under this Agreement or any other Financing Agreement, or any waiver on the part of any of the Funding Agents, the Lenders, the Disbursement Agent or any other Secured Party, of any provision or condition of this Agreement or any other Operative Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Financing Agreement or by law or otherwise afforded to any of the Funding Agents, the Lenders, the Disbursement Agent or any other Secured Party, shall be cumulative and not alternative.

      11.4 Additional Security; Right to Set-Off. Any deposits or other sums at any time credited or due from any Secured Party and any securities or other property of the Company in the possession of any Secured Party may at all times be treated as collateral security for the payment of the Obligations, and the Company hereby pledges to the Disbursement Agent for the benefit of the Secured Parties and grants the Disbursement Agent a security interest in and to all such deposits, sums, securities or other property on deposit or in the possession of such Secured Party, as the case may be. Regardless of the adequacy of any other collateral, any Secured Party may execute or realize on the Secured Parties' security interest in any such deposits or other sums credited by or due from any such Person to the Company, may apply any such deposits or other sums to or set them off against the Company's obligations to the Secured Parties under this Agreement and the other Financing Agreements at any time after the occurrence and during the continuance of any Event of Default.

      11.5 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, all of which negotiations and writings are deemed void and of no force and effect.

      11.6 Governing Law. This Agreement shall be governed by the laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law, provided, however, that to the extent any terms of this Agreement are incorporated in and made part of any other Financing Agreement, any such term so incorporated shall for all purposes be governed by and construed in accordance with the law governing the Financing Agreement into which such term is so incorporated.

      11.7 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

      11.8 Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

      11.9 Limitation on Liability. No claim shall be made by the Company or any of its Affiliates against the Funding Agents, the Lenders, the Disbursement Agent, the Intercreditor Agent or any other Secured Party or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Operative Documents or any act or omission or event occurring in connection therewith; and the Company hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      11.10 Waiver of Jury Trial. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE FUNDING AGENTS, DISBURSEMENT AGENT AND EACH OF THE OTHER LENDERS AND SECURED PARTIES TO ENTER INTO THIS AGREEMENT.

      11.11 Consent to Jurisdiction. Any legal action or proceeding by or against the Company or with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, the Company, accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement and irrevocably consents to the appointment of the Prentice-Hall Corporation Systems Inc. as its agent to receive service of process in New York, New York. Nothing herein shall affect the right to serve process in any other manner permitted by law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Project Security. The Company further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of the Company based upon the assertion that the rate of interest charged by or under this Agreement, or under the other Financing Agreements is usurious. The Company hereby waives any right to stay or dismiss any action or proceeding under or in connection with any or all of the Project, this Agreement or any other Operative Document brought before the foregoing courts on the basis of forum non-conveniens.

      11.12 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, the Company may not assign or otherwise transfer any of its rights under this Agreement.

      11.13 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Company's obligations hereunder or under the other Financing Agreements, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Secured Parties. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      11.14 No Partnership; Etc. The Secured Parties and the Company intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement or in any of the other Financing Agreements shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Secured Parties and the Company or any other Person. The Secured Parties shall not be in any way responsible or liable for the debts, losses, obligations or duties of the Company or any other Person with respect to the Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Project and to perform all obligations under the agreements and contracts relating to the Project shall be the sole responsibility of the Company.

      11.15 Costs and Expenses.

            11.15.1 The Company shall (subject to the limitations set forth herein and, with respect to each Funding Agent, in the Financing Agreements to which such Funding Agent is a party) pay the reasonable legal, engineering and other professional fees and costs of consultants and advisors to the Funding Agents, the Disbursement Agent, the Intercreditor Agent and the reasonable travel expenses and other out-of-pocket costs incurred by each of them in connection with the preparation, negotiation, execution and delivery, and where appropriate, registration of the Operative Documents (and all matters incidental thereto), the syndication of the Loans, the administration of the transactions contemplated by the Operative Documents (including, without limitation, the administration of this Agreement, the other Operative Documents and the Security Documents) and the preservation or enforcement of any of their respective rights or in connection with any amendments, waivers or consents required under the Financing Agreements or the Operative Documents. The Funding Agents will reasonably consult with the Company on a regular basis with respect to on-going costs of such Persons' consultants and advisors.

            11.15.2 The Company shall indemnify, defend and hold harmless the Mortgage Notes Indenture Trustee, the Mortgage Notes Holders, the HVAC Provider (including any guarantors and other parties providing credit support for the HVAC Provider's obligations hereunder), the Insurance Advisor, the Intercreditor Agent, the Disbursement Agent and their respective shareholders, partners, officers, directors, employees, representatives and agents, (collectively, the "Indemnitees") from and against and reimburse the Indemnitees for any and all present and future claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney's fees) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee including any liability resulting from any delay or omission to pay any such tax (collectively, "Claims") by reason of their participation in the transactions contemplated by this Agreement or any other Operative Document, including without limitation any and all Claims arising in connection with the release or presence of any Hazardous Substances at the Project, whether foreseeable or unforeseeable, including all costs of removal and disposal of such Hazardous Substances, all reasonable costs required to be incurred in (a) determining whether the Project is in compliance and (b) causing the Project to be in compliance, with all applicable Legal Requirements, all reasonable costs associated with claims for damages to persons or property, and reasonable attorneys' and consultants' fees and court costs.

            11.15.3 The indemnity obligation of the Company pursuant to this
Section 11.15 shall not apply with respect to an Indemnitee, to the extent arising as a result of the fraud, bad faith, gross negligence or willful misconduct of such Indemnitee, but shall continue to apply to other Indemnitees.

            11.15.4 To the extent that the undertaking in the preceding paragraphs of this Section 11.15 may be unenforceable because it is violative of any law or public policy, the Company will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of such undertakings.

            11.15.5 The provisions of this Section 11.15 shall survive foreclosure of the Security Documents and satisfaction or discharge of the Company's obligations hereunder, and shall be in addition to any other rights and remedies of any Indemnitee.

            11.15.6 Any amounts payable by the Company pursuant to this Section
11.15 shall be payable within the later to occur of (i) ten (10) Banking Days after the Company receives an invoice for such amounts from any applicable Indemnitee or (ii) five (5) Banking Days prior to the date on which such Indemnitee reasonably expects to pay such costs on account of which the Company's indemnity hereunder is payable, and if not paid by such applicable date shall bear interest at the highest default rate set forth in any of the Financing Agreements from and after such applicable date until paid in full.

            11.15.7 In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Company of the commencement thereof. The Company shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in and, to the extent that the Company desires, to assume and control the defense thereof. Upon assumption by the Company of the defense of any such action, suit or proceeding, the Indemnitee shall have the right to participate in such action, suit or proceeding and to retain its own counsel but the Company shall not be liable for any legal fees and expenses of other counsel or the fees and disbursements of other providers of professional services subsequently incurred by such Indemnitee in connection with the defense thereof unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to employ counsel reasonably satisfactory to the Indemnitee in a timely manner. Notwithstanding the foregoing, the Company shall not be entitled to assume and control the defenses of any such action, suit or proceedings if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel (which counsel shall be reasonably acceptable to the Company), such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a conflict of interest between such Indemnitee and the Company or between such Indemnitee and another Indemnitee (unless such conflict of interest is waived in writing by the affected Indemnitees), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) the Company shall pay the reasonable expenses of such Indemnitee in such defense.

            11.15.8 The Company shall report to such Indemnitee on the status of such action, suit or proceeding as material developments shall occur and from time to time as requested by such Indemnitee. The Company shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding, and each material document which the Company possesses relating to such action, suit or proceeding.

            11.15.9 The Company shall not consent to the terms of any compromise or settlement of any action defended by the Company in accordance with the foregoing without the prior consent of the Indemnitee, unless such compromise or settlement (i) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnitee.

            11.15.10 Any Indemnitee against whom any Claim is made shall be entitled, after consultation with the Company and upon consultation with legal counsel wherein such Indemnitee is advised that such Claim is reasonably meritorious, to compromise or settle any such Claim if such Indemnitee determines in its reasonable discretion that failure to compromise or settle such Claim is reasonably likely to have a material adverse effect on such Indemnitee, the Company, the Project or such Indemnitee's interest in the Project. Any such compromise or settlement shall be binding upon the Company for purposes of this Section 11.15.

            11.15.11 Upon payment of any Claim by the Company pursuant to this
Section 11.15 or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, the Company, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall at the request and expense of the Company cooperate with the Company and give at the request and expense of the Company such further assurances as are necessary or advisable to enable the Company vigorously to pursue such claims.

      11.16 Agreements Among Funding Agents and Other Secured Parties.

            (a) Notwithstanding any other provision in this Agreement to the contrary, (a) no provision hereof shall be deemed to relieve or in any way affect the Secured Parties' respective obligations or liabilities under the Intercreditor Agreement and (b) no provision hereof shall be deemed to relieve or in any way affect the HVAC Provider's obligations or liabilities under the HVAC Provider's Consent.

            (b) The HVAC Provider acknowledges and agrees that, except as specifically set forth herein, none of the Disbursement Agent, the Bank Agent, the Mortgage Notes Indenture Trustee, the Interim Mall Lender, nor any other Lender owes a fiduciary duty or any other duty to the HVAC Provider. Except in respect of their obligations specifically set forth herein, no such Person shall in any way be responsible or liable for any losses or liabilities of the HVAC Provider arising in connection with the Project. Without limiting the generality of the foregoing, none of the Bank Agent, the Mortgage Notes Indenture Trustee, the Interim Mall Lender or any other Lender shall be under any duty to ensure that the HC/Mall Component or the HVAC Component is completed, to share, subject to Section 11.16(d), with the HVAC Provider any information which any of them may have relating to the Company or the Project, to include the HVAC Provider in any discussions or communications among such parties, or to take any action or do any thing to protect or preserve the HVAC Provider interest or investment in the Project, the Company, or the HVAC Services Agreement. Each of the Disbursement Agent, the Bank Agent, the Mortgage Notes Indenture Trustee and the Interim Mall Lender acknowledge and agree that the HVAC Provider does not owe a fiduciary duty or any other duty to the Disbursement Agent and such Funding Agents. Except in respect of its obligations specifically set forth herein, the HVAC Provider shall in no way be responsible or liable for any losses or liabilities of the Disbursement Agent or such Funding Agents arising in connection with the Project. Without limiting the generality of the foregoing, the HVAC Provider shall not be responsible for ensuring that the HC/Mall Component is completed, to share, subject to Section 11.6(d), with the Disbursement Agent and such Funding Agents any information which the HVAC Provider may have relating to the Company or the Project, to include the Disbursement Agent or any such Funding Agents in any discussions or communication between the HVAC Provider and any other party or to take any action or do anything to protect or preserve the

Disbursement Agent's and such Funding Agents' interest or investment in the Project, the Company or (except as set forth in the HVAC Provider's consent) the Operative Documents.

            (c) The HVAC Provider acknowledges and agrees that the pledge, assignment and grant of security interest to the Disbursement Agent set forth in the Collateral Account Agreements is for the sole and exclusive benefit of the Secured Parties as security for the Obligations.

            (d) Each Funding Agent agrees with each of the other Funding Agents that it will, upon request, provide such information to the other Funding Agents and the Disbursement Agent as may be necessary to enable them to make any calculation required under the Financing Agreements.

      11.17 Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.

      11.18 Intercreditor Agreement. The Company acknowledges that the Bank Agent, the Interim Mall Lender, the Mortgage Notes Indenture Trustee, the Subordinated Notes Indenture Trustee and the Intercreditor Agent have entered into the Intercreditor Agreement and agrees that the agreements set forth therein do not violate the Bank Agent's, the Interim Mall Lender's or the Mortgage Notes Indenture Trustee's obligation to the Company under the Financing Agreements. The Company agrees not to take any action to invalidate or challenge the validity of any provisions of the Intercreditor Agreement. Notwithstanding anything to the contrary contained herein or in any other Financing Agreement, at such time that all Obligations other than amounts due under the Mortgage Notes Indenture have been indefeasibly paid or otherwise satisfied in full and all Commitments thereunder have been terminated each reference to the Intercreditor Agreement shall be of no further force or effect.

      11.19 Confidentiality. Each of the Funding Agents agrees not to disclose to any third party any Confidential Information (as defined below), except that any of the Funding Agents may disclose such information (a) in connection with any litigation between such Funding Agent and the Company, Adelson or any Affiliate of either of them, (b) upon the order, request or demand of any Governmental Instrumentality or if otherwise required by applicable law, (c) in connection with the exercise of any right or remedy hereunder or under any Facility Agreement or Financing Agreement after the occurrence of an Event of Default or Potential Event of Default, (d) to those of its employees, accountants, attorneys, agents and other advisors, directors, officers, shareholders, partners, members and other principals who are working on, or are consulted in connection with, the transactions contemplated by the Facility Agreements or Financing Agreements or (e) in the case of the Bank Agent, to any actual or potential participant, assignee, lender, agent or servicer that agrees to be bound by the provisions of this Section 11.19. "Confidential Information" shall mean any information relating to the business of the Company, Adelson or any Affiliate of the Company which is delivered by the Company, Adelson or such Affiliate of the Company to any Funding Agent or relating to the Loans, the Advances, the Facility Agreements or the Financing Agreements; provided, that "Confidential Information" shall not include information (i) that is or becomes generally available to the public, other than as a result of the disclosure by any Funding Agent in breach of this provision, (ii) that is or becomes available to any Funding Agent from any source other than the Company, Adelson or such Affiliate unless the party supplying such information shall have advised the Funding Agent that such source is subject to a confidentiality agreement that covers the information in question or (iii) that is already in the possession of any Funding Agent on the date hereof and that is not otherwise "Confidential Information" as defined herein. In the event that any Funding Agent is required or demanded by legal process (e.g., depositions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) to disclose any of the Confidential Information, such Funding Agent shall give prompt written notice to the Company of such request or demand so that the Company may, should it elect to do so, within ten (10)


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

Business Days of receipt of such notice, seek a protective order or other appropriate remedy to challenge or contest such request (and give such Funding Agent notice thereof), and during the pendency of any such action by the Company, such Funding Agent shall not, to the extent permitted by applicable law, disclose such Confidential Information.

      11.20 Certain Agreements Relating to the Mall.

            (a) The Funding Agents agree, for the benefit of Mall I LLC and its lenders that so long as (i) the conditions precedent to Advances set forth in
Section 3.2 hereof are being satisfied and (ii) Mall I LLC satisfies its obligations under the Mall Escrow Agreement to provide funds to GCCLLC in accordance with the terms thereof, then the Funding Agents shall continue making Advances in accordance with the terms hereof (it being understood that from and after the Completion Date, the obligation of the Bank Lenders shall be limited as provided in Section 2.9(c)).

            (b) The parties acknowledge that pursuant to the Mall Lease, any improvements constructed or installed in the Mall Space shall be property of GCCLLC and its successors in interest to the Mall (including Mall I LLC).

Mall I LLC and its lenders are intended third party beneficiaries of the provisions of this Section 11.20.

      11.21 Termination. This Agreement shall, subject to Section 11.13 and to the next sentence, terminate and be of no further force or effect upon completion of the transfer and release of funds contemplated by Section 2.12. The provisions of Article 9 and Section 11.15 shall survive the termination of this Agreement.

            IN WITNESS WHEREOF, the parties have caused this Funding Agents' Disbursement and Administration Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

COMPANY:

LAS VEGAS SANDS, INC.,
a Nevada corporation


By:    /s/ W P Weidner
      ------------------------------------
Name:  William P. Weidner
      ------------------------------------
Title: President
      ------------------------------------

VENETIAN CASINO RESORT, LLC,
a Nevada limited liability company

By:  Las Vegas Sands, Inc., as Managing Member


     By:    /s/ W P Weidner
           ------------------------------------
     Name:  William P. Weidner
           ------------------------------------
     Title: President
           ------------------------------------

GRAND CANAL SHOPS MALL CONSTRUCTION, LLC, a Delaware limited liability company

By: Venetian Casino Resort, LLC. as Sole Member

    By:  Las Vegas Sands, Inc., as Managing Member


         By:    /s/ W P Weidner
               ------------------------------------
         Name:  William P. Weidner
               ------------------------------------
         Title: President
               ------------------------------------

BANK AGENT:

THE BANK OF NOVA SCOTIA,
a Canadian chartered bank


By:   /s/ Allan Pendergast
      ------------------------------------
Name:  Allan Pendergast
      ------------------------------------
Title: Relationship Manager
      ------------------------------------

MORTGAGE NOTES INDENTURE TRUSTEE:

FIRST TRUST NATIONAL ASSOCIATION,


By:     /s/ R Prokosch
       ----------------------------
Name:   Richard H. Prokosch
       ----------------------------
Title:  Assistant Vice President
       ----------------------------


INTERIM MALL LENDER:

GMAC COMMERCIAL MORTGAGE CORPORATION,
a California corporation


By:    /s/ Vacys Garbonkus
       ----------------------------
Name:  VACYS GARBONKUS
       ----------------------------
Title: SENIOR VICE PRESIDENT
       ----------------------------


HVAC PROVIDER:

ATLANTIC-PACIFIC LAS VEGAS, LLC,
a Delaware limited liability company


By:     /s/ Carl H. Fogler
       ----------------------------
Name:  Carl H. Fogler
       ----------------------------
Title: Vice President
       ----------------------------


DISBURSEMENT AGENT:

THE BANK OF NOVA SCOTIA,
a Canadian chartered bank


By:     /s/ Allan Pendergast
       ----------------------------
Name:   Allan Pendergast
       ----------------------------
Title:  Relationship Manager
       ----------------------------

                                                      EXHIBIT A to
                                                      Funding Agents'
                                                      Disbursement and
                                                      Administration Agreement

                                   DEFINITIONS

            "Accounts" means the Company's Funds Account, the Mortgage Notes Proceeds Account, the Disbursement Account, the Cash Management Account, the HC/Mall Component Cash Management Sub-Account, the HVAC Component Cash Management Sub-Account, the Interest Payment Account, the Bank Proceeds Account, the Pre-Completion Revenues Account, the Collection Account, the Operating Account and any other accounts or sub-accounts established pursuant to the Collateral Account Agreements other than the HVAC Accounts, the Mall Retainage/Punchlist Account, the Mall Leasing Commissions Reserve Account, the Mall Tenant Improvements Reserve Account, the Lien Protection Account, and the Guaranty Deposit Account.

            "Additional Company Equity" means any and all funds required to be deposited in the Company's Funds Account or the Guaranty Deposit Account pursuant to Section 5.9.2 of the Funding Agents' Disbursement and Administration Agreement.

            "Additional Contract Certificate" means an Additional Contract Certificate substantially in the form of Exhibit F to the Funding Agents' Disbursement and Administration Agreement.

            "Adelson" means Sheldon G. Adelson, an individual.

            "Adelson Completion Guaranty" means that certain Guaranty dated as of November 14, 1997 executed by Adelson in favor of the Bank Agent (acting on behalf of the Bank Lenders), the Interim Mall Lender and the Mortgage Notes Indenture Trustee (acting on behalf of the Mortgage Note Holders).

            "Adelson Intercreditor Agreement" means that certain Intercreditor Agreement dated as of November 14, 1997 among the Bank Agent, the Interim Mall Lender, the Mortgage Notes Indenture Trustee, the Subordinated Notes Indenture Trustee, VCR, LVSI, GCCLLC and Adelson.

            "Advance" means (a) with respect to the Bank Credit Facility and the Interim Mall Facility, an advance of Loans deposited in the Collection Account or a transfer of funds from the Mall Retainage/Punchlist Account, the Bank Proceeds Account or the Pre-Completion Revenues Account to the Collection Account, (b) with respect to the Mortgage Notes, a release of funds from the Mortgage Notes Proceeds Account, (c) with respect to the HVAC Commitment Facility, a contribution of funds by the HVAC Provider pursuant to the HVAC Services Agreement and (d) with respect to amounts on deposit in the Company's Funds Account, a release of funds from the Company's Funds Account, in each case, made pursuant to Article 2 of the Funding Agents' Disbursement and Administration Agreement and (except with respect to funds on deposit in the

Company's Funds Account) the applicable Facility Agreements under which all or any part of such Advance is requested.

            "Advance Confirmation Notice" has the meaning given in Section 2.5.3(a) of the Funding Agents' Disbursement and Administration Agreement.

            "Advance Date" means the date on which an Advance is required to be deposited in the Collection Account pursuant to Section 2.5.4(a)(ii) of the Funding Agents' Disbursement and Administration Agreement.

            "Advance Request" means an Advance Request and Certificate substantially in the form of Exhibit C-1 to the Funding Agents' Disbursement and Administration Agreement.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided, however, that beneficial ownership of 20% or more of the voting securities of a Person shall be deemed to be control.

            "Anticipated Cost Report" means a cost report in the format of the Summary Anticipated Cost Report but which, instead of setting forth the indicated information for each Line Item Category, sets forth the indicated information for each Line Item.

            "Anticipated Earnings" means, at any time, with respect to the Mortgage Notes Proceeds Account and the Company's Funds Account, respectively, the amount of investment income which the Company reasonably determines with (a) the reasonable concurrence of the Construction Consultant and (b) the concurrence of the Disbursement Agent (acting in its sole discretion exercised in good faith) will accrue on the funds in each such Account through the anticipated Completion Date, taking into account the current and future anticipated rates of return on Permitted Investments in such Accounts and the anticipated times and amounts of draws from each such Account for the payment of Project Costs.

            "Anticipated Future Work" means additions or expansions to the Project (other than the Mall) not contemplated by the Plans and Specifications as in effect on the Financing Date: (a) that are reflected in amendments to the Plans and Specifications implemented after the Financing Date in accordance with the provisions of Section 6.2 of the Funding Agents' Disbursement and Administration Agreement and (b) the non-performance of which will not adversely affect (i) the validity of any temporary or permanent certificate of occupancy relating to the Mall or any other portion of the Project (other than such addition or expansion), (ii) in any material respect, the period of time following the issuance of any temporary certificate of occupancy within which it will be possible to obtain a permanent certificate of occupancy, (iii) in any material respect, the use of the Mall for the Mall Intended Purposes or any other portion of the remainder of the Project (other than such addition or expansion) for the Project Intended Purposes or (iv) in any material respect, the appearance of the Mall or any other portion of the Project (other than such addition or expansion).

            "Approved Equipment Funding Commitments" means, collectively, (a) the GECC Commitment and (b) any replacement of all or a portion of the GECC Commitment from an institutional or other lender that qualifies as an Eligible Assignee (as defined in the Bank Credit Agreement) if (i) such commitment is in form and substance reasonably satisfactory to the Bank Agent and the Interim Mall Lender, (ii) the collateral securing the Indebtedness under such commitment includes only items comprising the Equipment Component and (iii) to the extent that the Bank Agent deems it appropriate in their sole discretion, the lender under such commitment executes an intercreditor agreement in accordance with Section 7.12(c) of the Mortgage Notes Indenture and otherwise satisfactory to the Bank Agent.

            "Atlantic" means Atlantic Thermal Systems, Inc., a Delaware corporation.

            "Atlantic Account" has the meaning given in the Atlantic Collateral Account Agreement.

            "Atlantic Collateral Account Agreement" means that certain Collateral Account Agreement dated as of November 14, 1997 among Atlantic, the Disbursement Agent and The Bank of Nova Scotia, as securities intermediary.

            "Atlantic Letter of Credit" has the meaning given in Section 2.4 of the Funding Agents' Disbursement and Administration Agreement.

            "Authorized Representative" means as to any Person, its president, chief executive officer, any vice president, treasurer or secretary or any other person identified as such in a certificate of such Person delivered to the Funding Agents.

            "Availability Period" shall mean the period commencing on the Financing Date and ending on the earlier to occur of (a) the Final Completion Date and (b) the Outside Completion Deadline.

            "Available Funds" means, from time to time, the sum of (i) the aggregate of the unutilized Commitments under the Bank Credit Facility and the Interim Mall Facility, plus (ii) the aggregate of amounts on deposit in the HVAC Accounts and the amounts available to be drawn under the HVAC Letters of Credit, plus (iii) the aggregate of the amounts on deposit in the Company's Funds Account and the Mortgage Notes Proceeds Account and all Anticipated Earnings thereon, plus (iv) the aggregate of the amounts on deposit in the Guaranty Deposit Account, the HC/Mall Component Cash Management Sub-Account, the HVAC Component Cash Management Sub-Account, the Bank Proceeds Account, the Mall Retainage/Punchlist Account and the Interest Payment Account, plus (v) the lesser of (A) the aggregate of the amounts available to be drawn under all Approved Equipment Funding Commitments less amounts drawn under the Bank Revolving Facility pursuant to Section 2.2.3(b) of the Funding Agents' Disbursement and Administration Agreement, and (B) the aggregate amount of Remaining Costs set forth in column 10 of the Component Specific Anticipated Cost Report for the Equipment Component (as in effect from time to time), plus
(vi) the lesser of (A) the aggregate amount of Project Costs which the Construction Manager, Direct Construction Guarantor or Indirect Construction Guarantor have agreed or confirmed in writing, to the reasonable satisfaction of the Disbursement Agent, that they are responsible for paying (on a timely basis relative to the Project's cash needs) from their own funds but which they have not yet paid and (B) the aggregate amount of Remaining Costs set forth in column 10 of the Anticipated Cost Report (as in effect from time to time) for the Line Items for which the Company may use such funds, plus (vii) (A) prior to the Completion Date, 25% of the amount on deposit in the Pre-Completion Revenues Account and (B) after the Completion Date, the amount on deposit in the Pre-Completion Revenues Account, plus (viii) from and after the inclusion of the Working Capital Line Item Category in the Project Budget in accordance with Section 6.4 of the Funding Agents' Disbursement and Administration Agreement, the lesser of (A) the amount available to be drawn under the Bank Revolving Facility and (B) the amount of Remaining Costs for the Working Capital Line Item Category set forth in column 10 of the Summary Anticipated Cost Report (as in effect from time to time).

            "Bank Agent" has the meaning given to the term "Administrative Agent" in the Bank Credit Agreement.

            "Bank Credit Agreement" means that certain Credit Agreement dated as of November 14, 1997 among LVSI, VCR, the Bank Agent, Goldman Sachs Credit Partners L.P., as syndication agent and arranger, and the Bank Lenders.

            "Bank Credit Facility" means the term loan credit facility described and made available to LVSI and VCR by the Bank Lenders pursuant to the Bank Credit Agreement (specifically excluding the Bank Revolving Facility).

            "Bank Deeds of Trust" means, collectively, the Bank Fee Deed of Trust, the Bank Mall Parcel Fee Deed of Trust and the Bank Leasehold Deed of Trust.

            "Bank Environmental Indemnity" means that certain Environmental Indemnity Agreement dated as of November 14, 1997 among LVSI, VCR and the Bank Agent.

            "Bank Fee Deed of Trust" means that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of November 14, 1997, made by LVSI and VCR as trustors, to Lawyers Title of Nevada, Inc., as trustee, for the benefit of the Bank Agent, as beneficiary.

            "Bank Leasehold Deed of Trust" means that certain Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of November 14, 1997, made by GCCLLC as trustor, to Lawyers Title of Nevada, Inc., as trustee, for the benefit of the Bank Agent, as beneficiary.

            "Bank Lenders" means the financial institutions which are now, or may in the future become, parties to the Bank Credit Agreement.

            "Bank Mall Parcel Fee Deed of Trust" means the deed of trust to be executed by GCCLLC for the benefit of the Bank Agent in accordance with Section 5.16(b)(viii) of the Funding Agents' Disbursement and Administration Agreement, which deed of trust shall be in a form substantially similar to the Bank Fee Deed of Trust and shall encumber the Mall Parcel.

            "Bank Proceeds Account" has the meaning given in the Company Collateral Account Agreement.

            "Bank Revolving Facility" means the revolving loan credit facility described and made available to the Company under the Bank Credit Agreement.

            "Bank Security Documents" means the Bank Deeds of Trust, the Bank Environmental Indemnity, the Company Security Agreement, the GCCLLC Security Agreement, the Company Collateral Account Agreements (other than the Mortgage Notes Collateral Account Agreement), the

GCCLLC Bank Guaranty and any other guaranties, deeds of trust, security agreements or collateral account agreements executed from time to time by LVSI, VCR or GCCLLC or direct or indirect subsidiaries of LVSI, VCR or GCCLLC in favor of the Bank Agent or the Bank Lenders to guaranty the Obligations under the Bank Credit Facility.

            "Banking Day" means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or Nevada or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the "Adjusted Eurodollar Rate" or any "Eurodollar Rate Loans" (each, as defined in the Bank Credit Agreement), any day that is a Banking Day described in clause
(a) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

            "Base TI Budget Amount" means, from time to time, the sum of (a) the aggregate amount of tenant improvement allowances granted by the Company to tenants and prospective tenants of the First Level Space pursuant to Executed Leases, plus (b) the product of (i) Fifty Dollars ($50) times (ii) the number of square feet in the First Level Space as to which no Executed Leases are in effect.

            "Benchmark" shall have the meaning given in Exhibit J to the Funding Agents' Disbursement and Administration Agreement.

            "Billboard Lease" means that certain restaurant lease dated as of June 26, 1997 between VCR as landlord and "B.L. of Las Vegas, Inc." as tenant, as ratified and confirmed as follows. Pursuant to a Subordination, Nondistrubance and Attornment Agreement dated on or about November 14, 1997, the tenant under said lease confirmed that its correct name is B.L. International, Inc., and said tenant ratified and confirmed all of the terms of said lease and that B.L. International of Nevada, Inc. is responsible for all of the obligations of the tenant thereunder. The Billboard Lease sometimes also is referred to herein as the "Billboard Operating Lease." The parties to the Funding Agents' Disbursement and Administration Agreement agree that all references to the "Billboard Lease" or the "Billboard Operating Lease" in the various Financing Agreements and Project Documents shall be deemed to refer to the lease references in this definition, as so ratified and confirmed, notwithstanding any inconsistent references therein.

            "Billboard Master Lease" means that certain lease dated as of November 14, 1997 executed by VCR as landlord and GCCLLC as tenant concerning that portion of the Site covered by the Billboard Lease that is not within the Mall Space. The Billboard Master Lease also is sometimes referred to herein as the "Master Lease for Additional Billboard Space."

            "Bovis Balance" means, from time to time, the aggregate of all positive variances for Bovis Line Items (other than the "Bovis Contingency" Line
Item) listed in column 8 of the Anticipated Costs Report then in effect, decreased by the aggregate of all negative variances for Bovis Line Items (other than the "Bovis contingency" Line Item) listed in column 8 of the Summary Anticipated Cost Report then in effect; provided, however, that the Bovis Balance may be a negative number only if, and to the extent, that (a) the Guaranteed Maximum Price under the Construction Management Agreement has been reduced and such reduction has not been reflected in the Project Budget or (b) all work under the Construction Management Agreement has been completed for an amount that is less than the aggregate amount allocated thereto in the Project Budget (in which case the negative number shall be limited to 50% of the difference between such amounts).

            "Bovis Line Items" means, collectively, the Line Items of the Project Budget which relate to work covered by the Construction Management Agreement.

            "Buffer Zone Space" means the property and space described in Exhibit T-9 to the Funding Agents' Disbursement and Administration Agreement.

            "Building Department" means the Clark County Building Department.

            "Capital Stock" means with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person, including, without limitation, if such Person is a partnership or limited liability company, partnership or membership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company.

            "Cash Management Account" has the meaning given in the Company Collateral Account Agreement.

            "Casino Lease" means that certain Lease dated as of November 14, 1997 by and between VCR and LVSI.

            "Collateral Account Agreements" means, collectively, the Company Collateral Account Agreement, the Mortgage Notes Collateral Account Agreement, the Atlantic Collateral Account Agreement, the Pacific Collateral Account Agreement, the Completion Guaranty Collateral Account Agreement and any other collateral account agreement entered into after the Financing Date granting the Disbursement Agent for the benefit of Secured Parties a security interest in any account.

            "Collection Account" has the meaning given in the Company Collateral Account Agreement.

            "Commitment" means, (a) with respect to the Bank Credit Facility, the aggregate principal amount of all Loans to the Company which may be made under such Facility for the purpose of financing Project Costs (specifically excluding the amount made available under the Bank Revolving Facility), and (b) with respect to each other Facility, the aggregate principal amount of all Loans or other advances (or, in the case of the HVAC Commitment Facility, contributions) to the Company which may be made under such Facility, as specified in the applicable Facility Agreement.

            "Company" means LVSI, VCR and GCCLLC, jointly and severally.

            "Company Collateral Account Agreement" means that certain Disbursement Collateral Account Agreement dated as of November 14, 1997, among LVSI, VCR, GCCLLC, the Disbursement Agent and The Bank of Nova Scotia, as securities intermediary.

            "Company Security Agreement" means that certain Security Agreement dated as of November 14, 1997 executed by LVSI, VCR and GCCLLC in favor of the Intercreditor Agent on behalf of itself, the Disbursement Agent, the Bank Agent, the Interim Mall Lender and the Mortgage Notes Indenture Trustee.

            "Company's Closing Certificate" means a Closing Certificate in the form of Exhibit B-1 to the Funding Agents' Disbursement and Administration Agreement.

            "Company's Funds Account" has the meaning given in the Company Collateral Account Agreement.

            "Completion" means that each of the following has occurred:

            (a) the Company shall be permitted to cause the Opening Date to occur under Section 6.7 of the Funding Agents' Disbursement and Administration Agreement;

            (b) each of the Mall Release Conditions shall have been satisfied;

            (c) a list of any remaining Mall Punchlist Items and any remaining Project Punchlist Items have been delivered to the Construction Consultant and the Disbursement Agent by the Company and approved by the Construction Consultant and the Disbursement Agent as a reasonable final punchlist (such approval not to be unreasonably withheld);

            (d) the Company and the Construction Consultant shall have certified to the Disbursement Agent and the other Lenders, as and to the extent set forth in their respective Completion Certificates, that all Anticipated Future Work is expected to be completed within six months of such date and at a total cost not to exceed $20,000,000;

            (e) the Company and the Construction Consultant shall have certified to the Disbursement Agent and the other Lenders, as and to the extent set forth in their respective Completion Certificates that the Unfinished Hotel Suites have been fully furnished as necessary to be ready for occupancy; and

            (f) HVAC Completion shall have occurred.

            "Completion Certificates" means, collectively, the Completion Certificates in the form of Exhibit W-1 and W-2 to the Funding Agents' Disbursement and Administration Agreement to be delivered by the Company and the Construction Consultant, respectively.

            "Completion Date" means the date on which Completion occurs.

            "Completion Guaranty Collateral Account Agreement" means, collectively, that certain Completion Guaranty Collateral Account Agreement dated as of November 14, 1997 between Adelson and the Disbursement Agent and the related third party account agreement .

            "Component Specific Anticipated Cost Reports" means anticipated cost reports in a format similar to Exhibit H-1 to the Funding Agents Disbursement and Administration Agreement and which provide, with respect to each Construction Component, the information indicated therein segregated by Line Item.

            "Consents" means consents to the collateral assignment by the Company of Project Documents in substantially the form of Exhibit S to the Funding Agents' Disbursement and Administration Agreement.

            "Construction Agency Agreement" means that certain Construction Agency Agreement dated as of May 1, 1997 by and between the HVAC Provider and VCR.

            "Construction Component" means any of the HC/Mall Component, the HVAC Component or the Equipment Component.

            "Construction Consultant" means Tishman Construction Corporation of Nevada or any other Person designated from time to time by the Bank Agent, the Interim Mall Lender and the Mortgage Notes Indenture Trustee, in their sole discretion acting pursuant to the Intercreditor Agreement, to serve as the Construction Consultant under the Funding Agents' Disbursement and Administration Agreement.

            "Construction Consultant Engagement Agreement" means that certain Engagement Letter dated as of November 14, 1997 by and among the Construction Consultant, the Company, the Bank Agent, the Interim Mall Lender, the Mortgage Notes Indenture Trustee, the Tranche A Take Out Lender and Goldman, Sachs & Co.

            "Construction Consultant's Closing Certificate" means a closing certificate in the form of Exhibit B-2 to the Funding Agents' Disbursement and Administration Agreement.

            "Construction Consultant's Report" means a report of the Construction Consultant delivered to the Disbursement Agent, the Bank Agent, the Interim Mall Lender, the Initial Purchasers and the HVAC Provider pursuant to
Section 3.1.12 of the Funding Agents' Disbursement and Administration Agreement and stating, among other things, that (a) the Construction Consultant has reviewed the Project Documents, the Plans and Specifications, and other material information deemed necessary by the Construction Consultant for the purpose of evaluating whether the Project can be constructed and completed in the manner contemplated by the Operative Documents and (b) based on its review of such information, the Construction Consultant is of the opinion that the Project can be constructed in the manner contemplated by the Operative Documents and, in particular, that the Project can be constructed and completed in accordance with the Project Documents and the Plans and Specifications within the parameters set by the Project Schedule and the Project Budget.

            "Construction Expenses" means all Project Costs other than (a) Pre-Opening Expenses, (b) Debt Service and (c) Issuance Fees and Expenses.

            "Construction Loan" means the loan or loans made to the Company in an aggregate amount not exceeding $45 Million pursuant to that certain Promissory Note dated as of September 8, 1997 executed by LVSI and VCR in favor of Goldman Sachs Credit Partners L.P.

            "Construction Management Agreement" means that certain Construction Management Agreement dated as of February 15, 1997 between LVSI and the Construction Manager as assigned by LVSI to VCR and amended by that certain Assignment, Assumption and Amendment of Construction Management Agreement dated as of November 14, 1997 executed by LVSI, VCR, the Construction Manager, the Direct Construction Guarantor and the Indirect Construction Guarantor.

            "Construction Manager" means Lehrer McGovern Bovis, Inc., a New York corporation.

            "Contract Amendment Certificate" means a Contract Amendment Certificate substantially in the form of Exhibit G to the Funding Agents' Disbursement and Administration Agreement.

            "Contractors" means any architects, consultants, designers, contractors, subcontractors, suppliers, laborers or any other Persons engaged by the Company in connection with the design, engineering, installation and construction of the Project (other than Construction Manager).

            "Contracts" means, collectively, the contracts entered into, from time to time, between the Company and any Contractor for performance of services or sale of goods in connection with the design, engineering, installation or construction of the Project.

            "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended.

            "Cooperation Agreement" means that certain Amended and Restated Reciprocal Easement, Use and Operating Agreement dated as of November 14, 1997 by and between LVSI, VCR, GCCLLC and Interface Group-Nevada, Inc.

            "Debt Service" means all principal repayments or interest and other amounts payable or accrued from time to time under any of the Bank Credit Agreement, the Interim Mall Credit Agreement, the Mortgage Notes, the Subordinated Notes or the Approved Equipment Funding Commitments.

            "Deeds of Trust" means, collectively, the Bank Deeds of Trust, the Interim Mall Deeds of Trust and the Mortgage Notes Indenture Deeds of Trust.

            "Development Agreements" means, collectively, that certain Sands Resort Hotel & Casino Agreement dated as of February 18, 1997 by and between the County of Clark and LVSI, which agreement is commonly referred to as the "Predevelopment Agreement" and any other agreements relating to the construction of the Project entered into between the Company and a Governmental Instrumentality.

            "Direct Construction Guarantor" means Bovis, Inc., a New York corporation.

            "Direct Construction Guaranty" means that certain Guaranty of Performance and Completion dated as of August 19, 1997 executed by the Direct Construction Guarantor in favor of LVSI as assigned by LVSI to VCR by that certain Assignment Agreement dated as of November 14, 1997 executed by LVSI, VCR, the Construction Manager, the Direct Construction Guarantor and the Indirect Construction Guarantor.

            "Disbursement Account" has the meaning given in the Company Collateral Account Agreement.

            "Disbursement Agent" means The Bank of Nova Scotia, in its capacity as the disbursement agent under the Funding Agents' Disbursement and Administration Agreement and its successors in such capacity.

            "Eight Month Certificate" means a certificate to be issued by the Construction Consultant in the form of Exhibit L-2 to the Funding Agents' Disbursement and Administration Agreement.

            "Element Specific Anticipated Cost Report" means any of the Element Specific Anticipated Cost Reports in the forms of Schedules 1 through 8 to Exhibit H-2 to the Funding Agents' Disbursement and Administration Agreement.

            "Environmental Claim" means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys' or consultants' fees, relating in any way to any Environmental Law or any Permit issued under any such Environmental Law (hereafter "Claims") including (a) any and all Claims by Governmental Instrumentalities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any of:

            (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA");

            (b) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.) ("Clean Water Act" or "CWA");

            (c) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA");

            (d) the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.) ("AEA");

            (e) the Clean Air Act (42 U.S.C. Section 7401 et seq.) ("CAA");

            (f) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.) ("EPCRA");

            (g) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.) ("FIFRA");

            (h) the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat. 486);

            (i) the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.) ("SDWA");

            (j) the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201 et seq.) ("SMCRA");

            (k) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) ("TSCA");

            (l) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.) ("HMTA");

            (m) the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901 et seq.) ("UMTRCA");

            (n) the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA");

            (o) the Nevada Hazardous Materials law (NRS Chapter 459);

            (p) the Nevada Solid Waste/Disposal of Garbage or Sewage law (NRS
      444.440 to 444.650, inclusive);

            (q) the Nevada Water Controls/Pollution law (NRS Chapter 445A);

            (r) the Nevada Air Pollution law (NRS Chapter 445B);

            (s) the Nevada Cleanup of discharged Petroleum law (NRS 590.700 to 590.920, inclusive);

            (t) the Nevada Control of Asbestos law (NRS 618.750 to 618.850);

            (u) the Nevada Appropriation of public waters law (NRS 533.324 to 533.4385, inclusive);

            (v) the Nevada Artificial water body development permit law (NRS 502.390);

            (w) the Nevada Protection of Endangered Species, Endangered wildlife permit (NRS 503.585) and Endangered flora permit law (NRS 527.270);

            (x) and all other Federal, state and local Legal Requirements which govern Hazardous Substances, and the regulations adopted and publications promulgated pursuant to all such foregoing laws.

            "Environmental Matter" means any:

            (a) release, emission, entry or introduction into the air including, without limitation, the air within buildings and other natural or man-made structures above ground;

            (b) discharge, release or entry into water including, without limitation, into any river, watercourse, lake, or pond (whether natural or artificial or above ground or which joins or flows into any such water outlet above ground) or reservoir, or the surface of the riverbed or of other land supporting such waters, ground waters, sewer or the sea;

            (c) deposit, disposal, keeping, treatment, importation, exportation, production, transportation, handling, processing, carrying, manufacture, collection, sorting or presence of any Hazardous Substance (including, without limitation, in the case of waste, any substance which constitutes a scrap material or an effluent or other unwanted surplus substance arising from the application of any process or activity (including making it re-usable or reclaiming substances from it) and any substance or article which is required to be disposed of as being broken, worn out, contaminated or otherwise spoiled);

            (d) nuisance, noise, defective premises, health and safety at work, industrial illness, industrial injury due to environmental factors, environmental health problems (including, without limitation, asbestosis or any other illness or injury caused by exposure to asbestos) or genetically modified organisms;

            (e) conservation, preservation or protection of the natural or man made environment or any living organisms supported by the natural or man made environment; or

            (f) other matter howsoever directly affecting the environment or any aspect of it.

            "Equipment Component" means the equipment, fixtures and other items described in Exhibit T-3 to the Funding Agents' Disbursement and Administration Agreement.

            "Equipment Funding Providers' Intercreditor Agreements" means, collectively, any one or more intercreditor agreements executed by lenders party to the Approved Equipment Funding Commitments.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and ruling issued thereunder.

            "ERISA Plan" means any employee benefit plan (a) maintained by the Company or any member of the Controlled Group, or to which the Company or any member of the Controlled Group contributes or is obligated to contribute, for its employees and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

            "Event of Default" has the meaning given in Section 7.1 of the Funding Agents' Disbursement and Administration Agreement.

            "Event of Force Majeure" means any event that causes a delay in the construction of the Project and is outside the Company's reasonable control but only to the extent (a) such event does not arise out of the negligence or willful misconduct of the Company and (b) such event consists of an Act of God (such as tornado, flood, hurricane, etc.); fires and other casualties; strikes, lockouts or other labor disturbances (except to the extent taking place at the Site only); riots, insurrections or civil commotions; embargoes, shortages or unavailability of materials, supplies, labor, equipment and systems that first arise after the Financing Date, but only to the extent caused by another act, event or condition covered by this clause (b); sabotage; vandalism; act, omissions to act, or failures to timely act by the Project Architect; the requirements of law, statutes, regulations and other Legal Requirements enacted after the Financing Date (unless the Company should, in the exercise of due diligence and prudent judgment, have anticipated such enactment); orders or judgments; or any similar types of events, provided that the Company has sought to mitigate the impact of the delay.

            "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (A) any loss, destruction or damage of such property or asset; (B) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (C) any settlement in lieu of clause (B) above.

            "Executed Leases" means, collectively and from time to time, (a) the Billboard Lease, (b) letters of intent executed prior to the Financing Date for the leasing of space in the First Level Space but only until such time as such letters of intent are (i) replaced (or superseded) by executed definitive lease agreements or (ii) are otherwise terminated, (c) executed definitive lease agreements replacing and/or superseding the letters of intent referenced in clause (b) above and (d) without duplication, executed definitive lease agreements entered into from and after the Financing Date with respect to the First Level Space.

            "Exhaustion" means, (a) with respect to the Bank Credit Facility, the Interim Mall Facility and the HVAC Commitment Facility, the time at which the Commitment under such Facility has been utilized and no further Advances are available thereunder and (b) with respect to the Mortgage Notes, the time at which no funds remain in the Mortgage Notes Proceeds Account.

            "Facility" or "Facilities" means, as the context may require, any or all of the Bank Credit Facility, the Interim Mall Facility, the HVAC Commitment Facility and the Mortgage Notes Proceeds.

            "Facility Agreements" means, collectively, the Bank Credit Agreement, the Interim Mall Credit Agreement, the Mortgage Notes Indenture and the HVAC Services Agreement.

            "FCMI" means Forest City Commercial Management, Inc., an Ohio corporation.

            "Final Completion" means that (a) Completion shall have occurred,
(b) the Project and the Mall shall have received a permanent certificate of occupancy from the Building Department (and copies of such certificates shall have been delivered to the Disbursement Agent, the Bank Agent, the Mortgage Notes Indenture Trustee and the Tranche A Take Out Lender), (c) a Notice of Completion has been posted with respect to the Project and recorded in the Office of the County Recorder of Clark County, Nevada, (d) the Funding Agents have received final 101.6 endorsements from the Title Insurer insuring the priority of their respective Liens on the Project Security, (e) the Company shall have delivered to the Disbursement Agent, the Bank Agent, the Mortgage Notes Indenture Trustee and the Tranche A Take Out Lender its Final Completion Certificate certifying that (i) all Project Punchlist Items and Mall Punchlist Items have been completed, (ii) the Company has settled with the Construction Manager, the Contractors and the Subcontractors all claims for payments and amounts due under the Construction Management Agreement, the Contracts and the Subcontracts, respectively, and (iii) all Anticipated Future Work has been completed, (f) the Construction Consultant shall have delivered its Final Completion Certificate and (g) the Company shall have delivered to the Funding Agents and the Tranche A Take Out Lender an "as built survey" of the Project.

            "Final Completion Certificates" means, collectively, the Final Completion Certificates in the forms of Exhibits W-8 and W-9, respectively, to the Funding Agents' Disbursement and Administration Agreement.

            "Final Completion Date" means the date on which Final Completion occurs.

            "Final Plans and Specifications" with respect to any particular work or improvement means Plans and Specifications which (i) have received final approval from all Governmental Instrumentalities required to approve such Plans and Specifications prior to completion of the work or improvements; and (ii) contain sufficient specificity to permit the completion of the work or improvement.

            "Financing Agreements" means, collectively, the Funding Agents' Disbursement and Administration Agreement, the Bank Credit Agreement, the Interim Mall Credit Agreement, the

Mortgage Notes Indenture, the Security Documents, the Mortgage Notes, and any other loan or security agreements entered into on, prior to or after the Financing Date with the Bank Agent, the Interim Mall Lender or the Indenture Trustee to finance the Project, as the same may be amended from time to time in accordance with the terms and conditions of the Funding Agents' Disbursement and Administration Agreement and thereof.

            "Financing Date" means the first date on which each of the conditions precedent listed in Section 3.1 of the Funding Agents' Disbursement and Administration Agreement have been satisfied or waived and an Advance is made.

            "First Level Space" means approximately 300,000 square feet of space (as the same may be increased or decreased in accordance with Section 6.2 of the Funding Agents' Disbursement and Administration Agreement) comprising the first level space in the Mall (including the space covered by the Billboard Lease (which is within the Mall) but excluding the Retail Annex) and the first and second level space of the Retail Annex.

            "Funding Agents" means, collectively, the Bank Agent, the Interim Mall Lender, the Mortgage Notes Indenture Trustee and the HVAC Provider.

            "Funding Agents' Disbursement and Administration Agreement" means that certain Funding Agents' Disbursement and Administration Agreement dated as of November 14, 1997 among the Company, the Bank Agent, the Mortgage Notes Indenture Trustee, the Interim Mall Lender, the HVAC Provider and the Disbursement Agent.

            "Funds Providers" means, collectively, the Bank Lenders, the Interim Mall Lender and the HVAC Provider.

            "Gaming Control Acts" means Nevada Gaming Laws.

            "GCCLLC" means Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company.

            "GCCLLC Bank Guaranty" means that certain Guaranty dated as of November 14, 1997, executed by GCCLLC, in favor of the Bank Agent.

            "GCCLLC Permitted Encumbrances" has the meaning given in Section
3.1.28 of the Funding Agents' Disbursement and Administration Agreement.

            "GCCLLC Security Agreement" means that certain Security Agreement dated as of November 14, 1997 executed by GCCLLC in favor of the Intercreditor Agent on behalf of itself and the Secured Parties.

            "GECC Commitment" means the commitment of General Electric Capital Corporation to advance loans to VCR pursuant to that certain letter agreement dated as of October, 1997 between VCR and General Electric Capital Corporation.

            "Governmental Instrumentality" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including the Nevada Gaming Authorities, any zoning authority, the FDIC, the Comptroller of the

Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

            "Guaranty Deposit Account" has the meaning given in the Completion Guaranty Collateral Account Agreement.

            "Harrah's Shared Roadway Agreement" means an agreement between VCR and Harrah's Casino Resort, as contemplated by the existing letter of intent between the parties with respect to the sharing of the common road between the parties and certain plans with respect to the improvements to be made thereto.

            "Hazardous Substances" means (statutory acronyms and abbreviations having the meaning given them in the definition of "Environmental Laws") substances defined as "hazardous substances," "pollutants" or "contaminants" in
Section 101 of the CERCLA; those substances defined as "hazardous waste," "hazardous materials" or "regulated substances" by the RCRA; those substances designated as a "hazardous substance" pursuant to Section 311 of the CWA; those substances defined as "hazardous materials" in Section 103 of the HMTA; those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Sections 6 or 7 of the TSCA; those substances defined as "contaminants" by Section 1401 of the SDWA, if present in excess of permissible levels; those substances regulated by the Oil Pollution Act; those substances defined as a pesticide pursuant to
Section 2(u) of the FIFRA; those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA; those substances defined as "residual radioactive material" by Section 101 of the UMTRCA; those substances defined as "toxic materials" or "harmful physical agents" pursuant to Section 6 of the OSHA); those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R.
Part 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R. Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts 116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances, or toxic substances in 40 C.F.R. Part 1910; in any other Environmental Laws; and in the regulations adopted and publications promulgated pursuant to said laws, whether or not such regulations or publications are specifically referenced herein.

            "HC/Mall Component" means all portions of the Project other than the HVAC Component and the Equipment Component.

            "HC/Mall Component Cash Management Sub-Account" has the meaning given in the Company Collateral Account Agreement.

            "HC/Mall Component Funding Sources" means the Bank Credit Facility, the Interim Mall Facility, the Mortgage Notes Proceeds and amounts on deposit in the Company's Funds Account.

            "Hotel/Casino" means all portions of the HC/Mall Component other than the Mall.

            "Hotel/Casino Space" means the property and space described in Exhibit T-8 to the Funding Agents' Disbursement and Administration Agreement.

            "HVAC Accounts" means, collectively, the Atlantic Account and the Pacific Account.

            "HVAC Commitment Facility" means the funding commitment of up to Seventy Million Dollars ($70,000,000) in respect of the Total Energy Improvement Costs as determined, described and made available to the Company by the HVAC Provider pursuant to the HVAC Services Agreement.

            "HVAC Completion" means that (a) each of the Company and the HVAC Provider has certified to the Disbursement Agent that it has received all Permits required by federal, state, and local jurisdictions regarding the operation of the HVAC Component; (b) the Company and the HVAC Provider have certified to the Disbursement Agent that the Company (with the HVAC Provider's assistance) has made arrangements for the HVAC Provider to obtain reliable electric service at the appropriate voltage and frequency levels required for the operation of the HVAC Component; (c) the HVAC Provider has certified that it has received from the Construction Manager all as built documents (including two
(2) copies of as-built drawings of the HVAC Component, one (1) Mylar reproducible copy thereof and, if the drawings are electronically prepared, one
(1) copy of the computer software as prepared by the Construction Manager or any Subcontractor), specifications, calculations, test data, performance data, equipment descriptions, equipment and system installation instruction manuals, integrated and coordinated operation and maintenance manuals, training aids, spare parts lists and other technical information required hereunder for the HVAC Provider to start-up, operate and maintain the HVAC Component in a safe, efficient and reliable manner; and (d) the Construction Consultant has certified that, (i) subject to any remaining "punch list" items, the Construction Manager has completed or caused to be completed all construction, installation, startup and test activities required by, and otherwise satisfied its obligations under, the Construction Management Agreement regarding the HVAC Component; and (ii) except as necessary in connection with any punchlist items, all the Construction Manager's and each Subcontractor's personnel, supplies, equipment, waste materials, rubbish and temporary facilities have been removed from the HVAC Component.

            "HVAC Component" means the equipment and fixtures described in Exhibit T-2 to the Funding Agents' Disbursement and Administration Agreement and the other components of the Total Energy Improvement Costs.

            "HVAC Component Cash Management Sub-Account" has the meaning given in the Company Collateral Account Agreement.

            "HVAC Ground Lease" means that certain Ground Lease dated as of November 14, 1997 between VCR and the HVAC Provider.

            "HVAC Letters of Credit" has the meaning given in Section 2.4 of the Funding Agents' Disbursement and Administration Agreement.

            "HVAC Provider" means Atlantic-Pacific Las Vegas, LLC, a Delaware limited liability company.

            "HVAC Provider's Consent" means that certain Consent and Agreement dated as of November 14, 1997 executed by the HVAC Provider in favor of the Bank Agent, the Interim Mall Lender and the Mortgage Notes Indenture Trustee.

            "HVAC Services Agreement" means that certain Energy Services Agreement dated as of May 1, 1997 between VCR and the HVAC Provider.

            "Improvements" means the buildings, fixtures and other improvements to be situated on the Site.

            "Indebtedness," as applied to any Person, means (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to leases which are or should be, in accordance with generally accepted accounting principles, classified as a capital lease and a liability on a balance sheet, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements do not constitute Indebtedness hereunder. All obligations under the Financing Agreements shall constitute Indebtedness hereunder. In no event shall obligations under the HVAC Services Agreement be deemed to be Indebtedness for purposes of the Financing Agreements.

            "Independent Consultants" means collectively the Construction Consultant, the Insurance Advisor or their successors appointed pursuant to the Funding Agents' Disbursement and Administration Agreement.

            "Indirect Construction Guarantor" means The Peninsular and Oriental Steam Navigation Company, a corporation organized under the laws of England and Wales.

            "Indirect Construction Guaranty" means that certain Guaranty of Performance dated as of August 19, 1997 executed by the Indirect Construction Guarantor in favor of LVSI as assigned by LVSI to VCR by that certain Assignment Agreement dated as of November 14, 1997 executed by LVSI, VCR, the Construction Manager, the Direct Construction Guarantor and the Indirect Construction Guarantor.

            "Initial Purchasers" means Goldman, Sachs & Co. and Bear Stearns & Co. Inc.

            "Insurance Advisor" means Sedgwick James of Tennessee, Inc., or its successor, appointed pursuant to the Funding Agents' Disbursement and Administration Agreement.

            "Intercreditor Agent" means The Bank of Nova Scotia, in its capacity as the intercreditor agent under the Intercreditor Agreement and its successors in such capacity.

            "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of November 14, 1997 among the Bank Agent, the Interim Mall Lender, the Mortgage Notes Indenture Trustee, the Subordinated Notes Indenture Trustee and The Bank of Nova Scotia, as the intercreditor agent thereunder.

            "Interest Payment Account" has the meaning given in the Company Collateral Account Agreement.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

            "Interface" means Interface Group of Nevada, Inc., a Nevada corporation.

            "Interface Holding" means Interface Group Holding Company, Inc., a Nevada corporation.

            "Interim Mall Credit Agreement" means that certain Credit Agreement dated as of November 14, 1997 among LVSI, VCR, GCCLLC and the Interim Mall Lender.

            "Interim Mall Deeds of Trust" means, collectively, the Interim Mall Space Fee Deed of Trust and the Interim Mall Leasehold Deed of Trust.

            "Interim Mall Environmental Indemnity" means that certain Environmental Indemnity Agreement dated as of November 14, 1997 among LVSI, VCR and the Interim Mall Lender.

            "Interim Mall Facility" means the credit facility described and made available to LVSI, VCR and GCCLLC by the Interim Mall Lender pursuant to the Interim Mall Credit Agreement.

            "Interim Mall Leasehold Deed of Trust" means that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of November 14, 1997, made by GCCLLC, as trustor, to Lawyers Title of Nevada, Inc. as trustee, for the benefit of the Interim Mall Lender, as beneficiary.

            "Interim Mall Lender" means GMAC Commercial Mortgage Corporation, a California corporation.

            "Interim Mall Security Documents" means, collectively, the Interim Mall Deeds of Trust, the Interim Mall Environmental Indemnity, the guaranty executed by Mall Intermediate Holding in favor of the Interim Mall Lender, the Company Security Agreement, the GCCLLC Security Agreement, the Company Collateral Account Agreement, the Atlantic Collateral Account Agreement, the Pacific Collateral Account Agreement, the Completion Guaranty Collateral Account Agreement, and any other guaranties, deeds of trust, security agreements or collateral account agreements executed from time to time by LVSI, VCR or GCCLLC or direct or indirect subsidiaries of LVSI, VCR or GCCLLC in favor of the Interim Mall Lender to guaranty the Obligations under the Interim Mall Facility.

            "Interim Mall Space Fee Deed of Trust" means that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of November 14, 1997, made by LVSI and VCR, as trustor, to Lawyers Title of Nevada, Inc., as trustee, for the benefit of the Interim Mall Lender, as beneficiary.

            "Issuance Date" has the meaning given in the Mortgage Notes
Indenture.

            "Issuance Fees and Expenses" means fees and expenses (a) incurred by the Company in connection with the raising of debt or equity to finance the Project and (b) paid on or before the Financing Date. The Issuance Fees and Expenses are identified on Exhibit K-2 to the Funding Agents' Disbursement and Administration Agreement as "Fees and Expenses."

            "Legal Requirements" means all laws, statutes, orders, decrees, injunctions, licenses, permits, approvals, agreements and regulations of any Governmental Instrumentality having jurisdiction over the matter in question, including, without limitation, Nevada Gaming Laws.

            "Lender" means any of the Bank Lenders, the Interim Mall Lender and the Mortgage Note Holders.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statues) of any jurisdiction).

            "Lien Protection Account" means an escrow account to be established pursuant to the Title Insurer Escrow Agreement.

            "Line Item" means each of the individual line items set forth in the Project Budget (as in effect on the Financing Date).

            "Line Item Category" means each of the following line item categories of the Project Budget:

            (a) Bovis Construction Costs;

            (b) Owner Construction and Equipment Costs;

            (c) FF&E;

            (d) Signage and Graphics;

            (e) Design Costs;

            (f) Permits and Fees;

            (g) Owner Construction Administration;

            (h) Organization Expenses;

            (i) Pre-Opening Expenses;

            (j) Construction Period Interest;

            (k) Consumer Experience;

            (l) Financing Fees; and

            (m) From and after the date on which the Company amends the Project Budget as contemplated in Section 6.4.1(a)(iii) of the Funding Agents' Disbursement and Administration Agreement, Working Capital.

            "Liquid Available Funds" means the Available Funds without taking into account any amounts on deposit in the Guaranty Deposit Account.

            "Loans" means, collectively, the loans made under each of the Bank Credit Facility and the Interim Mall Facility.

            "Loss Proceeds" has the meaning given in Section 5.20 of the Funding Agents' Disbursement and Administration Agreement.

            "LVSI" means Las Vegas Sands, Inc., a Nevada corporation.

            "Major Contractor" shall mean a Contractor who is party to a Material Project Document.

            "Mall" means the restaurant and retail complex and retail annex to be developed as part of the Project, as more particularly described in Exhibit T-6 to the Funding Agents' Disbursement and Administration Agreement.

            "Mall Assets" has the meaning given in the Sale and Contribution Agreement.

            "Mall Certificate of Occupancy" means a permanent certificate of occupancy or a temporary certificate of occupancy, in either case, for the Mall issued by the Building Department pursuant to applicable Legal Requirements which permanent or temporary certificate of occupancy shall (a) permit the Mall to be used for the Mall Intended Uses, (b) be in full force and effect and (c) in the case of a temporary certificate of occupancy, if such temporary certificate of occupancy shall provide for an expiration date, the number of days in the period from the Mall Release Date to such expiration date shall be no less than 133% of the number of days that the Construction Consultant, pursuant to the its Mall Release Certificate, estimates it will take to complete the Mall Punchlist Items (assuming reasonable diligence in performing the same).

            "Mall Construction Termination" means that construction of the Mall (and all infrastructure and other improvements required to be constructed under applicable Legal Requirements or pursuant to the Development Agreements (to the extent the Development Agreements affect the Mall) has been completed (except for Mall Punchlist Items) in accordance with the Plans and Specifications) and all punchlists referenced in the definition of "Mall Punchlist Items" have been delivered to the Funding Agents and the Tranche A Take Out Lender.

            "Mall Easements" means the easements appurtenant, easements in gross, license agreements and other rights running for the benefit of GCCLLC and/or appurtenant to the Mall, including, without limitation, those certain easements and licenses described in each Title Policy.

            "Mall Escrow Agreement" means the Escrow Agreement to be entered into pursuant to the Sale and Contribution Agreement and attached as an exhibit to the Sale and Contribution Agreement.

            "Mall Holding" means Grand Canal Shops Mall Holding Company, LLC, a Delaware limited liability company.

            "Mall I LLC" means Grand Canal Shops Mall, LLC, a Delaware limited liability company.

            "Mall I MM" means Grand Canal Shops Mall MM, Inc., a Nevada corporation.

            "Mall Intended Uses" means the intended uses for the Mall, as more particularly set forth in Exhibit X to the Funding Agents' Disbursement and Administration Agreement.

            "Mall Intermediate Holding" means Mall Intermediate Holding Company, LLC, a Delaware limited liability company.

            "Mall Lease" means that certain Indenture of Lease dated as of November 14, 1997 by and between VCR and GCCLLC.

            "Mall Leasing Agreement" means the Consulting and Lease Brokerage Agreement dated as of January 23, 1997 by and between GCCLLC (as assignee of LVSI) and Blatteis Realty Co.

            "Mall Leasing Commissions Reserve Account" has the meaning given in
Section 2.3.9 of the Funding Agents' Disbursement and Administration Agreement.

            "Mall Parcel" has the meaning given in Section 5.16(b) of the Funding Agents' Disbursement and Administration Agreement.

            "Mall Parcel Creation Date" means the date on which the Mall Parcel is created in accordance with Section 5.16(b) of the Funding Agents' Disbursement and Administration Agreement.

            "Mall Punchlist Completion Amount" means, from time to time, the estimated cost to complete all remaining Mall Punchlist Items if the owner of the Mall were to engage independent, reputable and appropriately experienced and licensed contractor(s) to complete such work and no other work (as more specifically certified by the Construction Consultant (a) on the Mall Release Date pursuant to its Mall Release Certificate and (b) on each Advance Date thereafter, pursuant to a certificate in the form of Exhibit C-2 to the Funding Agents' Disbursement and Administration Agreement).

            "Mall Punchlist Items" means minor or insubstantial details of construction or mechanical adjustment relating to the Mall, the non-completion of which, when all such items are taken together, will not interfere, in any material respect, with the use or occupancy of any portion of the Project (but excluding the Anticipated Future Work), for the Project Intended uses or the ability of the owner or master lessee, as applicable, of any portion of the Project (including, without limitation, the Mall) (or any tenant, licensee or concessionaire of such portion of the Project) to perform work that is necessary or desirable to prepare such portion of the Project for such use or occupancy; provided that, in all events, "Mall Punchlist Items" shall include (to the extent not already completed), without limitation, the items set forth in the punchlist to be delivered by the Company in connection with Substantial Completion under the Construction Management Agreement to the extent relating to the Mall, and all items listed on the "punchlists" furnished by the Building Department, the Nevada Department of Transportation and the Clark County Department of Public Works in connection with, or after, the issuance of the Mall temporary certificate of occupancy as the items that must be completed in order for the Building Department to issue a Mall permanent certificate of occupancy.

            "Mall Release Certificates" means, collectively, the certificates in the form of Exhibits W-3, W-4 and W-5 to the Funding Agents' Disbursement and Administration Agreement to be delivered by the Company, the Construction Consultant and the Project Architect, respectively.

            "Mall Release Conditions" means, collectively, the following:

            (a) the Mall Release Interested Parties shall have received from the Company its Mall Release Certificate, pursuant to which the Company certifies that:

                  (i) Mall Construction Termination and Project Construction
            Termination shall have occurred;

                  (ii) all Project Costs (other than Project Costs consisting of
            (A) Retainage Amounts, and other amounts, that, as of the Mall Release Date, are being withheld from the Construction Manager, the Contractors or the Subcontractors in accordance with the provisions of the Project Documents, (B) amounts payable in respect of Mall Punchlist Items and Project Punchlist Items to the extent not covered by the foregoing clause (A) and (C) amounts that will be payable in respect of Anticipated Future Work) shall have been paid in full;

                  (iii) the Project (including, without limitation, the Mall)
            shall be served by, and shall be equipped to accept, water, gas, electric, sewer, sanitary sewer, storm drain and other facilities and utilities necessary for use of the Project and each portion thereof for Project Intended Uses (including, without limitation, in the case of the Mall, the Mall Intended Uses), which utility service is provided by public or private utilities over utility lines, pipes, wires and other facilities that run solely over public streets or private property (in the case of private property, pursuant to easements created under the Cooperation Agreement or other recorded easements);

                  (iv) the Plans and Specifications are in compliance with all applicable Legal Requirements (including, without limitation, all applicable building and zoning laws, ordinances and regulations, and the Americans with Disabilities Act of 1990) and applicable insurance requirements; and

                  (v) the entire Project (other than the premises to be occupied by individual retail and restaurant tenants in the Mall or elsewhere in the Project, the Unfinished Hotel Suites and the Anticipated Future Work) shall be open for business, or shall be ready to be open for business, to the general public for the Project Intended Uses; provided that in all events restaurants containing at least 2,000 seats (at least 1,000 of which are in the Hotel/Casino) should be ready to be open for business.

            (b) The Construction Consultant has delivered its Mall Release Certificate approving the Company's Mall Release Certificate and the Project Architect has delivered its Mall Release Certificate;

            (c) the Mall Release Interested Parties shall have received a copy of (i) a Mall Certificate of Occupancy and (ii) a Project Certificate of Occupancy; and

            (d) the Project shall be free of all liens and encumbrances other than Permitted Liens.

            "Mall Release Date" means the date on which each of the Mall Release Conditions have been satisfied.

            "Mall Release Disbursement" has the meaning given in Section 2.10 of the Funding Agents' Disbursement and Administration Agreement.

            "Mall Release Interested Parties" means, collectively, the Bank Agent, the Interim Mall Lender, the Mortgage Notes Indenture Trustee and the Tranche A Take Out Lender.

            "Mall Retainage/Punchlist Account" has the meaning given in the Mall Escrow Agreement.

            "Mall Retainage/Punchlist Amount" means the aggregate amount deposited in the Mall Retainage/Punchlist Account on the Mall Release Date pursuant to Sections 2.10(d)(ii) and (iii) of the Funding Agents' Disbursement and Administration Agreement.

            "Mall Space" means the property and space described in Exhibit T-7 to the Funding Agents' Disbursement and Administration Agreement.

            "Mall Tenant Improvements Reserve Account" has the meaning given in
Section 2.3.10 of the Funding Agents' Disbursement and Administration Agreement.

            "Mall TESA" means that certain Energy Services Agreement dated as of May 1, 1997 between GCCLLC and the HVAC Provider.

            "Margin Stock" has the meaning given in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Material Adverse Effect" means a material adverse effect on (i) the performance, operations, business, property, assets, liabilities or financial condition of the Company or the Project; (ii) the ability of the Company to achieve Completion on or prior to the Outside Completion Deadline; or (iii) the rights or interest of the Secured Parties under the Financing Agreements or Security Documents or on any security interest granted pursuant thereto or the value thereof.

            "Material Project Document" means any of the Cooperation Agreement, the Casino Lease, the Mall Lease, the Sale and Contribution Agreement, the Harrah's Shared Roadway Agreement, the HVAC Services Agreement, the Mall TESA, the SECC TESA, the Work Continuation Agreement, and, without duplication, any Project Document with a total contract amount in excess of $500,000.

            "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, or any successor thereof.

            "Mortgage Note(s)" means the 12 1/4% Mortgage Note(s) Due 2004 issued by LVSI and VCR pursuant to the Mortgage Notes Indenture.

            "Mortgage Notes Collateral Account Agreement" means, collectively, that certain Mortgage Notes Proceeds Collateral Account Agreement dated as of November 14, 1997 among LVSI, VCR and the Disbursement Agent and the related third party account agreement.

            "Mortgage Note Holder(s)" means the holder(s) of the Mortgage
Note(s).

            "Mortgage Notes Indenture" means that certain Mortgage Notes Indenture dated as of November 14, 1997 among LVSI, VCR, the guarantors signatory thereto and the Mortgage Notes Indenture Trustee.

            "Mortgage Notes Indenture Deeds of Trust" means, collectively, the Mortgage Notes Indenture Fee Deed of Trust, the Mortgage Notes Indenture Mall Parcel Fee Deed of Trust and the Mortgage Notes Indenture Leasehold Deed of Trust.

            "Mortgage Notes Indenture Environmental Indemnity" means that certain Environmental Indemnity Agreement dated as of November 14, 1997 among LVSI, VCR and the Mortgage Notes Indenture Trustee.

            "Mortgage Notes Indenture Fee Deed of Trust" means that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of November 14, 1997 and made by LVSI and VCR, as trustor, to Lawyers Title of Nevada, Inc., as trustee, for the benefit of the Mortgage Notes Indenture Trustee, as beneficiary.

            "Mortgage Notes Indenture Leasehold Deed of Trust" means that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of November 14, 1997 and made by GCCLLC, as trustor, to Lawyers Title of Nevada, Inc., as trustee, for the benefit of the Mortgage Notes Indenture Trustee, as beneficiary.

            "Mortgage Notes Indenture Mall Parcel Fee Deed of Trust" means the deed of trust to be executed by GCCLLC for the benefit of the Mortgage Notes Indenture Trustee in accordance with Section 5.16(b)(viii) of the Funding Agents' Disbursement and Administration Agreement, which deed of trust shall be in a form substantially similar to the Mortgage Notes Indenture Fee Deed of Trust and shall encumber the Mall Parcel.

            "Mortgage Notes Indenture Security Documents" means, collectively, the Mortgage Notes Indenture Deeds of Trust, the Mortgage Notes Indenture Environmental Indemnity, the Company Security Agreement, the GCCLLC Security Agreement, the Collateral Account Agreements and any guaranties, deeds of trust, security agreements or collateral account agreements executed from time to time by LVSI, VCR or GCCLLC or direct or indirect subsidiaries of LVSI, VCR or GCCLLC in favor of the Mortgage Notes Indenture Trustee or the Mortgage Notes Holders to guaranty the Obligations under the Mortgage Notes and the Mortgage Notes Indenture.

            "Mortgage Notes Indenture Trustee" means First Trust National Association, in its capacity as the trustee under the Mortgage Notes Indenture and its successors in such capacity.

            "Mortgage Notes Proceeds" means the proceeds from the issuance of the Mortgage Notes (net of any underwriter's discount, certain expense reimbursements and certain reductions for the receipt of immediately available funds).

            "Mortgage Notes Proceeds Account" has the meaning given in the Mortgage Notes Collateral Account Agreement.

            "Net Guaranty Amount" means, from time to time, (a) the amounts of funds on deposit in the Guaranty Deposit Account up to $25,000,000, less (b) the aggregate of all amounts previously withdrawn from the Guaranty Deposit Account and transferred to the Company Funds Account pursuant to Section 2(a)(i) of the Adelson Completion Guaranty.

            "Nevada Gaming Authorities" means, collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and the Clark County Liquor and Gaming Licensing Board.

            "Nevada Gaming Laws" means the Nevada Gaming Control Act, as modified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time.

            "Notice of Funding Request" means a Notice of Funding Request substantially in the form of Exhibit D to the Funding Agents' Disbursement and Administration Agreement.

            "Obligations" means (a) all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by the Company and its direct and indirect Subsidiaries under the Bank Credit Agreement, the Interim Mall Credit Agreement, the Mortgage Notes Indenture or otherwise to any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Funding Agents' Disbursement and Administration Agreement, any of the other Financing Agreements or any of the other Operative Documents, including all interest, fees, charges, expenses, attorneys' fees and accountants fees chargeable to the Company in connection with its dealings with the Company and payable by the Company hereunder or thereunder; (b) any and all sums advanced by the Disbursement Agent, the Intercreditor Agent, or any other Secured Party in order to preserve the Project Security or preserve any Secured Party's security interest in the Project Security, including all Protective Advances (as defined in the Intercreditor Agreement); and (c) in the event of any proceeding for the collection or enforcement of the Obligations after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Project Security, or of any exercise by any Secured Party of its rights under the Security Documents, together with reasonable attorneys' fees and court costs.

            "Opening Conditions" means, collectively, the following:

            (a) that each of the Mall Release Conditions (other than delivery of the punchlists from Governmental Instrumentalities referenced in the definition of "Mall Punchlist Items") shall have been satisfied;

            (b) that the remaining work on punchlist items and Anticipated Future Work shall be such that it will not interfere with or disrupt the operation of the Project for its intended purposes or detract from the aesthetic appearance of the Project other than to a de minimis extent;

            (c) that the failure to complete the remaining punchlist items and Anticipated Future Work would not interfere with or disrupt the operation of the Project for its intended purposes or detract from the aesthetic appearance of the Project other than to a de minimis extent; and

            (d) the Company shall have available a fully trained staff to operate the Project including the hotel and casino in accordance with industry standards.

            "Opening Date" means the date on which all or any portion of the Project is open for business other than the parking garage, preview center, the HVAC component or the Congress Center.

            "Operating Account" has the meaning given in Section 2.3.12 of the Funding Agents' Disbursement and Administration Agreement.

            "Operating Costs" means all actual cash costs incurred by the Company and related to the operation of the Project or any portion thereof in the ordinary course of business, including, without limitation, costs incurred for labor, consumables, utility services, and all other operation related costs; provided that (a) Operating Costs shall not include non-cash charges (including depreciation and amortization), (b) Debt Service shall constitute Operating Costs from and after the Opening Date but not prior to such date and (c) operating costs of the "preview center" at the site shall constitute Operating Costs at all times.

            "Operative Documents" means the Financing Agreements and the Project Documents.

            "Outside Completion Deadline" means April 21, 1999, as the same may from time to time be extended pursuant to Section 6.4 of the Funding Agents' Disbursement and Administration Agreement.

            "Pacific" means Pacific Enterprises Energy Services.

            "Pacific Account" has the meaning given in the Pacific Collateral Account Agreement.

            "Pacific Collateral Account Agreement" means that certain Collateral Account Agreement dated as of November 14, 1997 among Pacific, the Disbursement Agent and The Bank of Nova Scotia, as securities intermediary.

            "Pacific Letter of Credit" has the meaning given in Section 2.4 of the Funding Agents' Disbursement and Administration Agreement.

            "Permits" means all authorizations, consents, decrees, permits, waivers, privileges, approvals from and filings with all Governmental Instrumentalities necessary for the realization of the Project in accordance with the Operative Documents.

            "Permitted Investments" means (a) United States dollars, (b)(i) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations fully guaranteed by the United States of America, (ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any other agency or instrumentality of the United States, (iii) interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by S&P or Moody's or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (i) or (ii) of this definition, of a market value of no less than the amount of monies so invested, (iv) commercial paper rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency issued by any Person, (v) repurchase obligations for underlying securities of the types described in clause (i) or (ii) above, entered into with any commercial bank or any other financial institution having long-term unsecured debt securities rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency in connection with which such underlying securities are held in trust or by a third-party custodian, (vi) guaranteed investment contracts of any financial institution which has a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (vii) obligations (including both taxable and nontaxable municipal securities) issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, any state of the United States of America or the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (A) a short-term debt rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency and (B) a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (viii) investment contracts of any financial institution either (A) fully secured by (1) direct obligations of the United States, (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or
(3) securities or receipts evidencing ownership interests in obligations or specified portions thereof described in clause (1) or (2), in each case guaranteed as full faith and credit obligations of the United States of America, having a market value at least equal to 102% of the amount deposited thereunder, or (B) with long-term debt rated at least "A" or "A2" or the equivalent by any Rating Agency and short-term debt rated at least "A-1" or "P-1" or the equivalent by any Rating Agency, (ix) a contract or investment agreement with a provider or guarantor (A) which provider or guarantor is rated at least "A" or the equivalent by any Rating Agency (provided that if a guarantor is party to the rating, the guaranty must be unconditional and must be confirmed in writing prior to any assignment by the provider to another subsidiary of such guarantor), (B) providing that monies invested shall be payable without condition (other than notice) and without brokerage fee or other penalty, upon not more than two Banking Days' notice for application when and as required or permitted under the Collateral Documents, and (C) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of the Disbursement Agent if prior to Final Completion or (subject to the rights of creditors with prior Liens) the Mortgage Note Trustee if after Final Completion (which demand shall only be made at the direction of the Company) after any payment or other covenant default by the provider, or (x) any debt instruments of any Person which instruments are rated (on the date of acquisition thereof) at least "A," "A2," "A-1" or "P-1" or the equivalent by any Rating Agency; provided that in each case of clauses (i) through (x), such investments are denominated in United States dollars and maturing not more than 13 months from the date of acquisition thereof; (c) investments in any money market fund which is rated at least "A" or "A2" or the equivalent by any Rating Agency; (d) investments in mutual funds sponsored by any securities broker-dealer of recognized national standing having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of at least "A" or "A2" or the equivalent by any Rating Agency or (e) investments in both taxable and nontaxable (i) periodic auction reset securities ("PARS") which have final maturities between one and 30 years from the date of issuance and are repriced through a dutch auction or other similar method every 35 days or (ii) auction preferred shares ("APS") which are senior securities of leveraged closed end municipal bond funds and are repriced pursuant to a variety of rate reset periods, in each case having ratings of at least "A" or "A2" or the equivalent by any Rating Agency.

            "Permitted Liens" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Security Documents):

            (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time due and payable or which is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor through an allocation in the Anticipated Cost Report and (ii) in the case of any charge or claim which has or may become a Lien against any of the Project Security, such contest proceedings conclusively operate to stay the sale of any portion of the Project Security to satisfy such charge or claim;

            (b) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings and with appropriate reserves (through funds on deposit in the Lien Protection Account which, in the aggregate with all amounts on deposit therein shall not exceed $20,000,000), so long as in the case of a Lien with respect to any portion of the Project Security, such contest proceedings conclusively operate to stay the sale of any portion of the Project Security on account of such Lien;

            (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), incurred in the ordinary course of business
      (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (A) such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts, and (B) in the case of a Lien with respect to any portion of the Project Security, such contest proceedings conclusively operate to stay the sale of any portion of the Project Security on account of such Lien;

            (d) any attachment or judgment Lien not constituting an Event of Default under Section 8.8 of the Bank Credit Agreement;

            (e) leases or subleases granted to third parties in accordance with any applicable terms of the Security Documents and not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

            (f) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries or result in a material diminution in the value of any Project Security as security for the Obligations;

            (g) leases permitted under Section 7.7 of the Bank Credit Agreement and any leasehold mortgage in favor of any party financing the lessee under such lease provided that (i) neither the Company nor any of its Subsidiaries is liable for the payment of any principal of, or interest, premiums or fees on, such financing and (ii) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Liens of the Bank Deeds of Trust, the Interim Mall Deeds of Trust and the Mortgage Notes Indenture Deeds of Trust encumbering the affected property;

            (h) Liens created or contemplated by the Cooperation Agreement (as in effect and on the Financing Date);

            (i) Liens on real property of the Company arising pursuant to that certain Harrah's Shared Roadway Agreement (as in effect on the Financing
      Date);

            (j) Liens incurred in connection with the construction of a pedestrian bridge or a pedestrian tunnel under Las Vegas Boulevard and Sands Avenue provided that such Liens will not (a) materially interfere with, impair or detract from the operation of the business of the Company and its Subsidiaries or the construction or operation of the Project and
      (b) cause a material decrease in the value of the Project Security;

            (k) any (i) interest or title of a lessor or sublessor under any lease permitted by Subsection 7.8 of the Bank Credit Agreement, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

            (l) Liens arising from filing UCC financing statements relating solely to leases permitted by the Bank Credit Agreement;

            (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (n) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

            (o) licenses of patents, trademarks and other intellectual property rights granted by the Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company or such Subsidiary;

            (p) Liens created under the HVAC Services Agreement and the HVAC Ground Lease (as in effect on the Financing Date);

            (q) Liens created under the Pre-Development Agreement as in effect on the Financing Date;

            (r) easements, restrictions, rights of way, encroachments and other minor defects or irregularities in title incurred in connection with the traffic study relating to increased traffic on Las Vegas Boulevard as a result of completion of the Project;

            (s) Liens incurred in connection with Interest Rate Agreements maintained under the Bank Credit Agreement, the Interim Mall Credit Agreement, the other Financing

      Agreements, the approved Equipment Funding Commitment or other Indebtedness which the Company is permitted to incur, provided that to the extent such Interest Rate Agreement is intended to hedge interest risk in respect of the Interim Mall Facility such Liens attach only to the Mall Collateral (as defined in the Bank Credit Agreement);

            (t) restrictions created under the Sale and Contribution Agreement as in effect on the Financing Date;

            (u) the rights and interests of the Lenders as provided under the Financing Agreements;

            (v) VCR Permitted Encumbrances and GCCLLC Permitted Encumbrances;
      and

            (v) after the Opening Date, liens in an account holding the proceeds of draws under Approved Equipment Funding Commitments.

            "Person" means any natural person, corporation, partnership, firm, association, Governmental Instrumentality or any other entity whether acting in an individual, fiduciary or other capacity.

            "Phase I Land" means all portions of the Site other than the Phase II Land.

            "Phase II Land" means the 14 acre tract of land located on the north side of the Site and more particularly described in Exhibit T-5.

            "Phase II Project" means a hotel, casino and mall complex proposed to be developed on the Phase II Land and integrated with the Project.

            "Phase II Release Conditions" means, collectively, the following:

            (a) the Phase II Land being a separate legal parcel under the Nevada Revised Statutes Chapter 278 and all other applicable Legal Requirements, as confirmed by an opinion of counsel addressed to the Bank Agent and the Mortgage Notes Indenture Trustee and reasonably acceptable to the Bank Agent; and

            (b) the Title Insurer shall have issued or committed to issue to the Bank Agent and the Mortgage Notes Indenture Trustee endorsements, in form and substance satisfactory to the Bank Agent, to their respective Title Policies insuring the continuing priority and perfection of their respective Liens on the Project Security (after giving effect to the release of the Phase II Land).

            "Plans and Specifications" means all plans, specifications, design documents, schematic drawings and related items for the design, architecture and construction of the Project that are listed on Exhibit T-10 to the Funding Agents' Disbursement and Administration Agreement as the same may be (a) finalized in a manner that reflects a natural evolution of their status on the date hereof and in a manner consistent with the standards set forth in Exhibit X to the Funding Agents' Disbursement and Administration Agreement and (b) amended in accordance with Section 6.2 of the Funding Agents' Disbursement and Administration Agreement.

            "Potential Event of Default" means any event, which with the passage of time and/or the giving of notice would become an Event of Default.

            "Pre-Completion Revenues Account" has the meaning given in the Company Collateral Account Agreement.

            "Pre-Development Agreement" means the Sands Resort Hotel and Casino Agreement dated February 18, 1997 by and between Clark County and LVSI.

            "Pre-Opening Expenses" means expenses of the type described on Exhibit K-1 to the Funding Agents' Disbursement and Administration Agreement.

            "Professional Services Agreement" means that certain Agreement between Owner and Architect dated as of November 14, 1997 between the Company and Project Architect.

            "Project" means the Venetian-themed hotel, casino, retail, meeting and entertainment complex, with related heating, ventilation and air conditioning and power station facilities to be developed at the Site, all as more particularly described in Exhibit T-1 to the Funding Agents' Disbursement and Administration Agreement.

            "Project Architect" means collectively, TSA of Nevada, LLP, and WAT&G, Inc. Nevada.

            "Project Budget" shall have the meaning given in Section 3.1.15 of the Funding Agents' Disbursement and Administration Agreement.

            "Project Budget/Schedule Amendment Certificate" means a Project Budget/Schedule Amendment Certificate substantially in the form of Exhibit E to the Funding Agents' Disbursement and Administration Agreement.

            "Project Certificate of Occupancy" means a permanent certificate of occupancy or a temporary certificate of occupancy, in either case, for the Project issued by the Building Department pursuant to applicable Legal Requirements which permanent or temporary certificate of occupancy shall permit the Project (other than the Mall and Anticipated Future Work) to be used for the Project Intended Uses, shall be in full force and effect and, in the case of a temporary certificate of occupancy, if such temporary certificate of occupancy shall provide for an expiration date, the number of days in the period from the Mall Release Date to such expiration date shall be not less than 133% of the number of days that the Construction Consultant, pursuant to the Mall Release Certificate, estimate it will take to complete the Project Punchlist Items (assuming reasonable diligence in performing the same).

            "Project Construction Termination" means that all of the following shall have occurred:

            (a) the construction of the Hotel/Casino and the remainder of the Project and all infrastructure and other improvements required to be constructed under applicable Legal Requirements or pursuant to the Development Agreements (but excluding the Mall, the Unfinished Hotel Suites and the Anticipated Future Work) shall have been completed (except for Project Punchlist Items) in accordance with the Plans and Specifications;

            (b) all furnishings, fixtures and equipment necessary to use and occupy two thousand (2000) hotel suites in the Hotel for their intended uses (as more particularly set forth in Exhibit X to the Funding Agents' Disbursement and Administration Agreement) shall have been installed and shall be operational, and all furnishings, fixture and equipment necessary to use and occupy the remainder of the hotel portion of the Hotel/Casino (other than any other hotel suites in addition to the foregoing 2000 suites (the "Unfinished Hotel Suites")) for their intended uses (as more specifically reflected in the standards set forth in Exhibit X to the Funding Agents' Disbursement and Administration Agreement) shall have been installed and shall be operational;

            (c) all furnishings, fixtures and equipment necessary to use and occupy the casino portion of the Hotel/Casino for the Project Intended Uses shall have been installed shall be operational;

            (d) all furnishings, fixtures and equipment necessary to use and occupy all common areas and facilities of the Project (including, without limitation, the HVAC Component and the "south" parking structure contemplated by the Plans and Specifications) for their intended purposes (as reflected in Exhibit X to the Funding Agents' Disbursement and Administration Agreement) shall have been installed and shall be operational;

            (e) all furniture, fixtures and equipment necessary to use and occupy restaurants containing at least 2,000 seats (at least 1,000 of which are within the Hotel/Casino) shall have been installed and be operational; and

            (f) all punchlists referenced under the definition of "Project Punchlist Items" have been delivered to each Lender, the Tranche A Take Out Lender and the Construction Consultant.

            "Project Costs" means all costs (other than any such costs for interest and other Debt Service accruing under the Bank Credit Agreement, Interim Mall Credit Agreement, the Mortgage Notes, the Approved Equipment Funding Commitments and the Subordinated Notes from and after the Opening Date) incurred, or to be incurred in accordance with the Project Budget, in connection with the development, design, engineering, procurement, installation, construction and opening of the Project, which costs shall include, but not be limited to: (a) all costs incurred under the Construction Management Agreement and the Contracts, (b) interest accruing under the Bank Credit Agreement, Interim Mall Credit Agreement, the Mortgage Notes, the Approved Equipment Funding Commitments and the Subordinated Notes prior to the Opening Date, (c) reasonable financing, closing and administration costs related to the Project until the Completion Date including, but not limited to, insurance costs (including, with respect to directors and officers insurance costs, costs relating to such insurance extending beyond the Completion Date), guarantee fees, legal fees and expenses, financial advisory fees and expenses, technical fees and expenses (including, without limitation, fees and expenses of the Construction Consultant and the Insurance Advisor), commitment fees, management fees, agency fees (including, without limitation, fees and expenses of the Disbursement Agent and the Intercreditor Agent), interest, taxes (including value added tax), and other out-of-pocket expenses payable by the Company under all documents related to the financing and administration of the Project (including, without limitation, the documents related to the Tranche A Take Out
Loan) until the Opening Date, (d) the costs of acquiring Permits for the Project prior to the Completion Date, (e) costs incurred in settling insurance claims in connection with Events of Loss and collecting Loss Proceeds at any time prior to the Final Completion Date, (f) the funding of amounts into the Mall Leasing Commissions Reserve Account and the Mall Tenant Improvements Reserve Account pursuant to Section 2.10 of the Funding Agents' Disbursement and Administration Agreement, (g) up to an aggregate amount of Twenty Million Dollars ($20,000,000) at any given time to be deposited in the Lien Protection Account in order to cover amounts claimed under mechanics' liens filed against the Project, (h) amounts due under the HVAC Services Agreement and the Construction Agency Agreement prior to the Opening Date (other than any termination fee, any indemnities, or any damages or other costs payable in connection with or as a result of any breach by the Company of such agreements), (i) from and after the inclusion of the Working Capital Line Item Category in the Project Budget in accordance with Section 6.4 of the Funding Agents' Disbursement and Administration Agreement, working capital costs incurred in accordance with the Project Budget and (j) payments on the Completion Guaranty Loan (as defined in the Adelson Intercreditor Agreement), provided that such payments shall only be deemed Project Costs (1) on the Final Completion Date and (2) to the extent that the amount deemed loaned under the Completion Guaranty Loan represents an amount that was actually used to pay Project Costs (other than Project Costs pursuant to this clause (j)).

            "Project Documents" means the Construction Management Agreement, the Direct Construction Guaranty, the Indirect Construction Guaranty, the Contracts, the Third Party Financing Agreements, the Cooperation Agreement, the Professional Services Agreement, the HVAC Services Agreement, the Construction Agency Agreement, the HVAC Ground Lease, the Work Continuation Agreement, the Harrah's Shared Roadway Agreement, the Pre-Development Agreement, the Casino Lease, the Mall Lease, the Sale and Contribution Agreement, the Treadway Agreement, the Billboard Lease, the Billboard Master Lease, the Mall TESA, the SECC TESA, the Title Insurer Escrow Agreement, the Mall Escrow Agreement, the Mall Leasing Agreement, the Development Agreements, the Operating Agreement of each of VCR, GCCLLC, Grand Canal Shops Mall, LLC, Mall Holding, Mall Intermediate Holding and Lido Intermediate Holding Company, LLC and any other document or agreement entered into on, prior to or after the Financing Date, relating to the development, construction, maintenance or operation of the Project (other than the Financing Agreements, the Tranche A Take Out Loan Commitment Agreement, the Tri Party Agreement, the Tranche B Collateral Security Agreement and any other documents related to the Tranche A Take Out Loan or the Tranche B Take Out Loan) as the same may be amended from time to time in accordance with the terms and conditions of the Funding Agents' Disbursement and Administration Agreement and thereof.

            "Project Intended Uses" means the intended uses of the Project, as more particularly set forth in Exhibit X to the Funding Agents' Disbursement and Administration Agreement.

            "Project Punchlist Completion Amount" means, from time to time after the Completion Date, the estimated cost to complete all remaining Project Punchlist Items if the owner of the Project were to engage independent, reputable and appropriately experienced and licensed contractor(s) to complete such work and no other work certified by the Company and the Construction Consultant with respect to each Advance from and after the Completion Date in their respective certificates in the form of Exhibits C-1 and C-2 to the Funding Agents' Disbursement and Administration Agreement).

            "Project Punchlist Items" means minor or insubstantial details of construction or mechanical adjustment, the non-completion of which, when all such items are taken together, will not interfere in any material respect with the use or occupancy of any portion of the Project for the Project Intended Uses or the ability of the owner or master lessee, as applicable, of any portion of the Project (or any tenant thereof) to perform work that is necessary or desirable to prepare such portion of the Project for such use or occupancy; provided that, in all events, "Project Punchlist Items" shall include (to the extent not already completed), without limitation, the items set forth in the punchlist to be delivered by the Company in connection with Substantial Completion under the Construction Management Agreement and all items that are listed on the "punchlists" furnished by the Building Department, the Nevada Department of Transportation or the Clark County Department of Public Works in connection with, or after, the issuance of the Project temporary certificate of occupancy as those that must be completed in order for the Building Department to issue a Project permanent certificate of occupancy.

            "Project Schedule" has the meaning given in Section 3.1.16 of the Funding Agents' Disbursement and Administration Agreement.

            "Project Security" means all real and personal property which is subject or is intended to become subject to the security interests or liens granted by any of the Security Documents.

            "Rating Agencies" means, collectively, Moody's and S&P (or, if either or both of them is no longer in the business of rating debt securities, any other nationally recognized rating agency or agencies).

            "Rating Downgrade" means a lowering by either Rating Agency of the then current credit rating of the Mortgage Notes.

            "Realized Savings" means:

            (a) with respect to the Bovis Construction Costs Line Item Category, a decrease in the anticipated cost to complete the work contemplated by such Line Item Category but only to the extent that the Construction Manager certifies (or the Disbursement Agent is otherwise reasonably satisfied) that the "Guaranteed Maximum Price" under and as defined in the Construction Management Agreement has been reduced as a result of such decrease in the anticipated cost;

            (b) with respect to the Owner Construction and Equipment Costs Line Item Category, a decrease in the anticipated cost to complete the work contemplated by such Line Item Category which (i) results from the Company having entered into a guaranteed maximum price Contract for the purchase of the substation equipment or the construction of the parking garage to be located in the southern portion of the Site, in each case, supported by a payment and performance bond reasonably satisfactory to the Construction Consultant, (ii) results from (A) the demolition of the existing structures at the Site being completed for an amount that is less than the amount budgeted therefor, (B) all theming related work contemplated by the Owner Construction and Equipment Cost Line Item Category being completed for an amount that is less than the amount budgeted therefor, or (C) the substation being purchased for an amount that is less than the amount budgeted therefor, in each case, as confirmed by the Construction Consultant, (iii) results from a decrease in the anticipated cost to complete the work contemplated by the "owner general conditions" Line Item which the Company is able to demonstrate to the reasonable satisfaction of the Construction Consultant, or (iv) results from a Scope Change which (A) complies with the requirements of Section 6.2 of the Funding Agent's Disbursement and Administration Agreement and (B) results, to the reasonable satisfaction of the Construction Consultant, in a quantifiable decrease in materials, supplies, or required services;

            (c) with respect to the "Permits and Fees" Line Item Category, a decrease in the cost anticipated to be incurred to obtain the permits and pay the fees contemplated by such Line Item Category as a result of the Company having obtained a permit for an amount that is less than the amount budgeted for such permit, as confirmed by the Construction Consultant;

            (d) with respect to the Owner Construction Administration or Design Costs Line Item Categories, a decrease in the anticipated cost to complete the work contemplated by such Line Item Category which the Company is able to demonstrate to the reasonable satisfaction of the Construction Consultant;

            (e) with respect to the Organizational Expenses Line Item Category, a decrease in the anticipated cost to complete the work contemplated by such Line Item Category as a result of (i) tax bills or assessment for real estate taxes being lower than the amounts budgeted therefor, as confirmed by the Construction Consultant, (ii) with respect to the "mall leasing commissions reserve" Line Item, the Company entering into leases with prospective Mall tenants with respect to which lease the Company is not required to pay leasing commissions (in which case the amount of Realized Savings shall be the amount of leasing commissions which the Company would have had to pay with respect to such lease pursuant to the Mall Leasing Agreement), (iii) with respect to the "mall tenant improvements reserve" Line Item, an excess of (A) the amount allocated in the Project Budget to such Line Item over (B) the Base TI Budget Amount (in which case the amount of Realized Savings shall be the amount of such excess), or (iv) any other savings demonstrated by the Company to the reasonable satisfaction of the Construction Consultant;

            (f) with respect to the Construction Period Interest Line Item Category, a decrease in the anticipated cost of construction period interest resulting from (i) a decrease in the interest rates payable by the Company during construction or (ii) the anticipated Opening Date being earlier than the date set therefor in the Project Schedule, in each case, as determined by the Company with (i) the reasonable concurrence of the Construction Consultant and (ii) the concurrence of the Disbursement Agent (acting in its sole discretion exercised in good faith) taking into account the current and future anticipated interest rates and the anticipated times and amounts of draws under the relevant Facilities for the payment of Project Costs;

            (g) with respect to the Signage and Graphics Line Item Category, a decrease in the anticipated cost to complete the work contemplated by such Line Item Category which (i) results from a Scope Change that (A) complies with the requirements of Section 6.2 of the Funding Agents' Disbursement and Administration Agreement and (B) results, to the reasonable satisfaction of the Construction Consultant, in a quantifiable decrease in materials, supplies or required services or (ii) the Company is otherwise able to demonstrate to the reasonable satisfaction of the Construction Consultant;

            (h) with respect to the Pre-Opening Expenses Line Item Category, a decrease of up to twenty (20%) in the cost anticipated to be incurred to complete the work contemplated by such Line Item Category if the Company certifies that it does not intend to spend more than the reduced amount and that such reduced amount is an appropriate amount for such Line Item Category;

            (i) with respect to the Consumer Experience Line Item Category, a decrease in the cost anticipated to be incurred to complete the work contemplated by such Line Item

      Category if the Company certifies that it does not intend to spend more than the reduced amount and that such reduced amount is an appropriate amount for such Line Item Category;

            (j) with respect to the FF&E Line Item Category, a decrease in the anticipated cost to complete the work contemplated by such Line Item Category which results from a Scope Change that (i) complies with the requirements of Section 6.2 of the Funding Agents' Disbursement and Administration Agreement and (ii) results, to the reasonable satisfaction of the Construction Consultant in a quantifiable decrease in materials, supplies or required services; and

            (k) with respect to any Line Item Category other than the Working Capital Line Item Category, the amount by which the total cost allocated to such Line Item Category exceeds the total cost incurred by the Company to complete all aspects of the work contemplated by such Line Item Category (as confirmed by the Construction Consultant) which amount, if any, may not be established until the Company has actually completed all such work;

in each case, which is documented by the Company in a Realized Savings Certificate substantially in the form of Exhibit Y attached to the Funding Agents' Disbursement and Administration Agreement, duly executed and completed with all exhibits and attachments thereto. No Realized Savings shall be obtainable with respect to the Working Capital Line Item Category.

            "Remaining Costs" means, at any given time, the difference between
(a) the aggregate amount of Total Anticipated Costs set forth in column 7 of the Summary Anticipated Cost Report as in effect from time to time and (b) the aggregate amount of Project Costs Incurred set forth in column 9 of the Summary Anticipated Cost Report.

            "Required Completion Amount" has the meaning given in Section 2.11(a) of the Funding Agents' Disbursement and Administration Agreement.

            "Required Minimum Contingency" means, (a) from time to time prior to the Completion Date, the sum of (i) the amount allocated to the "unallocated contingency" Line Item in the Project Budget as of the Financing Date less $9,830,250 amortized straight line from April 21, 1997 through April 21, 1999, plus (ii) from and after the date that the "unallocated contingency" Line Item is increased pursuant to Section 6.4.1(b) of the Funding Agents' Disbursement and Administration Agreement, the amount of such increase amortized straight line from April 21, 1997 through April 21, 1999, plus (iii) Five Million Dollars ($5,000,000) and (b) from time to time after the Completion Date, 200% of the Project Punchlist Completion Amount.

            "Required Minimum TI Budget Amount" means, from time to time, the sum of (a) the aggregate amount of tenant improvement allowances granted by the Company to tenants and prospective tenants of the First Level Space pursuant to Executed Leases, plus (b) the product of (i) Thirty Dollars ($30) times (ii) the number of square feet in the First Level Space as to which no Executed Leases are in effect.

            "Required Scope Change Approval" means, with respect to each proposed Scope Change, each of the following: (a) the consent of the Bank Agent (not to be unreasonably withheld), (b) the consent of the Interim Mall Lender (not to be unreasonably withheld), (c) (i) the consent of a majority in principal amount of the holders of the Mortgage Notes or (ii) if the Mortgage Notes are then rated CCC+ or higher by S&P, confirmation by the Rating Agencies that the proposed scope change or change order will not cause a Ratings Downgrade and (d) if the proposed scope change or change order relates to the HVAC Component, the consent of the HVAC Provider.

            "Retail Annex" means the retail and restaurant complex to be developed as part of the Project and known as the "Retail Annex," as more particularly described in Exhibit X to the Funding Agents' Disbursement and Administration Agreement.

            "Retainage Amounts" means at any given time amounts which have accrued and are owing under the terms of a Contract or Subcontract for work or services already provided but which at such time (and in accordance with the terms of the Contract or Subcontract) are being withheld from payment to the Contractor or Subcontractor, as the case may be, until certain subsequent events (e.g., completion benchmarks) have been achieved under the Contract or Subcontract.

            "Reviewing Accountant" means Price Waterhouse LLP or any subsequent nationally recognized firm of independent public accountants selected by the Company, with the consent of the Bank Agent from time to time (which shall not be unreasonably withheld or delayed), as auditors of the Company.

            "Revolving Loan Availability Date" has the meaning given in the Bank Credit Agreement.

            "S&P" means Standard & Poor's Ratings Group, a New York corporation, or any successor thereof.

            "Safe Harbor Scope Change" means any Scope Change if, after giving effect thereto the Project will be within or shall exceed the "standards" set forth on Exhibit X to the Funding Agents' Disbursement and Administration Agreement.

            "Sale and Contribution Agreement" means that certain Sale and Contribution Agreement dated as of November 14, 1997 among GCCLLC, VCR and Grand Canal Shops LLC.

            "Sands Expo and Convention Center" means the exposition and meeting facilities located adjacent to the Site and commonly known as the Sands Expo and Convention Center.

            "Scope Change" means any change in the Plans and Specifications or any other change to the design, layout, architecture or quality of the Project from that which is contemplated on the Financing Date (unless such change is required by Legal Requirements), including, without limitation, (a) changes to the "Assumptions" (as defined in the Construction Management Agreement), (b) approval of "Drawings" (as defined in the Construction Management Agreement) that are inconsistent with the Assumptions (to the extent such approval constitutes a "Scope Change" under the Construction Management Agreement), (c) additions, deletions or modifications in the "Work" (as defined in the Construction Management Agreement), (d) uncovering and covering a portion of the Work, if such portion, upon uncovering is found to be acceptable and (e) modifications to the "Drawings" (as defined in the Professional Services Agreement) to the extent the same constitute an Additional Service under the Professional Services Agreement.

            "SECC TESA" means that certain Energy Services Agreement dated as of November 14, 1997 between Interface and the HVAC Provider.

            "Secured Parties" means the Disbursement Agent, the Intercreditor Agent, the Bank Agent, the Interim Mall Lender, the Mortgage Notes Indenture Trustee, the Lenders, and the counterparties to any Interest Rate Agreements entered into by the Company under the Bank Credit Agreement.

            "Security Documents" means, collectively and without duplication, the Bank Security Documents, the Interim Mall Security Documents, the Mortgage Notes Indenture Security Documents, the Adelson Completion Guaranty, the Collateral Account Agreements, the Consents, and any other deeds of trust, security agreements or collateral account agreements entered into by LVSI and/or one or more of its Subsidiaries for the benefit of any Secured Party in accordance with the terms of the Financing Agreements and the Intercreditor Agreement.

            "Site" means the land on which the Project is to be located, as described in Exhibit T-4 to the Funding Agents' Disbursement and Administration Agreement.

            "Site Easements" means the easements appurtenant, easements in gross, license agreements and other rights running for the benefit of VCR and/or appurtenant to the Site, including, without limitation, those certain easements and licenses described in the Title Policy.

            "Six Month Certificate" means a certificate to be issued by the Construction Consultant in the form of Exhibit L-1 to the Funding Agents' Disbursement and Administration Agreement.

            "Stop Funding Notice" has the meaning given in Section 2.5.3(b) of the Funding Agents' Disbursement and Administration Agreement.

            "Subcontractor" has the meaning given to the term "Contractor" in the Construction Management Agreement.

            "Subordinated Note Holders" means the holders of the Subordinated Notes.

            "Subordinated Notes" means the 14 1/4% Senior Subordinated Note(s) Due 2005 issued by LVSI and VCR pursuant to the Subordinated Notes Indenture.

            "Subordinated Notes Indenture" means that certain Indenture dated as of November 14, 1997 among LVSI, VCR, the guarantors signatory thereto and the Subordinated Notes Indenture Trustee.

            "Subordinated Notes Indenture Trustee" means First Union National Bank of Georgia, in its capacity as the trustee under the Subordinated Notes Indenture and its successors in such capacity.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "Summary Anticipated Cost Report" means an Anticipated Cost Report in the form of Exhibit H-1 to the Funding Agents' Disbursement and Administration Agreement.

            "Take Out Title Policy" means a mortgagee title insurance policy insuring that the Mall is free of all liens and encumbrances other than Permitted Liens.

            "Tax" shall mean shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

            "Third Party Financing Agreement" means any Approved Equipment Funding Commitments, the Subordinated Notes Indenture, the Subordinated Notes and any other loan or security document entered into on, prior to, or after the Financing Date (other than documents relating to the Tranche A Take Out Loan and the Tranche B Take Out Loan) with parties other than any one or more of the Bank Agent, the Interim Mall Lender or the Mortgage Notes Indenture Trustee.

            "Title Insurer" means Lawyers Title of Nevada, Inc.

            "Title Insurer Escrow Agreement" has the meaning given in Section
5.23 of the Funding Agents' Disbursement and Administration Agreement.

            "Title Policies" means, collectively, the policies of title insurance issued by Title Insurer as of the Financing Date, as provided in
Section 3.1.28(i), (ii) and (iii) of the Funding Agents' Disbursement and Administration Agreement, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

            "Total Energy Improvement Costs" has the meaning given in the HVAC Services Agreement.

            "Tranche A Take Out Lender" means Goldman Sachs Mortgage Company or any other lender that enters into a commitment to make and/or makes the Tranche A Take Out Loan.

            "Tranche A Take Out Loan" means a loan in an aggregate principal amount of up to $105 Million the proceeds of which are used to pay a portion of the purchase price under the Sale and Contribution Agreement, which loan may consist of (a) the loan to be made by Goldman Sachs Mortgage Company pursuant to the Tranche A Take Out Loan Commitment Agreement, (b) a loan made by any other lender whose commitment to make such loan replaces the commitment of Goldman Sachs Mortgage Company in accordance with the Tri-Party Agreement or (c) the loan under the Interim Mall Facility if and to the extent such loan is assumed by Mall I LLC.

            "Tranche A Take Out Loan Commitment Agreement" means that certain ___________ Agreement dated as of November 14, 1997 between the Goldman Sachs Mortgage Company and Mall I LLC.

            "Tranche B Collateral" means an amount no less than Thirty-Five Million Dollars ($35,000,000) deposited by Adelson in an account subject to the security interest of the Interim Mall Lender pursuant to the Tranche B Collateral Security Agreement.

            "Tranche B Collateral Security Agreement" means that certain Security Agreement dated as of November 14, 1997 between Adelson and the Interim Mall Lender.

            "Tranche B Take Out Loan" means the loan in an aggregate principal amount equal to $35 Million which is (a) funded by Adelson pursuant to the Tri Party Agreement or (b) deemed to be made to the Company pursuant to the Tranche B Guaranty Agreement as a result of the Interim Mall Lender drawing on the Tranche B Collateral and applying the amounts so drawn against the Company's obligations under the Interim Mall Loan.

            "Treadway" means Treadway Industries of Phoenix, Inc., an Arizona corporation.

            "Treadway Agreement" means that certain Time and Materials Agreement Between Owner and Contractor, dated as of February 10, 1997, by and between LVSI and Treadway.

            "Tri Party Agreement" means that certain Tri-Party Agreement dated as of November 14, 1997 by and among Venetian, LVSI, Adelson, GCCLLC, Mall I LLC, the Interim Mall Lender and the Tranche A Take Out Lender.

            "Trust Estate" shall have, with respect to each Deed of Trust, the meaning set forth in such Deed of Trust.

            "UCC" means the Uniform Commercial Code of the jurisdiction the law of which governs the document with respect to the term is used.

            "Unallocated Contingency Balance" means, from time to time, the amount of the "unallocated contingency" Line Item set forth in the Project Budget then in effect (a) increased by the aggregate of all negative variances (other than for Bovis Line Items) listed in column 8 of the Summary Anticipated Cost Report then in effect, (b) decreased by the aggregate of all positive variances (other than for Bovis Line Items) listed in column 8 of the Summary Anticipated Cost Report then in effect, (c) increased by the negative amount, if any, of the Bovis Balance, and (d) decreased by the positive amount, if any, of the Bovis Balance.

            "Unfinished Hotel Suites" has the meaning given to such term in clause (b) of the definition of "Project Construction Termination".

            "VCR" means Venetian Casino Resort, LLC, a Nevada limited liability company.

            "VCR Permitted Encumbrances" has the meaning given in Section 3.1.28 of the Funding Agents' Disbursement and Administration Agreement.

            "Work Continuation Agreement" means that certain Work Continuation Agreement for Construction of Sands Venetian Project, Las Vegas, Nevada, dated as of April 10, 1997 between the Construction Manager and the Building and Construction Trades Council of Southern Nevada and its affiliated local unions.

                             RULES OF INTERPRETATION

            1. The singular includes the plural and the plural includes the singular.

            2. The word "or" is not exclusive.

            3. A reference to a Legal Requirement includes any amendment or modification of such Legal Requirement, and all regulations, rulings and other Legal Requirements promulgated under such Legal Requirement.

            4. A reference to a Person includes its permitted successors and permitted assigns.

            5. Accounting terms have the meanings assigned to them by U.S. GAAP, as applied by the accounting entity to which they refer.

            6. The words "include," "includes" and "including" are not limiting.

            7. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.

            8. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

            9. The words "hereof," "herein" and "hereunder" and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

            10. References to "days" shall mean calendar days, unless the term "Banking Days" shall be used.

            11. The Financing Agreements are the result of negotiations among, and have been reviewed by, the Company, Adelson, the Company's Subsidiaries, Interface Holding, the Funding Agents, the Lenders and the Disbursement Agent. Accordingly, the Financing Agreements shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against any such Person.